Exhibit 10.1

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

OFFICE LEASE AGREEMENT
Between
Landlord:    50 BEALE STREET LLC,
             a Delaware limited liability company
and
Tenant:    HINGE HEALTH, INC.,
     a Delaware corporation

300 MISSION STREET
SAN FRANCISCO, CALIFORNIA

TABLE OF CONTENTS

Page

-i-

TABLE OF CONTENTS
(continued)
Page

-ii-

LIST OF EXHIBITS

A-1	10th Floor Premises
A-2	9th Floor Premises
A-3	8th Floor Premises
A-4	7th Floor Premises
A-5	Swing Space
B	Work Agreement
C	Commencement Letter
D	Rules and Regulations
E	Asbestos Notification
F	Form of Letter of Credit
G	Form of Estoppel Certificate
H	Renewal Option; Right of First Offer; Tenant’s Right to Terminate
H-1	Estimated Calculation of Tenant’s Termination Payment
I	Parking Agreement
J	Form of SNDA
K	Qualified Auditor Agreement
L	Form of Bill of Sale for Existing FF&E

-iii-

BASIC LEASE PROVISIONS
The following sets forth some of the basic provisions of the Lease (the “Basic Lease Provisions”). In the event of any conflict between the terms of these Basic Lease Provisions and the referenced Articles of the Lease, the referenced Articles of the Lease shall control.
1.    Building (Article 1): The Building located at 300 Mission Street (formerly known as 50 Beale Street), San Francisco, California, together with all appurtenant plazas and subgrade areas (the “Building”). The Building contains approximately Six Hundred Sixty-Eight Thousand Seven Hundred Thirty-Seven (668,737) rentable square feet (“RSF”).
2.    Project (Article 1): The Building and the parcel(s) of land on which it is located and, at Landlord’s discretion, other improvements, if any, serving the Building and the parcel(s) of land on which they are located.
3.    Premises (Article 1): Approximately one hundred nineteen thousand two hundred seventy-eight (119,278) RSF in the Building, consisting of the following space:

Suite:	1000 (the “10th Floor Premises”)
Floor:	10th floor
RSF:	29,349

Suite:	900 (the “9th Floor Premises”)
Floor:	9th floor
RSF:	30,290

Suite:	800 (the “8th Floor Premises”)
Floor:	8th floor
RSF:	29,349

Suite:	700 (the “7th Floor Premises”)
Floor:	7th floor
RSF:	30,290
The 8th Floor Premises, the 9th Floor Premises and the 10th Floor Premises are sometimes referred to collectively as the “Initial Premises”. The 7th Floor Premises, the 8th Floor Premises, the 9th Floor Premises and the 10th Floor Premises are referred to collectively as the “Premises”.
4.    Term (Article 2): Commencing as of the date of Delivery (defined in Section 2(a)) of all of the 7th Floor Premises, 8th Floor Premises and 9th Floor Premises, and continuing to the last day of the one hundred fifteenth (115th) full calendar month after the Initial Premises Rent Commencement Date (defined in Section 6(a) below).
i

Anticipated 7th, 8th and 9th Floor Delivery Date (Article 2): five (5) Business Days (defined in Section 15(a)) after the Effective Date.
Anticipated 10th Floor Delivery Date (Article 2): November 1, 2026
Anticipated Initial Premises Rent Commencement Date (Section 6(a)): August 1, 2027
Anticipated 7th Floor Rent Commencement Date (Section 6(a)): January 1, 2029
Anticipated Expiration Date (Article 2):    February 28, 2037
5.    Base Rent (Article 6): See Article 6(e) below
Payments by check:
50 Beale Street LLC
[***]
[***]
Payments by wire:
Account Name: [***]
Bank: [***]
Account Number: [***]
ABA Number: [***]
Swift Number: [***]
[***]
Phone: [***]
6.    Base Year (Article 7):

Tax Base Year (Initial Premises):	2027
Operating Expense Base Year (Initial Premises):	2027
Insurance Expense Base Year (Initial Premises):	2027

Tax Base Year (7th Floor Premises):	2029
Operating Expense Base Year (7th Floor Premises):	2028
Insurance Expense Base Year (7th Floor Premises):	2028
Each of the Tax Base Year, Operating Expense Base Year and Insurance Expense Base Year is sometimes referred to individually as a “Base Year” and the foregoing are sometimes referred to collectively as the “Base Years”.
ii

7.    Tenant’s Share (Article 7):     Initial Premises: 13.3069%
7th Floor Premises: 4.5294%
Aggregate Tenant’s Share: 17.8363%
8.    Letter of Credit Amount (Article 10):    Two Million Eight Hundred Forty Thousand
Two Hundred Sixty and 92/100 Dollars
($2,840,260.92).
9.    Parking Spaces (Article 18):     Fifteen (15) total Spaces (as defined in
Exhibit I), based on one (1) Space per full
seven thousand five hundred (7,500) RSF of
the Premises leased.
10.    Landlord’s Broker (Article 43): [***]
Tenant’s Broker (Article 43): [***]
11.    Notice Addresses (Article 30):

Landlord	Tenant
50 BEALE STREET LLC [***] [***] [***] Attention: [***] with a copy to: c/o ELECOR PROPERTIES [***] [***] Attention: [***] [***] [***]	HINGE HEALTH, INC. 300 Mission Street, 8th Floor San Francisco, CA 94105 Attn: [***] with a copy to: Buchalter LLP [***] [***] Attn: [***]

iii

OFFICE LEASE AGREEMENT
THIS OFFICE LEASE AGREEMENT (hereinafter called the “Lease”) is entered into as of August 18, 2026 (the “Effective Date”), by and between the Landlord and Tenant identified above.
1.Premises and Common Areas.
(a)Premises; Rentable Area. Landlord does hereby lease to Tenant and Tenant does hereby lease from Landlord the Premises identified in the Basic Lease Provisions, such Premises being further shown on the drawings attached hereto as Exhibit A-1 (10th Floor Premises), Exhibit A-2 (9th Floor Premises), Exhibit A-3 (8th Floor Premises) and Exhibit A-4 (7th Floor Premises), each of which exhibits is hereby made a part of this Lease. All corridors and restroom facilities located on the tenth (10th), ninth (9th), eighth (8th) and seventh (7th) floors (and any other full floor which may in the future be occupied by Tenant) shall be considered part of the Premises. The Premises shall be delivered to Tenant in Delivery Condition (as defined in Section 2(a) hereof) for preparation for Tenant’s occupancy in the manner and subject to the provisions of Exhibit B (the “Work Agreement”). The RSF of the Premises and the Building have been determined based upon a modified ANSI/BOMA Z65.1-2017 standard promulgated by the Building Owners and Managers Association, as interpreted by Landlord’s measurement consultant for the Building. The RSF of the Premises as described in the Basic Lease Provisions has been confirmed and conclusively agreed upon by the parties and shall not be subject to remeasurement for purposes of determining Base Rent or Tenant’s Share of excess Operating Expenses, excess Insurance Expenses or excess Taxes (see Section 7(a)) during the initial Term of this Lease. No easement for light, air or view is granted hereunder or included within or appurtenant to the Premises. Tenant acknowledges that it has had the opportunity to inspect the Premises, and by accepting the Premises (provided the Premises are delivered to Tenant in Delivery Condition), Tenant shall be deemed to have accepted them in their “AS IS” condition existing as of the Delivery Date (defined in Section 2(a)) applicable to each floor of the Premises, and, except with respect to the Delivery Condition, to have waived all claims relating to the condition of the Premises. Landlord shall have no obligation to improve the Premises in any way, except as may be otherwise expressly provided in this Lease. At all times during the Term, but subject to any Casualty (defined in Article 23), Force Majeure Event (defined in Article 19) and Landlord’s security procedures, Tenant shall have access to the Premises 24 hours a day, 7 days a week, 365 days a year.

(b)Common Areas. Tenant shall have the nonexclusive right (in common with other tenants or occupants of the Building, Landlord and all others to whom Landlord has granted or may hereafter grant such rights) to use the Common Areas (defined below), subject to the Rules and Regulations (defined below). Landlord may at any time alter, renovate, rearrange, expand or reduce some or all of the Common Areas or temporarily close any Common Areas to make repairs or changes therein or to effect construction, repairs, or changes within the Building or Project, or to prevent the acquisition of public rights in such areas, or to discourage parking by parties other than tenants, and may do such other acts in and to the Common Areas as in its reasonable judgment may be desirable; provided that, in exercising its rights under this Section 1(b), Landlord shall not materially and unreasonably interfere with Tenant’s use of, and access to, the Premises. Subject to the foregoing, Landlord may from time to time permit portions of the Common Areas to be used exclusively by specified tenants. Landlord may also, from time to time, place or permit customer service and information booths, kiosks, stalls, push carts and other merchandising facilities in the Common Areas. “Common Areas” shall mean any of the following or similar items, as so designated from time to time by Landlord: (a) the total square footage of areas of the Building devoted to nonexclusive uses such as the ground floor lobby, seating areas and elevator foyers; fire vestibules; mechanical areas; restrooms and corridors on all multi-tenant floors; elevator foyers and lobbies on multi-tenant floors; electrical and janitorial closets; telephone and equipment rooms; and other similar facilities in the Building maintained for the benefit of Building tenants and invitees, but shall not mean Major Vertical Penetrations (defined below); and (b) all parking garage vestibules, loading docks, locker rooms, exercise and conference facilities available for use by Building tenants (if any); walkways, roadways and sidewalks; trash areas; mechanical areas; landscaped areas including courtyards, plazas and patios; and other similar facilities on the Project maintained for the benefit of Building tenants and invitees. As used herein, “Major Vertical Penetrations” shall mean the area or areas within Building stairs (excluding the landing at each floor), elevator shafts, and vertical ducts that service more than one floor of the Building. The area of Major Vertical Penetrations shall be bounded and defined by the dominant interior surface of the perimeter walls thereof (or the extended plane of such walls over areas that are not enclosed). Major Vertical Penetrations shall exclude, however, areas for the specific use of Tenant or installed at the request of Tenant, such as special stairs or elevators. Certain of the Common Areas (such as electrical and janitorial closets and telephone and equipment rooms) shall be subject to access restrictions set forth in this Lease, the Rules and Regulations and construction rules reasonably adopted by Landlord from time to time and of which Tenant is notified in writing.
2.Delivery Date; Term; Swing Space; Existing FF&E.
(a)Delivery Date and Term. Tenant shall have and hold the Premises for the term (“Term”) identified in the Basic Lease Provisions. The Term shall commence on the date Landlord delivers to Tenant exclusive possession of the 7th Floor Premises, 8th Floor Premises and 9th Floor Premises. Each floor of the Premises shall be delivered in its then “as is” condition, watertight, with the Base Building and all of the Base Building mechanical, electrical, plumbing, and HVAC systems in good working order and condition as presently configured at the internal Building core of the floors on which the Premises are located (“Delivery Condition”, such delivery of the Premises being referred to herein as “Delivery”). The parties estimate that Delivery of the 7th Floor Premises, 8th Floor Premises and 9th Floor Premises will occur on or before five (5) Business Days after the Effective Date (the “Anticipated 7th, 8th and 9th Floor Delivery Date”). The parties estimate that Delivery of the 10th Floor Premises will occur on or before November 1, 2026 (the “Anticipated 10th Floor Delivery Date” and together with the Anticipated 7th, 8th and 9th Floor Delivery Date, collectively, the “Anticipated Delivery Dates” and each sometimes an “Anticipated Delivery Date”). The date of Delivery of each floor of the Premises is referred to herein as a “Delivery Date” and such dates are referred to collectively as the “Delivery Dates”. Each Anticipated Delivery Date will be extended for delays caused by Force Majeure Events and delays caused by the acts of or failure to perform by Tenant under this Lease (“Tenant Delay”). Notwithstanding the foregoing, if, as of the date that would have been the Delivery Date as to a floor of the Premises, Tenant has not delivered to Landlord (i) the first (1st) month’s payment of Base Rent pursuant to the provisions of Section 6(f) below, (ii) the Letter of Credit pursuant to Article 10 below and (iii) evidence of all insurance required to be maintained by Tenant pursuant to the provisions of Article 25 below (collectively, the “Delivery Requirements”), then the Delivery Date shall nonetheless be deemed to have occurred as to the applicable floor(s); however, Tenant will not be allowed to have access to such floor(s) of the Premises unless and until Tenant satisfies such Delivery Requirements. During the period from the Delivery Date until the Rent Commencement Date, all of the terms and provisions of this Lease will apply to Tenant’s use of, and access to the Premises, other than the obligation on the part of Tenant to pay Base Rent (defined in Article 6 below), and excess Operating Expenses, excess Taxes and excess Insurance Expenses. This Lease shall terminate at midnight on the last day of the Term (the “Expiration Date”), unless sooner terminated or extended pursuant hereto. Promptly following the Initial Premises Rent Commencement Date, Landlord and Tenant shall enter into a letter agreement in the form attached hereto as Exhibit C, specifying and/or confirming the Delivery Dates, the Initial Premises Rent Commencement Date, the Expiration Date and such other matters as are set forth in Exhibit C. If as of the date of such letter agreement, the 7th Floor Rent Commencement Date has occurred, then such letter agreement shall also specify such date. Otherwise, the letter agreement will be supplemented after the 7th Floor Rent Commencement Date in the manner set forth herein. In either instance, if necessary, the letter agreement will memorialize an update to the Base Rent table in Section 6(c) to accurately reflect the month of the Term in which the 7th Floor Rent Commencement Date occurred. If Tenant fails to execute and deliver a letter agreement contemplated in this paragraph (or deliver good faith comments thereon) to Landlord within ten (10) Business Days (defined in Section 15(a)) after Landlord’s delivery of same to Tenant, said letter agreement will be deemed final and binding upon Tenant. If Tenant delivers good faith comments to such letter agreement, the parties shall thereafter work together in good faith to promptly finalize the letter agreement. Failure to execute, or request execution of, such a letter agreement shall not, however, in any way alter any of the dates set forth herein.
(b)Swing Space.
(i)Within thirty (30) days after Tenant’s written request therefor (subject to Force Majeure Events), provided that Tenant’s satisfaction of all Delivery Requirements has occurred, Landlord shall deliver to Tenant exclusive possession of the space consisting of approximately fifteen thousand eighty-five (15,085) RSF located on the third (3rd) floor of the Building (the “Swing Space”), as approximately depicted in Exhibit A-5 attached hereto and incorporated herein. Landlord shall deliver the Swing Space to Tenant in its “as is” condition and shall have no obligation to make any improvements therein.
(ii)All obligations of Tenant under the Lease shall apply to the Swing Space, including, without limitation, all insurance and indemnity obligations set forth in the Lease, provided that in lieu of paying Base Rent or Tenant’s Share of excess Operating Expenses, Taxes or Insurance Expenses for the Swing Space pursuant to Articles 6 and 7 below, commencing on the date that is the earlier to occur of (A) fourteen (14) days after Landlord delivers the Swing Space to Tenant, or (B) the date Tenant commences business operations in the Swing Space or any portion thereof, Tenant shall pay base rent for the Swing Space (the “Swing Space Rent”) in the amount of [***] per month (based on [***] per RSF of the Swing Space per year).
(iii)From the date Tenant occupies the Swing Space until the later of the Swing Space Termination Date or Swing Space Surrender Date (each such term defined in Section 2(b)(iv) below), Landlord shall furnish to Tenant with respect to the Swing Space the services described in Section 15(a) of this Lease, subject to the terms and conditions of this Lease.
(iv)Tenant shall vacate and surrender the Swing Space to Landlord on or before the date that is thirty (30) days after the Initial Premises Rent Commencement Date (the “Swing Space Termination Date” and the date of actual surrender the “Swing Space Surrender Date”) in the same manner and subject to the same terms and conditions as its surrender of the Premises as contemplated in this Lease, including Articles 34 and 35 hereof, provided that Tenant shall have no obligation to restore any improvements in the Swing Space existing as of the date Landlord delivers the Swing Space to Tenant. Without limitation of Landlord’s other rights and remedies, Tenant’s failure to so surrender the Swing Space on or before the Swing Space Termination Date shall constitute holdover under Article 36.

(c)Existing FF&E. Except for the furniture, fixtures and equipment located in the Premises and identified by Tenant by written notice to Landlord (the “Existing FF&E Notice”) within ninety (90) days after the Effective Date (“Existing FF&E”), Landlord shall remove all furniture, fixtures and equipment currently existing in the Premises (the “Removed FF&E”). Such removal shall occur within thirty (30) days after Tenant’s delivery of the Existing FF&E Notice. Tenant shall be entitled to use the Existing FF&E for the duration of the Term. Effective as of the date Landlord has completed such removal, (i) Tenant shall acquire the Existing FF&E from Landlord for the amount of [***], and (ii) Landlord shall transfer its interest in the Existing FF&E to Tenant on an “as-is” basis, without any representations or warranties as to the condition of the Existing FF&E, and (iii) such transfer shall be memorialized by a bill of sale in the form attached hereto as Exhibit L, which shall be executed promptly following the removal of the Removed FF&E. Landlord represents and warrants to Tenant that Landlord owns the Existing FF&E free and clear of all liens and other interests and has the authority to transfer the Existing FF&E as provided herein. At the conclusion of the Term, the Existing FF&E shall be removed with Tenant’s other personal property in accordance with Article 35 below.
3.Option to Extend; Right of First Offer; Tenant’s Termination Right. (i) The original named Tenant under this Lease (Hinge Health, Inc., a Delaware corporation) (“Named Tenant”), (ii) any Permitted Transferee (defined in Section 40(h)) of Named Tenant, and (iii) any Permitted Transferee of a Permitted Transferee under clause (ii) (collectively, the “Named Tenant Parties” and each a “Named Tenant Party”) (but no other party) shall have the Renewal Option, the Right of First Offer and the Tenant’s Termination Right set forth in Exhibit H attached hereto and incorporated herein by this reference, subject in each instance to the terms, conditions and limitations set forth in such Exhibit H. Each of the Renewal Option, Right of First Offer and Tenant’s Termination Right is personal to the Named Tenant Parties and may not be exercised by any other Transferee.
4.Landlord’s Failure to Give Possession. Subject to the provisions of this Article 4, Landlord shall not be liable for damages to Tenant for failure to deliver possession of a floor of the Premises to Tenant by the Anticipated Delivery Date applicable thereto. Subject to delay attributable to Force Majeure Events and/or Tenant Delay, Landlord will use commercially reasonable efforts to deliver possession of each floor of the Premises to Tenant by the Anticipated Delivery Date applicable thereto; however, as described in Article 2, if, as of the date that Landlord would otherwise achieve Delivery, Tenant has not fulfilled the Delivery Requirements, such date shall, for the purposes of determining the applicable Rent Commencement Date, be deemed to be the Delivery Date, regardless of the fact that Landlord will not in fact deliver possession of the Premises to Tenant unless and until the Delivery Requirements have been satisfied. Notwithstanding any provision to the contrary set forth herein but subject to Force Majeure and Tenant Delay, if Landlord fails to deliver possession of a floor of the Premises to Tenant by the Anticipated Delivery Date applicable thereto and such failure continues for thirty (30) days after the Anticipated Delivery Date, Tenant shall receive, as its sole and exclusive remedy with respect thereto and in addition to the Abated Rent set forth in Section 6(e), additional abated Base Rent allocable to the portion of the Premises that has not been timely delivered (determined on a per RSF basis) (but not any other portion) in an amount equal to (i) one (1) day of additional abated Base Rent for each day of delay in Landlord’s delivery of the relevant floor of the Premises occurring before December 1, 2026, and (ii) two (2) days of additional abated Base Rent for each day of delay in Landlord’s delivery of the relevant floor of the Premises occurring on or after December 1, 2026. In addition, if the entire Premises has not been delivered to Tenant in the condition required under this Lease on or prior to March 1, 2027 (such date subject to extension for Force Majeure Events and Tenant Delay), Tenant shall have the right, as its sole and exclusive remedy, upon written notice to Landlord delivered prior to Landlord delivering the entire Premises to Tenant in the condition required under this Lease, to terminate this Lease, whereupon Landlord shall return all sums previously paid by Tenant under this Lease within fifteen (15) days after delivery to Landlord of Tenant’s termination notice (which obligation shall survive termination of this Lease) and, subject to the foregoing, neither Landlord nor Tenant shall have any obligations hereunder except for any obligations which survive termination of this Lease.
5.Quiet Enjoyment. Tenant, upon payment in full of the required Rent (as defined below) and full performance of the terms, conditions, covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises during the Term without interference by Landlord or anyone claiming by, through or under Landlord, subject to the terms and conditions of this Lease. Subject to the terms of this Lease, Landlord shall not be responsible for the acts or omissions of any other tenant or third party that may interfere with Tenant’s use and enjoyment of the Premises. Landlord shall (a) use reasonable efforts to limit any unreasonable disturbance caused by Landlord’s performance of construction at the Building and (b) exercise commercially reasonable efforts as determined by Landlord in good faith to enforce uncured breaches of other leases for space in the Building that directly result in unreasonable disturbances to Tenant of which Tenant has given Landlord written notice. This Article 5 is in lieu of any implied covenant of quiet enjoyment. “Third party”, when used in this Lease with reference to Landlord, means any party other than Landlord’s employees, contractors and other agents; and under no circumstance shall another tenant, subtenant or occupant of the Building be deemed to be an agent of Landlord for purposes of this definition.
6.Base Rent.
(a)Rent Commencement Dates. The date for commencement of annual base rent (“Base Rent”) for each floor of the Premises (each a “Rent Commencement Date” and collectively the “Rent Commencement Dates”) shall be as follows:

Portion of the Premises	Rent Commencement Date
(i) Initial Premises
The date (the “Initial Premises Rent Commencement Date”) that is two hundred seventy (270) days after the Delivery Date for each of the 8th Floor Premises, 9th Floor Premises and 10th Floor Premises has occurred.

(ii) 7th Floor Premises
The date (the “7th Floor Rent Commencement Date”) that is the earlier to occur of (A) Tenant’s occupancy of the 7th Floor Premises or any part thereof for the conduct of business therein, and (B) January 1, 2029 (the “Outside 7th Floor Rent Commencement Date”).

(b)Amount of Base Rent – Initial Premises. Commencing as of the Initial Premises Rent Commencement Date and continuing throughout the Term, but subject to Section 6(e) (Abatement), Tenant shall pay Base Rent for the entire Initial Premises in the amounts set forth in the table in this Section 6(b) below:

Period	Annual Rate Per RSF (9th and 10th Floor)	Annual Rate Per RSF (8th Floor)	Monthly Installment
Months 1 - 12	[***]	[***]	[***]
Months 13 - 24	[***]	[***]	[***]
Months 25 - 36	[***]	[***]	[***]
Months 37 - 48	[***]	[***]	[***]
Months 49 - 60	[***]	[***]	[***]
Months 61 - 72	[***]	[***]	[***]
Months 73 - 84	[***]	[***]	[***]
Months 85 – 96	[***]	[***]	[***]
Months 97 – 108	[***]	[***]	[***]
Months 109 – 115	[***]	[***]	[***]
(c)Amount of Base Rent – 7th Floor Premises. Commencing as of the 7th Floor Rent Commencement Date and continuing through the Term, but subject to Section 6(e) (Abatement), Tenant shall pay Base Rent for the entire 7th Floor Premises at the same rate per RSF as is applicable to the 8th Floor Premises. If the Rent Commencement Date for each of the Initial Premises and the 7th Floor Premises occurs on the anticipated Rent Commencement Date applicable thereto (as set forth in the Basic Lease Provisions), then the 7th Floor Rent Commencement Date would be the first day of the eighteenth (18th) month after the Initial Premises Rent Commencement Date as more particularly described below and Base Rent for the 7th Floor Premises would thus be payable in the following amounts:

Months of Term	Annual Rate Per RSF	Monthly Installment
Months 18 – 24*	[***]	[***]
Months 25 - 36	[***]	[***]
Months 37 - 48	[***]	[***]
Months 49 - 60	[***]	[***]
Months 61 - 72	[***]	[***]
Months 73 - 84	[***]	[***]
Months 85 – 96	[***]	[***]
Months 97 – 108	[***]	[***]
Months 109 – 115	[***]	[***]
* This table is based on Initial Premises Rent Commencement Date of August 1, 2027 (see Section 6(a)(i)) and the Outside 7th Floor Rent Commencement Date of January 1, 2029 (see Section 6(a)(ii)). If either of the Initial Premises Rent Commencement Date or the 7th Floor Rent Commencement Date occurs on a different date, then the letter agreement contemplated in Section 2(a) above will memorialize an update to the above table to accurately reflect the month of the Term (i.e., the number of months after the Initial Premises Rent Commencement Date) in which the 7th Floor Rent Commencement Date occurs.
(d)Initial Partial Month. If the Rent Commencement Date is not the first (1st) day of a calendar month, then “Month 1” includes the partial calendar month during which the Rent Commencement Date occurs and the next-succeeding calendar month, and in such event, Tenant shall pay the prorated amount of the monthly installment of Base Rent for such partial calendar month on the Rent Commencement Date.
(e)Abatement.
(i)Initial Premises. Notwithstanding Section 6(b) above to the contrary, so long as Tenant is not then in Default (defined in Article 31) under this Lease, Tenant shall be entitled to an abatement of Base Rent for the Initial Premises for [***] (the “Initial Premises Abatement Period”). The total amount of Base Rent abated during the Initial Premises Abatement Period, in the amount of [***], is referred to herein as the “Initial Premises Abated Rent”.
(ii)7th Floor Premises. Notwithstanding Section 6(c) to the contrary, so long as Tenant is not then in Default under this Lease, Tenant shall be entitled to an abatement of Base Rent for [***] (the “7th Floor Abatement Period” and together with the Initial Premises Abatement Period, collectively, the “Abatement Periods” and each sometimes an “Abatement Period”). The total amount of Base Rent abated during the 7th Floor Abatement Period, in the amount of [***], is referred to herein as the “7th Floor Abated Rent”. The Initial Premises Abated Rent and the 7th Floor Abated Rent are referred to collectively as the “Abated Rent”.

(iii)Recapture of Abated Rent. In the event of a Default by Tenant under the terms of the Lease that results in termination of the Lease, then as a part of Landlord’s recovery (but only to the extent Landlord is not otherwise “made whole” for the Abated Rent hereunder through its recovery of leasehold damages), Landlord shall be entitled to the recovery of the then unamortized remaining balance of the Abated Rent (such amortization being calculated on a straight line basis over the entire initial Term without interest and such balance being determined as of the date of Tenant’s Default). No such recapture by Landlord of Abated Rent shall constitute a waiver of any Default of Tenant or any election of remedies by Landlord. For the avoidance of doubt, any other Rent due and payable under this Lease shall not be abated during the Abatement Periods.
(f)Payment of Base Rent. The Base Rent shall be payable in equal monthly installments due on the first day of each calendar month, in advance, in legal tender of the United States of America, without abatement, demand, deduction or offset whatsoever, except as may be expressly provided in this Lease. One full monthly installment of Base Rent for the Initial Premises, in the amount of [***], and one full monthly installment of Base Rent for the 7th Floor Premises, in the amount of [***] (for an aggregate total of [***]), shall each be due and payable on the Effective Date and shall be applied to the first full calendar month’s Base Rent payable following the Abatement Period applicable to the floor(s) of the Premises for which such installment is paid. A like monthly installment of Base Rent shall be due and payable on or before the first day of each calendar month thereafter during the Term (provided, that if a Rent Commencement Date should be a date other than the first day of a calendar month, the monthly Base Rent installment paid on the date of execution of this Lease by Tenant shall be prorated to that partial calendar month, and the excess shall be applied as a credit against the next monthly Base Rent installment). Tenant shall pay, as additional Rent, all other sums due from Tenant under this Lease (the term “Rent”, as used herein, means all Base Rent, additional Rent and all other amounts payable hereunder from Tenant to Landlord). Unless otherwise specified herein, all items of Rent (other than Base Rent and amounts payable pursuant to Article 7) shall be due and payable by Tenant on or before the date that is thirty (30) days after Tenant’s receipt of billing by Landlord. Rent shall be made payable to the entity, and sent to the address, Landlord designates from time to time and shall be made by good and sufficient check or by other means acceptable to Landlord, which shall include electronic funds or wire transfer. Landlord may return to Tenant, at any time within fifteen (15) days after receiving same, any payment of Rent made following any Default (irrespective of whether Landlord has commenced the exercise of any remedy), or that is less than the amount due. Each such returned payment (whether made by returning Tenant’s actual check, or by issuing a refund in the event Tenant’s check was deposited) shall establish that such payment was not received or approved by Landlord, as if such attempt to pay had not been made. If the address designated by Landlord for payment of Rent hereunder is a lock box collection agent, then for purposes of this Lease, no such payment shall be deemed “accepted” by Landlord if Landlord issues a check payable to Tenant in the amount sent to the lock box within thirty (30) days after the amount sent by Tenant is received by the lock box collection agent or if Landlord returns a dishonored instrument within thirty (30) days after its dishonor.

7.Operating Expenses, Taxes and Insurance Expenses.
(a)Generally. Tenant agrees to reimburse Landlord throughout the Term, as additional Rent hereunder, for Tenant’s Share (defined below) of: (i) the annual Operating Expenses (as defined below) in excess of the Operating Expenses for the Operating Expense Base Year set forth in the Basic Lease Provisions (hereinafter called the “Base Year Expense Amount”); (ii) the annual Taxes (as defined below) in excess of the Taxes for the Tax Base Year set forth in the Basic Lease Provisions (hereinafter called the “Base Year Tax Amount”); and (iii) the annual Insurance Expenses (as defined below) in excess of the Insurance Expenses for the Insurance Expense Base Year set forth in the Basic Lease Provisions (hereinafter called the “Base Year Insurance Amount”). The term “Tenant’s Share” as used in this Lease shall mean the percentage determined by dividing the aggregate rentable square footage of the portion(s) of the Premises for which the Delivery Date and Rent Commencement Date have occurred by the rentable square footage of the Building and multiplying the quotient by 100. Landlord and Tenant hereby agree that, once the Delivery Dates and Rent Commencement Dates for the entire Premises have occurred, Tenant’s Share with respect to the Premises initially demised by this Lease is as set forth in the Basic Lease Provisions. Tenant’s Share of excess Operating Expenses, excess Taxes and excess Insurance Expenses for any calendar year shall be appropriately prorated for any partial year occurring during the Term. It is understood and agreed that the Base Years applicable to the Initial Premises are different than the Base Years applicable to the 7th Floor Premises and therefore Tenant’s Share, excess Operating Expenses, excess Taxes and excess Insurance Expenses shall each be separately calculated for the Initial Premises, on the one hand, and the 7th Floor Premises, on the other hand. The obligations of the parties pursuant to this Article 7 will survive the expiration or sooner termination of this Lease.
(b)Definition of Operating Expenses. “Operating Expenses” shall mean all of those expenses incurred or paid by Landlord in operating, servicing, managing, maintaining and repairing the Project, including: (i) the Building, (ii) parking areas, (iii) Common Areas, (iv) public access areas, doorways and hallways included within the Common Areas; and (v) public improvements which Landlord or the Project is obligated to maintain under applicable laws, including sidewalks. Operating Expenses shall include the following: (1) all costs related to the providing of water, heating, lighting, ventilation, sanitary sewer, air conditioning and other utilities, but excluding those utility charges actually paid separately by Tenant or any other tenants of the Building; (2) janitorial and maintenance expenses, including: (A) janitorial services and janitorial supplies and other materials used in the operation and maintenance of the Building; and (B) the cost of maintenance and service agreements on equipment, window cleaning, grounds maintenance, pest control, security, trash removal, any compost and/or recycle program, and other similar services or agreements; (3) management fees (or an imputed charge for management fees if Landlord provides its own management services) not to exceed [***] and the market rental value (as reasonably determined by Landlord) of a management office, the size of which shall not materially increase after the Base Year (unless the Base Year is subsequently adjusted to account for the increase in size); (4) the costs, including interest (at a rate not exceeding the actual rate then paid by Landlord on its mortgage indebtedness or other indebtedness used to finance the capital expenditure in question, or, if no such indebtedness exists, at a commercially reasonable rate, provided that in no instance shall such interest rate exceed [***] per annum), amortized on a straight-line basis over the applicable useful life (or, in the case of costs under subparagraph (B) below, the period of time over which Landlord reasonably determines cost savings will, in the aggregate, equal the total capital cost plus interest), of (A) any capital improvement made to the Building or Project by or on behalf of Landlord which is required under any governmental law or regulation (or any judicial interpretation thereof) or any insurance requirement that was not applicable to, and enforced against, the Building or Project as of the Effective Date, (B) any capital cost of acquisition and installation of any device or equipment designed or anticipated to improve the operating efficiency of any system within the Building or which is reasonably intended to reduce Operating Expenses and/or which is intended to achieve or maintain LEED status and which is properly capitalized, including the pass-through (recovery) of certain amortized capital improvement costs from the Landlord intended to improve energy efficiency in Operating Expenses or tenant space, provided that the annual amortization includable in Operating Expenses under subparagraph (B) in each calendar year shall not exceed the amount Landlord reasonably determines annual Operating Expenses actually have been reduced by the capital cost in question, or (C) the cost of any capital improvement, restoration, repair, replacement or equipment which is made or acquired to improve the health and safety of the occupants of the Building and/or the safety of the Building or Project or which represents the replacement of obsolete or worn-out equipment, or (D) the cost of capital improvements or alterations or installations which are replacements or modifications of items located in the Common Areas required to keep the Common Areas in good order or condition; (5) all services, supplies, repairs, replacements or other expenses directly and reasonably associated with servicing, maintaining, managing (subject to clause (3) above) and operating the Building or Project, including the Building lobby, vehicular and pedestrian traffic areas and other Common Areas, and including the costs of achieving and maintaining LEED status or any other similar certification system or process as may be elected by Landlord in lieu of LEED; (6) wages and salaries and bonuses of Landlord’s employees (not above the level of Portfolio Manager, or, if there is no Portfolio Manager, the Building or General Manager, or such other title representing the management representative responsible for management of the Building) engaged in the maintenance, operation, repair and services of the Building, including taxes, insurance and customary fringe benefits (subject to Section 7(c)(xvi) below); (7) reasonable legal and accounting costs (but not including legal costs incurred in collecting delinquent rent from any occupants of the Project or representing Landlord in any alleged breach or default under any lease) (and subject to Section 7(c)(vii) below); (8) costs to maintain and repair the Building and/or Project, whether or not capital in nature (but, with respect to those which are capital in nature, only to the extent permitted by clause (4) above); (9) landscaping and security costs unless and to the extent that Landlord hires a third party to provide such services pursuant to a service contract and the cost of that service contract is already included in Operating Expenses as described above; and (10) costs or payments under any easement, license, operating agreement, declaration, restrictive covenant or other instrument pertaining to the sharing of costs by the Building or Project or related to the use or operation of the Building or Project.

(c)Exclusions From Operating Expenses. Operating Expenses shall specifically exclude the following: (i) costs of alterations of tenant spaces for occupancy by the tenant of such spaces (including all tenant improvements to such spaces); (ii) costs of capital improvements or capital expenditures, except as provided in the preceding paragraph; (iii) depreciation, interest and principal payments on mortgages, and other debt costs (but not excluding interest used in the amortization of capital costs as set forth in Section 7(b)(4) above), if any; (iv) real estate brokers’ leasing commissions or compensation and advertising and other marketing expenses, but not excluding the cost of events for tenants in general, such as holiday events; (v) payments to affiliates of Landlord for goods and/or services to the extent the same are in excess of what would be paid to non-affiliated parties of similar experience, skill and expertise for such goods and/or services in an arm’s length transaction; (vi) costs incurred or services or work performed for the singular benefit of another tenant or occupant (other than with respect to Common Areas of the Building), but only to the extent that similar services or work were not available to Tenant without separate charge under this Lease; (vii) legal, space planning, construction, and other expenses incurred in procuring tenants for the Building or renewing or amending leases with existing tenants or occupants of the Building or litigating disputes with tenants; (viii) costs of advertising and public relations, promotional costs and attorneys’ fees, all to the extent associated with the leasing of the Building; (ix) any expense to the extent that Landlord actually receives reimbursement from insurance, condemnation awards, other tenants or any other source (other than through the collection of Operating Expenses) (Landlord agreeing to exercise good faith efforts to pursue such reimbursement where Landlord determines it is available); (x) costs incurred in connection with the sale, financing, refinancing, mortgaging, ground lease, condominium regime or other change of ownership of the Building or Project or any portion thereof; (xi) all expenses in connection with the installation, operation and maintenance of any observatory, broadcasting facilities, luncheon club, athletic or recreation club, cafeteria, dining facility or other facility not generally available to all office tenants of the Building, including Tenant; (xii) Taxes; (xiii) Insurance Expenses; (xiv) rental under any ground or underlying lease or leases; (xv) costs of any compensation and employee benefits paid to clerks, attendants or other persons in a commercial concession operated by Landlord primarily for the purpose of generating revenue from the sale of goods or services (provided that this item (xv) shall not apply to or constitute a limitation on the inclusion in Operating Expenses of costs related to tenant amenity areas, as contemplated in Article 18 or otherwise); (xvi) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Building unless such wages and benefits are prorated to reflect time spent on operating and managing the Building vis-à-vis time spent on matters unrelated to operating and managing the Building; and (xvii) costs incurred to comply with laws relating to Hazardous Materials in existence in the Building (other than spaces in exclusive possession by a tenant or other occupant) to the extent they are within Landlord’s obligations under Section 11(b)(iii); (xviii) reserves for Operating Expenses not incurred in the same year the reserves are established, provided that this item (xviii) shall not be a limitation on Landlord’s rights to collect estimated payments of Operating Expenses subject to reconciliation as contemplated in Section 7(g) or on items that are includable pursuant to Section 7(b)(4) above; (xix) political or charitable contributions; and (xx) costs for the acquisition, display, maintenance and protection of sculpture, paintings, or other items of fine art, as distinguished from decorative items, to the extent such costs exceed the costs of decorative art work (other than fine art) customarily found in Comparable Buildings (defined in Exhibit H, Section 1(g)).
(d)Definition of Taxes. “Taxes” shall mean all taxes and assessments of every kind and nature which Landlord shall become obligated to pay with respect to any calendar year of the Term or portion thereof because of or in any way connected with the ownership, leasing, and/or operation of the Building and/or Project, inclusive of any gross receipts tax (only if Landlord elects in writing as contemplated below at any time during the Term to include the same in Taxes, and otherwise gross receipts taxes shall be paid in accordance with Section 7(h)), as well as any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Taxes shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. Notwithstanding anything to the contrary contained herein, (i) Landlord shall include in Taxes each year hereunder (including the Tax Base Year) the amounts levied, assessed, accrued or imposed for such year, regardless of whether paid or payable in another year (except that, with respect to personal property taxes, Landlord shall include in Taxes the amounts paid during each such year), and Landlord shall each year make any other appropriate changes to reflect adjustments to Taxes for prior years (including the Tax Base Year) due to error by the taxing authority, supplemental assessment or other reason, regardless of whether Landlord uses an accrual system of accounting for other purposes (the amount of any tax refunds received by Landlord during the Term of this Lease shall be deducted from Taxes for the calendar year to which such refunds are attributable); (ii) the amount of special taxes and special assessments to be included shall be limited to the amount of the installments (plus any interest, other than penalty interest, fines or late charges, payable thereon) of such special tax or special assessment payable for the calendar year in respect of which Taxes are being determined; (iii) the amount of any tax or excise levied by the State or the City where the Building is located, or any political subdivision of either, or any other taxing body, on rents or other income from the Building and/or Project (or the value of the leases thereon) shall be paid or reimbursed directly by Tenant to Landlord and not subject to the Base Year as contemplated in Section 7(h) below; (iv) if any portion of the Taxes in the Tax Base Year includes an assessment which is no longer payable in a subsequent calendar year, Taxes for the Tax Base Year shall be adjusted to eliminate the amount of the annual assessment originally included therein; and (v) Taxes shall also include Landlord’s reasonable costs and expenses (including reasonable attorneys’ fees) in contesting or attempting to reduce any Taxes but only to the extent of the actual reduction in Taxes resulting therefrom. Taxes will not include net income taxes (including state and federal personal or corporate income taxes measured by the net income of Landlord from all sources, capital stock taxes, and estate and inheritance taxes, but excepting those which may be included pursuant to subparagraph (iii) above), excess profits taxes, franchise taxes, capital stock taxes, inheritance taxes, estate taxes or taxes payable directly by Tenant pursuant to Section 7(h) below. Without limiting the generality of this Section 7(d), if at any time prior to or during the Term any sale, refinancing or change in ownership of the Building is consummated, and if Landlord reasonably anticipates that the Building will be reassessed for purposes of Taxes as a result thereof, but that such reassessment may not be completed during the calendar year in which such event is consummated, then for all purposes under this Lease, Landlord shall have the right to calculate Taxes applicable to such calendar year and thereafter based upon Landlord’s good faith estimate of the Taxes which will result from such reassessment. Upon the finalization of any such reassessment and Landlord’s determination of actual Taxes applicable to the Tax Base Year and all calendar years subsequent thereto, as applicable, Landlord shall adjust the applicable Taxes therefor and, upon such adjustment, Landlord or Tenant, as appropriate, shall promptly make such reconciliation payment (which, in the case of Landlord, may be made in the form of a credit against the installment(s) of Tenant’s Share of excess Taxes next coming due) as may be necessary in order that Tenant pays Tenant’s Share of actual Taxes for each such calendar year.
(e)Definition of Insurance Expenses. “Insurance Expenses” shall mean the amounts paid or incurred by Landlord (A) in insuring all or any portion of the Project under policies of insurance and/or commercially reasonable self-insurance (which self-insurance shall be compliant with any then applicable requirements of the Holder (defined in Section 38(a)) of any first priority Security Document (defined in Section 38(a)) then encumbering the Project), which may include commercial general liability insurance, property insurance, earthquake insurance, worker’s compensation insurance, rent interruption insurance, contingent liability and builder’s risk insurance, and any other insurance as may from time to time be maintained by Landlord and (B) for deductible payments under any insured claims.
(f)Cost Pools. Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses and/or Insurance Expenses among different portions or occupants of the Building and/or Project (the “Cost Pools”), in Landlord’s reasonable discretion. Such Cost Pools may, for example, include the office space tenants of the Building and the retail space tenants. The Operating Expenses and Insurance Expenses allocable to each such Cost Pool shall be allocated to such Cost Pool and charged to the tenants within such Cost Pool in an equitable manner. Landlord shall maintain documentation evidencing such Cost Pools for inspection and audit by Tenant as provided in Section 7(i) hereof.
(g)Procedure. As soon as reasonably practical after the commencement of each calendar year following the Base Year, Landlord will provide Tenant with a statement of the estimated monthly installments of Tenant’s Share of excess Operating Expenses, excess Taxes and excess Insurance Expenses which will be due for the remainder of the calendar year in which Tenant is first required to pay Tenant’s Share of Operating Expenses, Taxes and/or Insurance Expenses or for the next ensuing calendar year, as the case may be. Landlord shall deliver to Tenant within one hundred twenty (120) days after the close of each calendar year (including the calendar year in which this Lease terminates), or as soon thereafter as reasonably practical, a statement (“Landlord’s Statement”) setting forth: (1) the actual amount of any increases in the Operating Expenses for such calendar year in excess of the Operating Expenses for the Operating Expense Base Year; (2) the actual amount of any increases in the Taxes for such calendar year in excess of the Taxes for the Tax Base Year; and (3) the actual amount of any increases in the Insurance Expenses for such calendar year in excess of the Insurance Expenses for the Insurance Expense Base Year. Upon Tenant’s written request, Landlord will describe any Cost Pools that were used as the basis to calculate Landlord’s Statement.
(i)For each year following the relevant Base Year, Tenant shall pay to Landlord, together with its monthly payment of Base Rent as provided in Article 6 above, as additional Rent hereunder, the estimated monthly installments of Tenant’s Share of the excess Operating Expenses, excess Taxes and excess Insurance Expenses, as applicable, for the calendar year in question. At the end of any calendar year, and upon Landlord’s completion of Landlord’s Statement for such year, if Tenant has paid to Landlord an amount in excess of Tenant’s Share of excess Operating Expenses, excess Taxes and excess Insurance Expenses for such calendar year, Landlord shall reimburse to Tenant any such excess amount within thirty (30) days thereafter (or, if the Term has not yet expired or terminated, shall apply any such excess amount to any amount then owing to Landlord hereunder, and if none, to the next due installment or installments of additional Rent due hereunder, at the option of Landlord); if Tenant has paid to Landlord less than Tenant’s Share of excess Operating Expenses, excess Taxes and excess Insurance Expenses for such calendar year, Tenant shall pay to Landlord any such deficiency within thirty (30) days after the date of delivery of the applicable Landlord’s Statement.
(ii)For the calendar year in which this Lease terminates and is not extended or renewed, the provisions of this Article 7 shall apply, but Tenant’s Share of excess Operating Expenses, excess Taxes and excess Insurance Expenses for such calendar year shall be subject to a pro rata adjustment based upon the number of days in such calendar year prior to the expiration of the Term of this Lease. Tenant’s obligation to pay Tenant’s Share of excess Operating Expenses, excess Taxes and excess Insurance Expenses (or any other amounts) accruing during, or relating to, the period prior to expiration or earlier termination of this Lease shall survive such expiration or termination. Landlord may reasonably estimate all or any of such obligations within a reasonable time before, or any time after, such expiration or termination. Tenant shall pay the full amount of such estimate, and any additional amount due after the actual amounts are determined, in each case within thirty (30) days after Landlord sends a statement therefor. If the actual amount is less than the amount Tenant has paid as an estimate, Landlord shall refund the difference within thirty (30) days after such determination is made.
(iii)If the Building is less than one hundred percent (100%) occupied throughout any calendar year of the Term, inclusive of the Base Year, then those Operating Expenses and Insurance Expenses for the calendar year in question which vary with occupancy levels in the Building (including, for example, utilities, janitorial costs and management fees) shall be increased by Landlord, for the purpose of determining Tenant’s Share of excess Operating Expenses and excess Insurance Expenses, to reflect the amount of Operating Expenses and Insurance Expenses which Landlord reasonably determines would have been incurred during that calendar year if the Building had been one hundred percent (100%) occupied throughout such calendar year.

(h)Other Taxes Payable by Tenant. In addition to payment of Tenant’s Share of excess Taxes, Tenant shall pay before delinquency any and all taxes levied or assessed and which become payable by Tenant (or directly or indirectly by Landlord) during the Term (excluding, however, state and federal personal or corporate income taxes measured by the net income of Landlord from all sources, capital stock taxes, and estate and inheritance taxes), whether or not now customary or within the contemplation of the parties hereto, which are based upon, measured by or otherwise calculated with respect to: (i) the gross or net rental income of Landlord under this Lease, including any gross receipts tax levied by any taxing authority, or any other gross income tax or excise tax levied by any taxing authority with respect to the receipt of the rental payable hereunder, including any other tax imposed as a result of 2018 Proposition C (the San Francisco Commercial Rent Tax for Childcare and Early Education) and/or 2012 Proposition E (the San Francisco Gross Receipts Tax and Business Registration Fees Ordinance), all except to the extent Landlord elects in its sole discretion to include any of the foregoing in Taxes by written notice to Tenant at any time during the Term; (ii) the value of Tenant’s equipment, furniture, fixtures or other personal property located in the Premises; (iii) the possession, lease, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Building, including the parking facility; (iv) the value of any leasehold improvements, alterations or additions made in or to the Premises, regardless of whether title to such improvements, alterations or additions shall be in Tenant or Landlord; or (v) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. For any year during which Tenant directly pays to the taxing authority the entirety of a particular tax for that year pursuant to this Section 7(h), such particular tax shall not be included both: (i) in the calculation of Taxes for the Tax Base Year, and (ii) in the calculation of excess Taxes for that year.
(i)Tenant’s Audit Right. Tenant shall have the right to conduct an audit of Landlord’s books and records relating to Operating Expenses, Taxes and Insurance Expenses in accordance with the following terms and provisions, provided that Tenant delivers written notice of its intent to audit within one hundred twenty (120) days after receipt by Tenant of Landlord’s Statement and completes such audit within ninety (90) days after the date Landlord makes Landlord’s books and records available to Tenant:
(i)No Monetary Default (as defined in Article 31 below) shall then be continuing.
(ii)Tenant shall have the right to have its in-house personnel or a Qualified Auditor (as defined below) inspect Landlord’s accounting records at Landlord’s office.
(iii)The Qualified Auditor:
(1)shall not be employed or engaged on a contingency basis, in whole or in part; and
(2)must (with Tenant) enter into Landlord’s standard form audit agreement which is attached hereto as Exhibit K, subject to commercially reasonable changes that may be requested by such auditor and acceptable to Landlord.

(iv)Prior to commencing the audit, Tenant and the auditor shall: (A) provide Landlord with evidence that the auditor is either (1) in-house personnel from Tenant or (2) from a nationally or regionally recognized accounting firm and that the individual performing the audit is a certified public accountant (a “Qualified Auditor”); (B) each sign a confidentiality letter to be provided by Landlord; and (C), if the auditor is a Qualified Auditor, provide Landlord with evidence of the fee arrangement between the auditor and Tenant.
(v)The audit shall be limited solely to confirming that the Operating Expenses, Taxes and Insurance Expenses reported in the Landlord’s Statement are consistent with the terms of this Lease, including without limitation Section 7(f) (Cost Pools).
(vi)If Tenant’s auditor finds errors or overcharges in Landlord’s Statement or otherwise disputes items in Landlord’s Statement that Tenant wishes to pursue, then within the time period set forth above Tenant shall advise Landlord thereof in writing with specific reference to claimed errors, overcharges and disputes. Landlord shall have a reasonable opportunity to meet with Tenant and Tenant’s auditor (and any third auditor selected herein below, if applicable) to explain its calculation of Operating Expenses, Taxes, and Insurance Expenses. If Landlord agrees with said findings, appropriate rebates or charges shall be made to Tenant. If Landlord does not agree, Landlord shall engage its own auditor (who shall be a Qualified Auditor) to review the findings of Tenant’s auditor and Landlord’s books and records. The two (2) auditors and the parties shall then meet to resolve any difference between the audits.
(vii)If agreement cannot be reached within two (2) weeks after the two (2) auditors and the parties meet, then the auditors shall together select a third auditor (who shall be a Qualified Auditor not affiliated with and who does not perform services for either party or their affiliates) to which they shall each promptly submit their findings in a final report, with copies submitted simultaneously to the first two (2) auditors, Tenant and Landlord. Within two (2) weeks after receipt of such findings, the third auditor shall determine which of the two reports best meets the terms of this Lease, which report shall become the “Final Finding”. The third auditor shall not have the option of selecting a compromise between the first two auditors’ findings, nor to make any other finding.
(viii)If the Final Finding determines that Landlord has overcharged Tenant, Landlord shall credit Tenant toward the payment of additional Rent next due and payable under this Lease the amount of such overcharge (or, if the Term has expired or terminated, Landlord shall pay Tenant such overcharge within thirty (30) days thereafter). If the Final Finding determines that Tenant was undercharged, then within thirty (30) days after the Final Finding, Tenant shall reimburse Landlord the amount of such undercharge.
(ix)Tenant shall bear and pay when due the cost of the audit, except that if the Final Finding results in a determination that Landlord overstated Operating Expenses, Taxes or Insurance Expenses by more than five percent (5%) in the aggregate for the calendar year subject to the audit, Landlord shall pay its own audit costs and reimburse Tenant for the out-of-pocket cost of the auditors.

(x)The results of any audit of Operating Expenses, Taxes or Insurance Expenses hereunder shall be treated by Tenant, all auditors, and their respective employees and agents as confidential, and shall not be discussed with nor disclosed to any third party, except for disclosures required by applicable law, court rule or order or in connection with any litigation or arbitration involving Landlord or Tenant. Tenant shall use commercially reasonable efforts to cause its auditors, and its employees and agents, to abide by the provisions of this Section 7(i)(x).
8.Late Charge. Other remedies for non-payment of Rent notwithstanding but subject to the provisions of this Article 8, if any monthly installment of Base Rent or additional Rent is not received by Landlord on or before the date due, or if any payment due Landlord by Tenant which does not have a scheduled due date is not received by Landlord on or before the thirtieth (30th) day following the date Tenant was invoiced for such charge, a late charge of five percent (5%) of such past due amount shall be immediately due and payable as additional Rent; additionally, interest shall accrue on all delinquent amounts from the date past due until paid at the lower of (a) [***] per year or fraction thereof from the date such payment is due until paid, or (b) the highest rate permitted by applicable law (the “Interest Rate”). Notwithstanding the foregoing, no late charge nor interest shall accrue on any past due amount the first time (and only the first time) in any twelve (12) consecutive month period during the Term that Tenant fails to pay Rent or any other charge due hereunder (the "First Time Failure") unless such First Time Failure continues for a period of five (5) days after receipt by Tenant of notice from Landlord that such amount is due and payable, provided that this notice period shall not be deemed to increase any notice and cure period set forth in Article 31. Landlord and Tenant hereby agree that Landlord’s damage by virtue of such delinquencies would be difficult to compute and the amount stated herein represents a reasonable estimate thereof. The provision for a late charge set forth in this Article 8, and any collection of a late charge by Landlord, shall not be deemed a waiver of any breach or Default by Tenant under this Lease or of any other remedy of Landlord hereunder.
9.Partial Payment. No payment by Tenant or acceptance by Landlord of an amount less than the Rent herein stipulated shall be deemed a waiver of any other Rent due. No partial payment or endorsement on any check or any letter accompanying such payment of Rent shall be deemed an accord and satisfaction, but Landlord may accept such payment without prejudice to Landlord’s right to collect the balance of any Rent due under the terms of this Lease or any late charge or interest assessed against Tenant hereunder. No payment by Landlord or acceptance by Tenant of an amount less than the full amount due and payable by Landlord shall be deemed a waiver of any payment due. No partial payment or endorsement on any check or any letter accompanying such payment shall be deemed an accord and satisfaction, but Tenant may accept such payment without prejudice to Tenant’s right to collect the balance of any payment due under the terms of this Lease.
10.Letter of Credit.
(a)Generally. Within thirty (30) days after Tenant’s execution and delivery of this Lease to Landlord, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease, including any post lease termination damages under Section 1951.2 of the California Civil Code, a standby, unconditional, irrevocable, transferable (with Tenant responsible for the payment of any transfer fee or charge imposed by the Issuing Bank, as defined below) letter of credit (the “Letter of Credit”) in the form of Exhibit F attached hereto or such other form approved in writing in advance by Landlord and containing the terms required herein, in the face amount of $2,840,260.92 (the “Letter of Credit Amount”), naming Landlord as beneficiary, issued (or confirmed) by a financial institution reasonably acceptable to Landlord (the “Issuing Bank”), permitting multiple and partial draws thereon from a location in San Francisco, California or Manhattan, New York (or, alternatively, permitting draws via overnight courier or facsimile in a manner reasonably acceptable to Landlord), and otherwise in form reasonably acceptable to Landlord in its reasonable discretion. The Letter of Credit shall be “callable” at sight, permit partial draws and multiple presentations and drawings, and be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. In the event of an assignment by Tenant of its interest in this Lease (and irrespective of whether Landlord’s consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord’s prior written approval, in Landlord’s reasonable discretion, and the reasonable attorney’s fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within [***] days of billing. Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, amendment, renewal or extension) in the Letter of Credit Amount through the date (the “Final LC Expiration Date”) that is the later to occur of (x) the date that is [***] days after the scheduled expiration of the Term and (y) the date that is [***] days after Tenant vacates the Premises and completes any restoration or repair obligations. In furtherance of the foregoing, Landlord and Tenant agree that the Letter of Credit shall contain a so-called “evergreen provision,” whereby the Letter of Credit will automatically be renewed unless at least [***] days’ prior written notice of non-renewal is provided by the Issuing Bank to Landlord; provided, however, that the final expiration date identified in the Letter of Credit, beyond which the Letter of Credit shall not automatically renew, shall not be earlier than the Final LC Expiration Date. Tenant shall neither assign nor encumber the Letter of Credit or any part thereof. Neither Landlord nor its successors or assigns will be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance of the Letter of Credit by Tenant in violation of this Article. If the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the Issuing Bank), Tenant shall deliver a new or amended Letter of Credit or certificate of renewal or extension to Landlord not later than thirty (30) days prior to the expiration or termination of the Letter of Credit then held by Landlord. Any renewal, amended or replacement Letter of Credit shall comply with all of the provisions of this Article 10.
(b)Drawing under Letter of Credit. Landlord, or its then managing agent, without prejudice to any other remedy provided in this Lease or by law, shall have the right to draw down an amount up to the face amount of the Letter of Credit (except as expressly limited below) if any of the following shall have occurred or be applicable: (i) such amount is due to

Landlord under the terms and conditions of this Lease following the expiration of notice and cure periods (if any); or (ii) Tenant is in Default, or (iii) Tenant has filed a voluntary petition under the U.S. Bankruptcy Code or any State bankruptcy code (collectively, “Bankruptcy Code”), or (iv) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (v) Tenant executes an assignment for the benefit of creditors, or (vi) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law, or (vii) the Issuing Bank has notified Landlord that the Letter of Credit will not be renewed or extended through the Final LC Expiration Date and Tenant fails to timely provide a replacement Letter of Credit or (viii) Tenant fails to timely provide a replacement Letter of Credit pursuant to the penultimate sentence of Section 10(a) above (the events described in clauses (iii), (iv), (v) and (vi) above, collectively, being referred to herein as an “Insolvency Event”). Upon any such draw, Landlord may use all or any part of the proceeds as set forth in this Article 10. With respect to clause (i) above, Landlord may draw down the amount that is due to Landlord. With respect to clause (ii) above, Landlord may draw down the amount necessary to cure the Default. With respect to all other clauses (i.e., (iii) through (viii)), Landlord may draw down the entire then available face amount of the Letter of Credit.
(c)Use of Proceeds by Landlord. The proceeds of any draw upon the Letter of Credit in accordance with Section 10(b) which are not used to pay for damages suffered by Landlord (the “Unused Proceeds”) as described above shall, subject to the provisions of this Article 10, constitute Landlord’s sole and separate property (and not Tenant’s property or the property of Tenant’s bankruptcy estate) and need not be segregated from any other funds of Landlord. Subject to the terms of this Article 10, Tenant (i) agrees that (A) Tenant has no property interest whatsoever in the proceeds from any such draw, and (B) such proceeds shall not be deemed to be or treated as a “security deposit” under the Security Deposit Laws (defined below), and (ii) waives all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Any Unused Proceeds shall be paid by Landlord to Tenant (x) upon receipt by Landlord of a replacement Letter of Credit in the full Letter of Credit Amount, which replacement Letter of Credit shall comply in all respects with the requirements of this Article 10, or (y) within thirty (30) days after the Final LC Expiration Date; provided, however, that if prior to the Final LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the Unused Proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in any case pursuant to a final court order not subject to appeal or any stay pending appeal.
(d)Additional Covenants of Tenant.
(i)Replacement of Letter of Credit if Issuing Bank No Longer Satisfactory to Landlord. If, at any time during the Term, Landlord determines that (A) the Issuing Bank is permanently or indefinitely closed for any reason, whether by the Federal Deposit Insurance Corporation (“FDIC”), by any other governmental authority, or otherwise, or (B) the Issuing Bank fails to meet any of the following three ratings standards as to its unsecured and senior, long-term debt obligations (not supported by third party credit enhancement): (x) “A2” or better by Moody’s Investors Service, or its successor, (y) “A” or better by Standard & Poor’s Rating Service, or its successor; or (z) “A” or better by Fitch Ratings, or its successor, or (C) the Issuing Bank is no longer considered to be well capitalized under the “Prompt Corrective Action” rules of the FDIC (as disclosed by the Issuing Bank’s Report of Condition and Income (commonly known as the “Call Report”) or otherwise), or (D) the Issuing Bank has been placed into receivership by the FDIC, or has entered into any other form of regulatory or governmental receivership, conservatorship or other similar regulatory or governmental proceeding, or is otherwise declared insolvent or downgraded by the FDIC or other governmental authority (any of the foregoing, an “Issuing Bank Credit Event”), then, within [***] days following Landlord’s notice to Tenant, Tenant shall deliver to Landlord a new Letter of Credit meeting the terms of this Article 10 issued by an Issuing Bank meeting Landlord’s credit rating standards and otherwise reasonably acceptable to Landlord, in which event, Landlord shall return to Tenant the previously held Letter of Credit. If Tenant fails to timely deliver such replacement Letter of Credit to Landlord within such thirty [***] period, such failure shall be deemed a Default by Tenant under this Lease, without the necessity of additional notice or the passage of additional grace periods, entitling Landlord to draw upon the Letter of Credit and exercise all other available rights and remedies.
(ii)Replacement of Letter of Credit Upon Draw. If, as a result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit plus any cash proceeds previously drawn by Landlord and not applied pursuant to Section 10(c) above shall be less than the Letter of Credit Amount, Tenant shall, within [***] days thereafter, provide Landlord with additional Letter(s) of Credit in an amount equal to the deficiency (or a replacement or amended Letter of Credit in the total Letter of Credit Amount), and any such additional (or replacement or amended) Letter of Credit shall comply with all of the provisions of this Article 10; notwithstanding anything to the contrary contained in this Lease, if Tenant fails to timely comply with the foregoing, the same shall constitute a Default by Tenant under this Lease, without the necessity of additional notice or the passage of additional grace periods.
(e)Nature of Letter of Credit. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, including Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”), (2) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Without limiting the generality of the foregoing, Tenant hereby agrees that Landlord may claim those sums specified in Section 10(c) above to the extent Landlord is permitted to claim such sums under the terms and conditions of this Lease to compensate Landlord for any loss or damage caused by the acts or omissions of Tenant or Tenant’s breach of this Lease, including any damages Landlord suffers following termination of this Lease, and/or to compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including those specifically identified in Section 1951.2 of the California Civil Code. For the avoidance of doubt, Tenant hereby freely and voluntarily waives the benefits of Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or superseded, and Landlord shall only be required to return to Tenant the balance, if any, of the proceeds of the Letter of Credit remaining after all damages incurred by Landlord as a result of any Default by Tenant have been determined and satisfied (to the extent funds are available) from the Letter of Credit, as applicable.
(f)Approval of Initial Issuing Bank. As of the Effective Date, Landlord hereby approves [***] as an Issuing Bank of the Letter of Credit substantially in form and substance attached hereto as Exhibit F.
11.Use of Premises.
(a)Generally. Tenant shall use and occupy the Premises for general office purposes and ancillary purposes reasonably related thereto and for no other purpose. The Premises shall not be used for any illegal purpose, nor in violation of any valid regulation of any governmental body, nor in any manner to create any nuisance or trespass, nor in any manner which will void the insurance or materially increase the rate of insurance on the Premises or the Building, nor in any manner that would cause the occupancy level of the Premises to exceed the standard density limit for the Building (i.e., one (1) occupant per 150 RSF (the “Standard Density”)); provided, however, that it is acknowledged that it shall not be a Default if the Standard Density is exceeded for occasional periods not more frequently than monthly and not exceeding one (1) Business Day in duration for short-term special events, such as all-hands meetings, company retreats, or holiday celebrations, that, in each case, are consistent with similar events or meetings typical of general office purposes in a first-class office building, do not unreasonably disturb other tenants of the Building and otherwise comply with all terms, conditions and limitations of this Lease. The foregoing notwithstanding and without limiting the right of Landlord to use other space in the Building, in no event shall the Premises be used for: (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign government or political subdivision thereof; (iii) offices of any health care professionals or service organization, except for administrative offices where no diagnostic, treatment or laboratory services are performed; (iv) schools or other training facilities that are not ancillary to executive, professional or corporate administrative office use; (v) retail or restaurant uses; (vi) broadcast studios or other broadcast production facilities, such as radio and/or television stations; (vii) the licensing or subleasing of space within the Premises to others as a primary business, including executive suite operations; (viii) product display or demonstration facilities; (ix) offices at which deposits or bills are regularly paid in person by customers; (x) personnel agencies, except offices of executive search firms or staffing search firms; (xi) research or testing laboratories; and (xii) those uses prohibited pursuant to Article 61 below.
(b)Hazardous Materials.

(i)Prohibition. Tenant shall not cause or permit the receipt, storage, use, location or handling on the Project (including the Building and Premises) of any product, material or merchandise which is explosive, highly inflammable, or a “Hazardous Material,” as that term is hereafter defined. “Hazardous Material” shall include all materials or substances which are listed in, regulated by or subject to any applicable federal, state or local laws, rules or regulations from time to time in effect, including hazardous waste (as defined in the Resource Conservation and Recovery Act); hazardous substances (as defined in the Comprehensive Emergency Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act); gasoline or any other petroleum product or by-product or other hydrocarbon derivative; toxic substances (as defined by the Toxic Substances Control Act); insecticides, fungicides or rodenticides (as defined in the Federal Insecticide, Fungicide, and Rodenticide Act); and asbestos, radon and substances determined to be hazardous under the Occupational Safety and Health Act or regulations promulgated thereunder. Notwithstanding the foregoing, Tenant shall not be in breach of this provision as a result of the presence in the Premises of minor amounts of Hazardous Materials which are transported, stored, used and disposed of in compliance with all applicable laws, ordinances and regulations and are customarily present in a general office use (e.g., copying machine chemicals and kitchen cleansers).
(ii)Indemnification by Tenant. Without limiting in any way Tenant’s obligations under any other provision of this Lease, Tenant and its successors and assigns shall indemnify, protect, defend (with counsel reasonably approved by Landlord) and hold Landlord, its partners, officers, directors, shareholders, employees, agents, lenders, contractors and each of their respective successors and assigns (the “Indemnified Parties”) harmless from [***] to the extent they arise during or after the Term from Tenant’s violation of Section 11(b)(i). The indemnities contained herein shall survive the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary stated in this Section 11(b)(ii), Tenant shall not be liable to Landlord under this Section 11(b)(ii) for any indemnity obligation, removal, remediation and/or encapsulation of Hazardous Material to the extent such Hazardous Materials (A) exist on or about the Premises, Building or Project on the Delivery Date, or (B) migrate onto the Premises, Building or Project, in each instance other than as a result of Tenant’s violation of Section 11(b)(i). This Section shall not be deemed a limitation on Landlord’s obligations under Section 4 of the Work Agreement.
(iii)Duties of Landlord. If any Hazardous Materials are voluntarily brought into the Premises, Building or Project by Landlord, its agents, contractors or employees, Landlord shall investigate and remediate such Hazardous Materials, to the extent required by applicable laws; provided, however, that Landlord may appeal any governmental order in that regard so long as such appeal does not jeopardize the health or safety of any person. Nothing contained in this Section 11(b)(iii) shall limit Landlord’s obligations under Section 4 of the Work Agreement.
12.Compliance with Laws.

(a)By Tenant. Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity which are now in force or which may hereafter be enacted or promulgated, including the Americans with Disabilities Act of 1990, as amended (collectively, “Law(s)”), regarding the operation of Tenant’s business and Tenant’s use or occupancy, or the condition or configuration, of the Premises. In addition, Tenant, at its sole cost and expense, shall promptly comply with any Laws that relate to the Base Building (defined below) and/or any areas of the Building or the Project outside the Premises, but only to the extent such obligations are specifically triggered by (i) Tenant’s particular use of the Premises (as opposed to office use in general), (ii) Alterations or improvements in the Premises performed by or on behalf of Tenant (provided this subparagraph (ii) shall not obligate Tenant to cure non-compliance with Laws that are (A) expressly Landlord’s obligation under this Lease to cure, (B) pre-existed the performance of Tenant’s Alterations or improvements in the Premises and is not exacerbated in any way by such Alterations or improvements, and (C) is required to be cured by valid written order of governmental authorities with jurisdiction as a precondition to the issuance or closure of permits for the Tenant Improvements, Tenant’s Alterations or other improvements, provided that nothing herein shall prevent or prohibit Landlord from challenging or contesting any such written order), or (iii) Tenant’s occupancy of the Premises in excess of the Standard Density, except that, following the relevant Delivery Date, Tenant shall be fully responsible at its expense for the compliance of the Premises, including the restrooms and corridors on each full floor of the Premises, with all applicable Laws (without reference to the cause of any lack of compliance). “Base Building” shall include the structural portions of the Building, the roof and roof membrane, exterior walls, foundation, the public restrooms and the Building mechanical, electrical, life-safety and plumbing systems and equipment located in the internal core of the Building. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law.
(b)By Landlord. Landlord, at Landlord’s sole cost and expense, shall initially perform the work necessary, using Building-standard plans and finishes, to cause the path of travel through the Project to the Premises and the Building-standard restrooms inside the Premises to comply with all Laws, including the Americans with Disabilities Act, Title 24 and corresponding state law provisions regarding accessibility (but not with respect to additional accessibility requirements, if any, arising from Tenant’s particular employees or Tenant’s particular use constituting a place of public accommodation) in effect and as interpreted as of the Effective Date. Tenant shall be responsible for any alterations, additions or improvements required by Law to be made to or in the Premises or any part of the Building as a result of Tenant’s proposed alterations, additions or improvements. Landlord shall comply with all Laws relating to the Base Building (exclusive of any Base Building systems that were constructed by or for the benefit of Tenant) and the Common Areas, provided that such compliance with Laws is not the responsibility of Tenant under Section 12(a) or the other provisions of this Lease, and provided further that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a temporary certificate of occupancy or its equivalent for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees, or would otherwise materially, adversely affect Tenant’s use and occupancy of the Premises. Notwithstanding the foregoing, Landlord shall have the right to contest in good faith any alleged violation of Law, including the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Law. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Section 12(b) to the extent consistent with the terms of Section 7(b) above. The foregoing notwithstanding, Landlord shall not be deemed to be in breach of the provisions of this Section 12(b) until a reasonable time for initiating and completing any required action has elapsed following the receipt by Landlord of a written notice from Tenant stating the nature and location of the action required. It is acknowledged that a failure of Landlord to fulfill the obligations set forth in the first sentence of this paragraph that unreasonably and materially interferes with the substantial completion of the Tenant Improvements could constitute a Landlord Delay under Section 5.2 of the Work Agreement, subject to the terms and conditions of Article 5 of the Work Agreement (including without limitation the definition of “Landlord Delay”).
13.Waste Disposal. All normal trash and waste (i.e., waste that does not require special handling pursuant to the provisions of this Article 13 set forth below), including, recycling, trash and composted materials, shall be placed in appropriate receptacles in the Premises in conformance with the guidelines of the local waste disposal plan then in effect and the rules and regulations issued by Landlord and shall be disposed of through the Building’s janitorial service. Tenant shall be responsible for the removal and disposal of any waste deemed by any governmental authority having jurisdiction over the matter to be hazardous or infectious waste or waste requiring special handling or waste that cannot be deposited in a compactor according to City or local regulations, such removal and disposal to be in accordance with any and all applicable Laws. Tenant agrees to separate and mark appropriately all waste to be removed and disposed of through the Building’s janitorial service and hazardous, infectious or special waste to be removed and disposed of by Tenant pursuant to the immediately preceding sentence. Tenant covenants and agrees, at its sole cost and expense, to comply with Landlord’s recycling and composting program. To the extent commercially feasible, Tenant shall dispose of in an environmentally sustainable manner any equipment, furnishings or materials no longer needed by Tenant and shall recycle or re-use such materials in accordance with reasonable standards adopted for the Building from time to time to comply with applicable Law or in furtherance of a program described in Article 54.
14.Rules and Regulations. The current rules and regulations of the Building, a copy of which is attached hereto as Exhibit D, and all reasonable rules and regulations and modifications thereto which Landlord may hereafter from time to time adopt and promulgate after notice thereof to Tenant (collectively, the “Rules and Regulations”) are hereby made a part of this Lease and shall be observed and performed by Tenant, its agents, employees and invitees; provided that additions or modifications to the Rules and Regulations after the Effective Date shall not materially increase Tenant’s obligations, or materially reduce Tenant’s rights, under the express provisions of this Lease. In the event of any conflict between the Rules and Regulations and the terms of this Lease, the terms of this Lease shall control.
15.Services.

(a)Generally. The normal business hours of the Building (“Building Service Hours”) shall be from 7:00 A.M. to 6:00 P.M. on Monday through Friday, exclusive of Building holidays as designated by Landlord in Landlord’s sole discretion (“Building Holidays”). Initially and until further notice by Landlord to Tenant, the Building Holidays shall be: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. “Business Days” are defined as Monday through Friday, exclusive of Building Holidays. Landlord shall furnish, or cause to be furnished, to the Premises, the following utilities and services during Building Service Hours except as noted (collectively, the “Basic Services”):
(i)Passenger elevator service at all times;
(ii)Heating, ventilation and air conditioning (“HVAC”) during Building Service Hours on Business Days reasonably adequate to allow for the comfortable occupancy of the Premises, subject to governmental regulations and compliance with voluntary energy conservation restrictions and provided that the occupancy level of the Premises and the heat generated by electrical lighting and fixtures do not exceed the following thresholds:
(1)Occupant Load: The Standard Density; and
(2)Equipment and Lighting Load: Three (3) watts per usable square foot;
(iii)Tepid and cold water at those points of supply in the restrooms located in the Premises and in the Common Areas provided for general use of other tenants in the Building;
(iv)Janitorial service Monday through Friday (exclusive of Building Holidays), which service shall be provided to a standard that is within the range of janitorial service provided in Comparable Buildings;
(v)A connection point on each floor of the Premises for Tenant’s lighting fixtures and incidental use equipment, provided that the demand electrical load of the incidental use equipment does not exceed three (3) watts per RSF of the Premises during Building Service Hours, provided that no single item of electrical equipment consumes more than 0.5 kilowatts at rated capacity or requires a voltage other than 120 volts, single phase, which electrical usage shall be subject to applicable Laws and regulations, including Title 24 (the “Standard Electricity Allocation”) (Tenant shall pay or reimburse Landlord for any electrical service in excess of the Standard Electricity Allocation), including, at Landlord’s option, the cost of purchase and installation of any equipment necessary to meter such usage); and
(vi)Replacement of Building-standard lamps and ballasts as needed from time to time.
(b)Extra Services. Except as expressly set forth herein, Tenant shall have no right to any services in excess of those provided herein; however, Landlord shall provide to

Tenant at Tenant’s sole cost and expense (and subject to the limitations set forth below) the following extra services (collectively the “Extra Services”):
(i)If Tenant requests to receive HVAC service during hours other than Building Service Hours, Tenant will be required to pay Landlord’s then standard charge for additional HVAC service and to provide such prior notice as is reasonably specified by Landlord. With Landlord’s consent, Tenant may also install additional heat pumps within and serving the Premises in accordance with the provisions of Article 22, provided that Landlord shall have the right to require that Tenant remove some or all of such heat pumps as Specialty Alterations (defined in Article 22) at the expiration or sooner termination of this Lease. As of the Effective Date, the charge per floor for after-hours cooling/heating and ventilation in the Building is as follows: (i) as to heating or cooling, [***] per hour or fraction thereof; and (ii) as to fan driven ventilation without heating or cooling, [***] per hour or fraction thereof, but such rates are subject to change from time to time based on increases in Landlord’s actual cost of providing afterhours HVAC. Both such afterhours services have a four (4) hour minimum and require seventy-two (72) hours’ notice with a twenty-four (24) hour cancellation notice (or a four (4) hour fee applies);
(ii)Tenant expressly acknowledges that it may be necessary to install supplemental HVAC units serving the Premises, particularly with respect to so-called “high density” areas such as meeting rooms, conference rooms and “high consumption” areas such as server rooms. If Tenant desires to connect any supplemental HVAC units to the Building’s condenser water loop or chilled water line (there are condenser water taps located on every floor in the janitor’s closet), Tenant’s right to so connect shall be conditioned upon Landlord having adequate excess capacity from time to time and such connection and use shall be subject to Landlord’s reasonable approval and reasonable restrictions imposed by Landlord, and Landlord shall have the right to charge Tenant a connection fee and/or a monthly usage fee, as reasonably determined by Landlord. Further, if Tenant elects to install a supplemental HVAC unit, Tenant will be required to install (A) a circulation pump properly sized for the water supply between the supply and return condenser risers with sufficient ability to circulate condenser water through the cooling tower(s) and (B) a sub-meter measuring the electrical demand used with respect to the condenser water (and Tenant will be responsible for any such electrical charges);
(iii)Landlord shall have the right to measure Tenant’s usage either for the Premises or for any specific use within the Premises (including Tenant’s information technology equipment) for electricity, water, gas, steam, or other utility usage by commonly accepted methods, including the installation of measuring devices such as submeters and check meters. Any meter so installed may, at Landlord’s option, be a “smart meter”. Tenant shall pay for the consumption shown on the meter plus any fee applicable to reading the meter, either directly to the third-party utility provider in the case of a direct meter or to Landlord in the case of a check submeter or check meter, and Tenant shall provide a monthly report to Landlord of Tenant’s usage as measured by the meter. If it is determined that Tenant is using electricity in such quantities or during such periods as to cause the total cost of Tenant’s electrical usage, on a monthly, per rentable square foot basis, to exceed the Standard Electricity Allocation, Tenant shall pay Landlord as additional Rent the estimated cost of such excess electrical usage and, if

Tenant fails to reduce its usage to the Standard Electricity Allocation within thirty (30) days after Landlord’s written notice thereof (which written notice requirement may be satisfied by delivery of the first invoice for excess electrical usage), if applicable, for the cost of purchasing, installing and maintaining the measuring device(s). The immediately previous sentence shall not be deemed to be a limitation on Tenant’s obligations to install a sub-meter for electrical demand of supplemental HVAC units pursuant to Section 15(b)(ii) above;
(iv)If Tenant installs or operates a server room or supplemental HVAC units or other forms of high-consumption equipment or areas, Landlord will have the right to install, at Tenant’s sole cost and expense, a separate electrical meter to measure Tenant’s electrical consumption in such areas or from such equipment and to require that Tenant pay Landlord directly for the electricity consumed in such areas or by such equipment, on a monthly basis, within thirty (30) days after the delivery of an invoice from Landlord; and
(v)If Tenant uses any other services in an amount or for a period in excess of that provided for herein, then Landlord reserves the right to charge Tenant as additional Rent hereunder a reasonable sum as reimbursement for the cost of such added services, and to charge Tenant for the cost of any administrative time, additional equipment or facilities or modifications thereto which are necessary to provide the additional services, and/or to discontinue providing such excess services to Tenant. Notwithstanding anything to the contrary contained in this Lease, in connection with the charges contemplated by this Section 15(b)(v), (A) such charges may only be imposed in connection with excess services which are actually requested in writing by Tenant from Landlord, (B) the imposition of such charges shall be enforced in a non-discriminatory manner as towards Tenant in comparison with similarly situated tenants, and (C) in no event shall any amount charged to Tenant under this Section 15(b)(v) be included in Operating Expenses (but rather shall be paid directly by Tenant in addition to Tenant’s Share of excess Operating Expenses).
(c)Cooperation by Tenant. Tenant agrees to reasonably cooperate with Landlord and to comply with all regulations and requirements which Landlord may from time to time prescribe in writing to similarly situated tenants and occupants of the Building for the use of the utilities and Basic Services described herein. Landlord shall not be liable to Tenant for the failure of any other tenant, or its assignees, subtenants, employees, or their respective invitees, licensees, agents or other representatives to comply with such regulations and requirements.
(d)Reasonable Modifications. Landlord reserves the right from time to time to make reasonable and nondiscriminatory modifications to the above standards for Basic Services and Extra Services, so long as the Basic Services provided to Tenant as set forth herein are not reduced in a material and adverse manner.
(e)Interruptions. Landlord shall not be liable for any damages directly or indirectly resulting from the interruption in any of the services described above, nor shall any such interruption entitle Tenant to any abatement of Rent (except as provided in this paragraph below) or any right to terminate this Lease or be deemed an eviction, constructive or actual. Landlord shall use good faith efforts to furnish uninterrupted services as required above. Tenant hereby waives the provisions of California Civil Code Section 1932(1) and any other applicable existing or future Law permitting the termination of this Lease due to an interruption, failure or inability to provide any services. Notwithstanding the foregoing, in the event that any interruption or discontinuance of services provided by Landlord pursuant to Section 15(a) above (i) was within the reasonable control of Landlord to prevent (and was not caused in any way by the act or omission of Tenant or Tenant’s employees, agents, invitees or contractors (where there was a duty to act)), (ii) continues beyond four (4) Business Days after the date of delivery of written notice from Tenant to Landlord, (iii) materially and adversely affects Tenant’s ability to conduct business in the Premises, or any material portion thereof, and (iv) on account of such interruption or disturbance Tenant ceases doing business in the Premises, Base Rent shall abate proportionately, beginning on the fifth (5th) Business Day after delivery of said notice and continuing for so long as Tenant remains unable to (and in fact does not) conduct its business in the Premises or such portion thereof. Landlord will use good faith efforts to restore such interrupted or discontinued service as soon as reasonably practicable.
16.Telephone and Data Equipment. Other than Landlord’s agreement to provide riser space as set forth in this paragraph below, Landlord shall have no responsibility for providing to Tenant any telephone or data equipment, including wiring, within the Premises or for providing telephone or data service or connections to the Premises, except as required by Law. Tenant shall not alter, modify, add to or disturb any telephone or data wiring in the Premises or elsewhere in the Building without the Landlord’s prior written consent (not to be unreasonably withheld, conditioned or delayed). Tenant shall be liable to Landlord for any damage to the telephone or data wiring in the Building due to the act, negligent or otherwise, of Tenant or any employee, agent, invitee or contractor of Tenant. Tenant shall have access to a portion (as determined by Landlord) of the existing Building risers, raceways and shafts available for use by tenants of the building and of the telephone or data closets within the Building in the manner and under procedures established by Landlord, which may include a requirement that Landlord’s riser manager be present when Tenant or its vendors or contractors access the riser. Tenant shall promptly notify Landlord of any actual or suspected failure of telephone or data service to the Premises. All costs incurred by Landlord for the installation, maintenance, repair and replacement of telephone or data wiring within the Building shall be an Operating Expense unless and to the extent Landlord is separately reimbursed for such costs by any tenants of the Building. Landlord shall not be liable to Tenant and Tenant waives all claims against Landlord whatsoever, whether for personal injury, property damage, and loss of use of the Premises, or otherwise, due to the interruption or failure of telephone or data services to the Premises, however caused. Tenant agrees to obtain business interruption insurance adequate to cover any damage, loss or expense occasioned by the interruption of telephone or data service. All electronic, fiber, phone and data cabling and related equipment that is present in the Premises as of the Effective Date or that is installed by or for the exclusive benefit of Tenant is referred to herein as “Cable”. Landlord may designate specific contractors with respect to oversight, installation, repair, connection to, and removal of vertical Cable. All Cable shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Cable with wire) to show Tenant’s name, suite number, and the purpose of such Cable (a) every six (6) feet outside the Premises (specifically including the electrical room risers and any Common Areas), and (b) at the termination point(s) of such Cable.

17.Signs.
(a)Generally. Tenant shall not paint or place any signs, placards, or other advertisements of any character upon, or visible through, the exterior windows of the Premises (except with the prior consent of Landlord, which consent may be withheld by Landlord in its absolute discretion), and, except as provided in Section 17(c), Tenant shall place no signs upon the outside walls, the Common Areas or the roof of the Building.
(b)Building-Standard Signage. Landlord, at Landlord’s sole cost and expense, shall initially provide Tenant with Building-standard identification in the Building’s ground floor lobby as well as Building-standard signage in the elevator lobby on each floor on which the Premises are located. Any subsequent changes to, or revisions or replacements of such signage required by Tenant, shall be at Tenant’s sole cost and expense. Subject to Landlord’s prior approval as to the particulars thereof in accordance with the Work Agreement, Tenant shall be permitted to install its corporate graphics in the lobby on each or any full floor of the Premises; provided that, subject to Tenant’s right to use the Aggregate Allowances (as defined in and subject to the terms and conditions of the Work Agreement), Tenant shall be solely responsible for all costs associated with the installation, repair, maintenance and removal of such signage, including the restoration of the surfaces and coverings of the walls to their appearance and condition prior to the installation of such graphics.
(c)Exterior Signage. Subject to (i) the terms and provisions of this Section 17(c), (ii) Landlord’s prior written approval of the size, design, materials, location, method of attachment, illumination and overall appearance thereof, which approval may be granted or withheld in Landlord’s sole discretion consistent with the Building’s aesthetics and quality standards, and (iii) Tenant's procurement and maintenance, at Tenant's cost, of any and all necessary governmental approvals, Named Tenant shall be entitled to install signage on the Building exterior identifying Tenant (the "Exterior Signage"). Landlord and Tenant will work together in good faith to formulate a mutually agreeable configuration for the Exterior Signage to be placed on a column near the Building’s entrance, provided that Landlord’s determination whether to agree to such configuration (including graphics, colors, and final location of the Exterior Signage) shall be in Landlord’s sole discretion as set forth in subparagraph (ii) above. The Exterior Signage shall not penetrate or adversely affect the structural elements, curtain wall system, waterproofing or building systems except to the extent expressly approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed). The Exterior Signage shall be installed by Tenant at Tenant's sole cost and expense (subject to Tenant’s right to use the Aggregate Allowances, as defined in and subject to the terms of the Work Agreement) in accordance with procedures approved in advance in writing by Landlord (such approval not to be unreasonably withheld, conditioned or delayed). Tenant shall maintain insurance covering such signage and shall be responsible for any damage or injury arising from the installation, maintenance, existence or removal of such signage. All such Exterior Signage shall be maintained in first-class condition by Tenant at Tenant's sole cost and expense. Without limitation, Tenant will, promptly upon notice from Landlord, repair any damage to any such Exterior Signage so that, at all times, the Exterior Signage is unmarred, clean and attractive. No changes to the Exterior Signage from the location, configuration, graphics, colors, materials or any other aspect initially approved by Landlord may be made by Tenant (whether before or after a Transfer (defined in Section 40(b)) to a Named Tenant Party as hereinafter set forth) without the prior written consent of Landlord, which may be granted or withheld in Landlord's sole and absolute discretion. The Exterior Signage shall not depict the name of any entity other than Hinge Health without the prior written consent of Landlord in its sole discretion. The right to Exterior Signage is personal to Named Tenant, and may not be transferred to any other party; provided that the Exterior Signage may remain following a Transfer to a Named Tenant Party, but no changes shall be permitted to the Exterior Signage upon such a Transfer without Landlord’s consent, as set forth above. At the expiration or sooner termination of the Lease or such earlier time as Tenant is no longer entitled to maintain Exterior Signage under the terms of this Section 17(c), Tenant shall remove all Exterior Signage (or, at Landlord's option, Landlord will perform such removal), at Tenant's sole cost and expense, and repair (or Landlord will repair at Tenant's expense) all damage to the Building incurred as a consequence of the installation, maintenance or removal of the Exterior Signage to Landlord's reasonable satisfaction. The right to Exterior Signage shall, at Landlord's option, be rescinded, null and void and of no further force or effect, at any time, if a Named Tenant Party does not lease at least four (4) full floors of the Building and occupy (i.e., without regard to subtenants or assignees) at least three (3) full floors of the Building. For purposes of the immediately previous sentence, Tenant will be deemed to occupy the Premises during the performance of the initial Tenant Improvements therein. Tenant’s signage rights are non-exclusive and Landlord shall be entitled to grant other tenants of the Building exterior signage rights in Landlord’s sole discretion.
18.Parking and Amenity Areas.
(a)Vehicle Parking.
(i)Subject to Section 18(a)(ii), Tenant shall have the right to lease up to the number of vehicle parking spaces described in the Basic Lease Provisions pursuant to the terms of Exhibit I attached hereto.
(ii)On or before the date that is [***] days prior to the scheduled Rent Commencement Date, Tenant may advise Landlord of the number of vehicle parking spaces (not to exceed the maximum amount in the Basic Lease Provisions) Tenant intends to use during the calendar year in which the Rent Commencement Date occurs and through January 31 of the next calendar year, provided that if Tenant fails to so advise Landlord of the number of vehicle parking spaces by such date, Tenant’s initial number of parking spaces shall be fifteen (15) until such time as Tenant delivers a Parking Adjustment Notice (defined below), provided that after a reduction below the maximum number stated in the Basic Lease Provisions, any subsequent increase shall be subject to availability. Tenant shall lease such number of vehicle parking spaces pursuant to the terms of Exhibit I during such period. Thereafter, by written notice to Landlord (a “Parking Adjustment Notice”) on or before January 31 of any subsequent calendar year during the Term, Tenant may adjust the number of vehicle parking spaces to be leased by Tenant for the ensuing twelve (12) month period (i.e., between February 1 of such year and January 31 of the following year), or such fewer number of months that then remain in the Term, to any number between zero (0) and the maximum number of parking spaces described in the

Basic Lease Provisions, but never in excess thereof, and subject to availability as set forth above. If Tenant does not timely deliver a Parking Adjustment Notice, it shall continue to lease the number of vehicle spaces previously leased for the ensuing twelve (12) month period, or fewer number of months that then remain in the Term, as applicable. Effective as of each February 1 after which a Parking Adjustment Notice has been delivered, Tenant’s allocated number of vehicle parking spaces shall be adjusted to the number identified in the Parking Adjustment Notice (never in excess of the amount stated in the Basic Lease Provisions and subject to availability) and monthly payment pursuant to the Parking Agreement attached as Exhibit I shall be adjusted based on the number of vehicle parking spaces then leased.
(b)Bicycle Parking, Showers and Lockers. Tenant shall have the non-exclusive right to use the Building’s designated bicycle storage area and adjacent showers and lockers (collectively, the “Bicycle, Shower and Locker Amenities”) at no additional charge (provided this sentence shall not be a limitation on Landlord’s right to include costs regarding the Bicycle, Shower and Locker Amenities in Operating Expenses). Tenant’s use of the Bicycle, Shower and Locker Amenities shall be at Tenant’s sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for damage to the bicycles of Tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the bicycle storage and other rights granted herein or any of Tenant’s, its employees and/or visitors’ use of the Bicycle, Shower and Locker Amenities. Without limiting the foregoing, but subject to such rules and regulations as Landlord may reasonably impose, Tenant shall have the right to bring bicycles into the Premises through the Building’s freight elevator.
(c)Conferencing Center. Landlord intends to construct and open for use by tenants of the Building a conferencing center (the “Conferencing Center” and together with the Bicycle, Shower and Locker Amenities, the “Amenity Areas”). Landlord estimates that the Conferencing Center will be substantially completed and available for use by [***].
(d)Use of Amenity Areas; Relocation and Closure; Credit Against Base Rent. Tenant shall abide by all rules and regulations which are reasonably prescribed (and of which Tenant is notified) from time to time for the orderly operation and use of the Amenity Areas, which may include without limitation maximum concurrent users of an Amenity Area, and Tenant’s reasonable cooperation in seeing that Tenant’s employees also comply with such rules and regulations. Tenant’s use of the Amenity Areas shall be at Tenant’s sole risk, and Tenant acknowledges and agrees that, except as expressly set forth in this Article 18, Landlord shall have no liability whatsoever associated with Tenant’s employees’ use of the Amenity Areas, [***]. Landlord specifically reserves the right to reasonably change the location, size, configuration, design, layout and all other aspects of the Amenity Areas at any time, and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, on a temporary or permanent basis, close-off or restrict access to some or all of the Amenity Areas. Notwithstanding the foregoing, if Landlord eliminates all Amenity Areas, Tenant shall be entitled to a reduction of Base Rent in the amount equal to [***] per RSF of the then Premises per year for so long as such elimination of all Amenity Areas endures during the initial Term (but such credit will not endure into the Renewal Term, if exercised). Landlord shall not be deemed to have eliminated Amenity Areas if they are closed for Casualty, Taking, Force Majeure Events or temporary closures for alterations. Subject to the terms of Article 7, all costs of operating, maintaining, repairing and insuring Amenity Areas shall be included in Operating Expenses, Taxes and Insurance Expenses. Subject to Section 18(b), users of Amenity Areas may also be charged for products and services, such as but not limited to food and beverage, provided by or on behalf of Landlord and janitorial costs related to a tenant’s (including Tenant’s) dedicated use of the Amenity Areas.
19.Force Majeure. In the event of a strike, lockout, labor trouble, civil commotion, an act of God, unavailability of labor, materials or utilities or any other event beyond a party’s control (a “Force Majeure Event”) which results in such party being unable to timely perform its obligations hereunder (other than the inability to pay any amount due hereunder), and so long as such party diligently proceeds to perform such obligations after the end of such Force Majeure Event, such party shall not be in breach hereunder. A party claiming delay due to a Force Majeure Event shall notify the other party hereto of such Force Majeure Event and delay within [***] Business Days following the party’s gaining actual knowledge of the commencement of such Force Majeure Event in order to claim delay due to such Force Majeure Event.
20.Repairs and Maintenance By Landlord. Tenant, by taking possession of the Premises, shall accept and shall be held to have accepted the Premises as suitable for the use intended by this Lease. Tenant hereby acknowledges and agrees that neither Landlord nor any agent of Landlord has made any warranty or representation regarding the condition, safety or suitability of the Premises for Tenant’s intended use or any other use. In no event shall Tenant be entitled to compensation or any other damages or any other remedy against Landlord in the event the Premises are not deemed suitable for Tenant’s use. Landlord shall not be required, after possession of the Premises has been delivered to Tenant, to make any repairs or improvements to the Premises, except as expressly set forth in this Lease. Except for damage caused by Casualty or any Taking (which shall be governed by Articles 23 and 24 below), and subject to emergencies, equipment breakdown, normal wear and tear, Landlord shall maintain in good order and repair, in a neat and clean condition, and in first-class condition according to a standard that is within the range of that in Comparable Buildings, as part of the Basic Services: (a) the structural elements of the Building, including the exterior walls and foundation, (b) the Common Areas, (c) the mechanical, electrical, plumbing and HVAC systems (except for any lavatory, shower, toilet, wash basin and kitchen facilities that serve Tenant exclusively and any supplemental heating and air conditioning systems including all plumbing connected to said facilities or systems) which serve the Building in general (and further excluding any systems installed by or on behalf of Tenant in the Premises) (the “Building Systems”), and (d) all other portions of the Base Building, provided (but subject to Section 26(c) below) to the extent the necessity of such repairs is occasioned by Tenant, its employees, contractors, agents or invitees, they shall be Tenant’s responsibility, however, Landlord may still make such repairs, and, subject to the terms of Section 25(e) below, within thirty (30) days after Landlord’s written demand, Tenant shall reimburse Landlord for the actual, out-of-pocket costs of such repairs paid by Landlord, plus Landlord’s commercially reasonable administrative fee therefor (not to exceed [***]). Landlord shall provide and install all original bulbs and tubes for Building-standard lighting fixtures within the Premises and all replacement tubes for such lighting as part of

Operating Expenses so long as the Tenant is not individually metered; all other bulbs, tubes and lighting fixtures for the Premises shall be provided and installed by Tenant at Tenant’s cost and expense. Subject to the terms and conditions of this Lease, Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, and any similar or successor Laws now or hereafter in effect.
21.Repairs By Tenant. Except as described in Article 20 above, Tenant shall, at its sole cost and expense, maintain the interior of the Premises in good order and repair and in a neat and clean, first-class condition, including making all necessary repairs and replacements. Tenant’s repair and maintenance obligations include repairs to: (a) floor coverings; (b) interior partitions; (c) interior doors; (d) the interior side of demising walls; (e) Alterations (as defined in Article 22 below); (f) supplemental air conditioning units, kitchen facilities, lavatory, shower, toilet, wash basin and similar facilities exclusively serving the Premises (including all plumbing connected to said facilities or systems), whether such items are installed by or on behalf of Tenant or are currently existing in the Premises (except to the extent such facilities are part of the Building Systems, which shall be governed by Article 20); and (g) Cable. Tenant shall be solely responsible for the cost to repair or restore any damage or injury to all or any part of the Building or Project caused by Tenant or Tenant’s agents, employees, invitees, licensees, visitors or contractors, including any repairs or replacements necessitated by (i) the construction or installation of Alterations to the Premises by or on behalf of Tenant (including the Tenant Improvements), and (ii) the moving of any property into or out of the Premises; at Landlord’s option, Landlord will perform such work and Tenant will pay Landlord the actual, out-of-pocket cost thereof paid by Landlord. All personal property brought into the Premises shall be at the risk of Tenant only and Landlord shall not be liable for theft thereof or any damage thereto occasioned by any acts of co-tenants, other occupants of the Building, or any other person, [***]. If Tenant fails to make any repairs or replacements required pursuant to this Article 21 above within the notice and cure period provided in Section 31(c) (or within such shorter period as Landlord may specify in the event of an emergency), Landlord may, at its option, upon prior reasonable notice to Tenant (except in an emergency) make the required repairs or replacements and the costs of such repairs or replacements (including Landlord’s administrative charge (not to exceed [***]) shall be charged to Tenant as additional Rent and shall be due and payable within [***] days following written demand.
22.Alterations and Improvements/Liens.
(a)Generally. The Tenant Improvements shall be handled by the Work Agreement and shall not be subject to this Article 22, except with respect to concepts regarding Specialty Alterations, as set forth below. Except for cosmetic alterations that (i) are performed below the ceiling of the Premises, (ii) do not affect the Building’s structure or the Building Systems, (iii) will not create excessive noise or result in the dispersal of odors or debris (including dust or airborne particulate matter) outside the Premises, (iv) are not visible from outside the Premises, (v) do not require the procurement of a building permit, and (vi) do not cost in excess of [***] per project or [***] in the aggregate during any period of [***] consecutive calendar months (“Cosmetic Alterations”), Tenant shall not make or allow to be made any alterations, physical additions or improvements in or to the Premises (“Alterations”) without first obtaining in writing Landlord’s written consent for such Alterations, which consent will not be unreasonably withheld, conditioned or delayed; provided, however, that such consent may be granted or withheld in Landlord’s sole discretion if the Alterations will affect the Building’s structure or the Building Systems, or will be visible from outside the Premises. Decorative wall hangings, art and flatscreen monitors, that in each instance are consistent with those typically installed by office tenants of the Building, shall not constitute Alterations requiring Landlord’s consent, provided that the same shall be removed by Tenant at the conclusion of the Term, and Tenant shall repair all damage caused by such removal, as contemplated in Articles 34 and 35 below, and provided further that any Cable required to be installed for any such flatscreen monitor shall be considered Alterations and shall be subject to all applicable requirements in this Lease, which shall be unmodified by this sentence. Prior to starting work, Tenant shall furnish Landlord with plans and specifications (which shall be in CAD format if requested by Landlord) prepared by an architect and engineers reasonably acceptable to Landlord (provided that Landlord may designate specific engineers with respect to work affecting the Base Building or Building Systems); names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to the Base Building and vertical Cable and may also require that Tenant use only union labor for any work in the Building); required permits and approvals; evidence of contractors’ and subcontractors’ insurance in amounts reasonably required by Landlord and naming Landlord and Landlord’s property manager, as additional insureds (any contract between Tenant and Tenant’s contractors must expressly require that Landlord and such other parties be so designated as additional insureds and Landlord must be provided with a copy of the relevant endorsement); and, in connection with Alterations which cost in excess of [***] any security for payment and performance in amounts reasonably required by Landlord. Tenant shall reimburse Landlord for any reasonable sums paid by Landlord for third party examination of Tenant’s plans for Alterations that affect the Base Building or Building Systems. Landlord’s approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law or is compatible with the Building Systems. In addition, Tenant shall pay Landlord a fee for Landlord’s oversight and coordination of any Alteration equal to [***] of the total cost of the Alteration, to the extent the cost of the Alteration is equal to or less than [***]; plus [***] of the cost of the Alteration to the extent that the cost of the Alteration is in excess of [***], but not more than [***]; plus [***] of any portion of the cost of the Alteration in excess of [***]. Upon completion, Tenant shall furnish Landlord with at least [***] sets of “as-built” plans (as well as a set meeting Landlord’s CAD Format Requirements (as described below) for Alterations, completion affidavits and full and final, unconditional waivers of lien and will cause a Notice of Completion to be recorded in the Office of the Recorder of the County of San Francisco in accordance with the California Civil Code or any successor statute and will timely provide all notices required under the California Civil Code. All Alterations shall at once become the property of Landlord; provided, however, that Landlord, at its option, may require Tenant to remove any Alterations prior to the expiration or sooner termination of this Lease if they constitute Specialty Alterations. Not later than the time of Landlord’s approval of any Alterations for which Tenant seeks Landlord’s consent, Landlord will notify Tenant if Landlord deems the Alterations to be Specialty Alterations and reserves the right to require the removal thereof; provided that, in any event, (I) Tenant will be required to remove all Cable, and (II) Landlord may require removal and restoration of the Internal Stairwell (as defined in Section 6.5 of the Work Agreement)

irrespective of whether it is designated as a Specialty Alteration at the time of Landlord’s approval of plans and specifications therefor. As used herein, “Specialty Alterations” means any improvements that are not normal and customary general office improvements (such as but not limited to raised floors, racking systems, classrooms, internal stairwells, elevator call buttons, curved walls, personal baths and showers, vaults, supplemental HVAC units (and associated mechanical infrastructure), rolling file systems, etc.). Notwithstanding anything herein to the contrary, all costs of any Alterations (including the removal thereof to the extent required under this Lease) shall be borne by Tenant. All Alterations shall be made in a good, firstclass, workmanlike manner and in a manner that does not disturb other tenants (i.e., any loud work that could be heard outside the Premises must be performed during nonbusiness hours) in accordance with Landlord’s then-current guidelines for construction provided to Tenant, and Tenant shall maintain appropriate liability and builder’s risk insurance throughout the construction. Tenant will indemnify, defend, protect and hold Landlord harmless from and against any and all claims for injury to or death of persons or damage or destruction of property arising out of or relating to the performance of any Alterations by or on behalf of Tenant. Under no circumstances shall Landlord be required to pay, during the Term (as the same may be extended or renewed), any ad valorem or property tax on such Alterations, Tenant hereby covenanting to pay all such taxes when they become due. As used herein, “Landlord’s CAD Format Requirements” shall mean, as of the Effective Date (a) the version is no later than current Autodesk version of AutoCAD plus the most recent release version, (b) files must be unlocked and fully accessible (no “cad-lock”, read-only, password protected or “signature” files), (c) files must be in “.dwg” format, (d) if the data was electronically in a non-Autodesk product, then files must be converted into “.dwg” files prior to delivery to Landlord.
(b)Liens. Nothing contained in this Lease shall authorize or empower Tenant to do any act which shall in any way encumber Landlord’s title to the Building, Project, or Premises, nor in any way subject Landlord’s title to any claims by way of lien or encumbrance, whether claimed by operation of law or by virtue of any expressed or implied contract of Tenant, and any claim to a lien upon the Building, Project or Premises arising from any act or omission of Tenant shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Building, Project, and Premises. If Tenant has not removed any such lien or encumbrance or (provided that Tenant is in good faith contesting such lien or encumbrance) delivered to Landlord, bond or other security reasonably satisfactory to Landlord, within [***] Business Days after written notice to Tenant by Landlord, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for making any investigation as to the validity thereof, and the amount so paid shall be deemed additional Rent reserved under this Lease due and payable forthwith; additionally, at Landlord’s option, such failure shall be a Default hereunder without the necessity of the passage of any additional cure period.
23.Destruction or Damage.
(a)Completion Estimate. If, as a result of fire or other casualty (each, a “Casualty”), all or any portion of the Premises becomes untenantable or inaccessible, Landlord, as soon as reasonably practicable following such Casualty, shall cause a general contractor selected by Landlord to provide Landlord with a written estimate of the amount of time required, using standard working methods, to substantially complete the repair and restoration of the Premises and any Common Areas necessary to provide access to the Premises (“Completion Estimate”). Landlord shall promptly forward a copy of the Completion Estimate to Tenant. If the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within [***] days from the date the repair is started (when such repair is made without the payment of overtime or other premiums), then Landlord shall have the right to terminate this Lease upon written notice delivered to Tenant within [***] days following delivery of the Completion Estimate. In addition, Landlord, by notice delivered to Tenant within [***] days after the date of the Casualty, shall have the right to terminate this Lease if the Building or Project shall be damaged by Casualty, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within [***] days from the date the repairs are started (when such repairs are made without the payment of overtime or other premiums); (ii) any Holder (defined below) requires that the insurance proceeds or any portion thereof be applied to the payment of the mortgage debt; (iii) the damage to items for which Landlord carries insurance under this Lease (i.e., other than items insured by Tenant pursuant to Section 25(a)(ii)) is not fully covered by Landlord’s insurance policies; or (iv) the damage occurs during the last eighteen (18) months of the Term. If Landlord does not elect to terminate the Lease, Tenant may terminate the Lease upon the delivery of written notice to Landlord no more than thirty (30) days after Landlord’s Completion Estimate is delivered in the event that (y) Landlord’s repairs to the Premises, cannot, in the reasonable opinion of Landlord, be completed within [***] days after the date the repairs are started, or (z) the damage occurs during the last [***] months of the Term and Landlord’s repairs to the Premises are estimated to take more than [***] days after commencement thereof to substantially complete.
(b)Landlord’s Repair; Abatement. If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, restore the Premises and Common Areas. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Common Areas deemed desirable by Landlord. Landlord shall have no obligation to restore the Alterations, which restoration obligation shall be the responsibility of Tenant. Landlord and Tenant will cooperate in good faith in coordinating the timing and performance of their respective scopes of restoration. If Landlord and Tenant mutually agree in writing that Landlord shall restore any Alterations, upon notice from Landlord, Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s insurance with respect to the relevant Alterations; provided if the estimated cost to repair the Alterations exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repairs. Within [***] days after demand and delivery of a written invoice and evidence of Landlord’s payment therefor, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs to the Alterations. In no event shall Landlord be required to spend more for any such restoration than the proceeds received by Landlord, whether insurance proceeds under Landlord’s insurance or insurance proceeds or other amounts received from Tenant. Landlord shall not be liable for any inconvenience to Tenant or injury to Tenant’s business resulting in any way from the Casualty or the repair thereof. During any period of time that all or any portion of the Premises is rendered untenantable as a result of a Casualty, Base Rent and Tenant’s Share of excess Operating Expenses, excess Taxes and excess Insurance Expenses shall abate for the portion of the Premises that is untenantable and not used by Tenant.
(c)Statutory Waiver. The provisions of this Lease, including this Article 23, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, Building or Project, and any Laws, including Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any similar or successor Laws now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, Building or Project.
24.Eminent Domain. Either party may terminate this Lease if any material part of the Premises or access thereto is taken or condemned for any public or quasi-public use under Law, by eminent domain or conveyance in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Project that would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building. The terminating party shall provide written notice of termination to the other party within [***] days after it first receives notice of the Taking. The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority. If this Lease is not terminated, Base Rent and Tenant’s Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds is expressly waived by Tenant, provided, however, Tenant may file a separate claim for Tenant’s personal property and Tenant’s reasonable relocation expenses, provided the filing of such claim does not diminish the amount of Landlord’s award. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure, and any similar or successor Laws.
25.Insurance; Waivers.
(a)Tenant’s Insurance. Tenant covenants and agrees that from and after the dates of delivery of the relevant portions of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:
(i)Commercial General Liability (“CGL”) Insurance written on an occurrence basis, covering the Premises and all operations of , and uses by, Tenant and its agents and employees in or about the Premises or the Common Areas against claims for bodily injury, death, property damage, products liability and completed operations and to include contractual liability coverage insuring Tenant’s indemnification obligations under this Lease, to be in combined single limits of not less than [***] each occurrence for bodily injury, death and property damage, [***] for products/completed operations aggregate, [***] for personal injury aggregate, and to have general aggregate limits of not less than [***] (per location) and Umbrella Liability Insurance in an amount not less than [***] per occurrence for each policy year. The general aggregate limits under the CGL insurance policy or policies shall apply separately to the Premises and to Tenant’s use thereof (and not to any other location or use of Tenant) and such policy shall contain an endorsement to that effect. The above-referenced Umbrella Liability Insurance shall follow form over Tenant’s CGL policy and include a location-specific endorsement or other endorsement reasonably acceptable to Landlord confirming that such coverage applies to the Building, the Premises and Tenant’s use thereof. The certificate of insurance evidencing the CGL form of policy shall specify all endorsements required herein and shall specify on the face thereof that the limits of such policy apply separately to the Premises.
(ii)Insurance covering (A) all of the items included in any supplemental heating, ventilating and air conditioning equipment maintained or installed by or for the benefit of Tenant, (B) Tenant’s trade fixtures, merchandise and personal property from time to time in, on or upon the Premises in amounts reasonably satisfactory to Tenant, and (C) any Alterations made by or on behalf of Tenant in the Premises, including the Tenant Improvements, in an amount not less than [***] of their full replacement value from time to time during the Term, providing protection against perils included within the standard form of special cause of loss/special form (formerly, “all risk”) fire and casualty insurance policy. Any policy proceeds from such insurance on Alterations made by Tenant in the Premises, including the Tenant Improvements, shall be held in trust by Tenant’s insurance company for the repair, construction and restoration or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Article 23 above. Such holding in trust notwithstanding, such proceeds shall be released to Landlord in circumstances where such release is required by the terms of this Lease.
(iii)Workers’ Compensation insurance in [***].
(iv)Employer’s Liability coverage of at least [***] per occurrence.
(v)Business Interruption Insurance equal to not less than twelve (12) months of estimated Base Rent and Tenant’s Share of Operating Expenses, Taxes and Insurance Expenses payable by Tenant under this Lease, which insurance shall be issued on a “special form” basis (or its equivalent).
(b)Requirements for Tenant’s Policies. All policies of the insurance provided for in Section 25(a) above shall be issued by insurance companies with a rating and financial size of not less than A-:VIII in the most current available “Best’s Insurance Reports”, and licensed to do business in the state in which the Building is located. Each and every such policy:
(i)shall designate Landlord, any successor to Landlord, Landlord’s property manager, and their respective members, beneficiaries, partners, officers, directors,

employees and agents, and any other party reasonably designated by Landlord, as additional insureds, except with respect to the insurance described in Sections 25(a)(ii), (iii) and (iv) above;
(ii)shall be delivered in its entirety (or, in lieu thereof, a certificate in form and substance meeting the requirements of Sections 25(a) and (b)); in connection therewith, a copy of the endorsement designating the appropriate parties as additional insureds, as required by Section 25(b)(i) above, must be attached to any such certificate) to Landlord prior to any entry by Tenant or Tenant’s employees or contractors onto the Premises and thereafter within ten (10) Business Days after the inception (or renewal) of each new policy, and as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;
(iii)shall contain a provision that the insurer will give Tenant at least [***] days’ notice in writing in advance of any cancellation of coverage, except [***] days for nonpayment of premium; provided that if such provision is not commercially available then Tenant shall notify Landlord within five (5) Business Days after learning of any planned or actual cancellation; and
(iv)shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.
(c)Additional Insurance Obligations. Tenant shall carry and maintain during the entire Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 25 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested from time to time by Landlord; provided, however, that (i) any new or increased amounts or types of insurance are similar to those then being required of similar tenants in Comparable Buildings, and (ii), so long as no Default shall have occurred, Landlord may not require Tenant to expand or increase its insurance coverage more than once in a three (3) year period.
(d)Landlord’s Insurance. During the Term, Landlord shall keep in effect (i) commercial property insurance on the Base Building (but not on any Alterations or any of Tenant’s personal property), and (ii) a policy or policies of commercial general liability insurance insuring against liability arising out of the risks of death, bodily injury, property damage and personal injury liability with respect to the Building and Project, and (iii) such other types of insurance coverage, if any, as Landlord, in Landlord’s sole discretion, may elect to carry, but in no event outside of the range of amounts and types of insurance then being carried by landlords of Comparable Buildings.
(e)Subrogation. Notwithstanding anything to the contrary set forth in this Lease, Landlord and Tenant do hereby waive any and all claims against one another for damage to or destruction of real or personal property to the extent such damage or destruction can be covered by “special form” property insurance of the type described above. The risk to be borne by each party shall also include the satisfaction of any deductible amounts required to be paid under the applicable “special form” fire and casualty insurance carried by the party whose property is damaged, and each party agrees that the other party shall not be responsible for satisfaction of such deductible (this will not preclude Landlord from including deductible payments in Operating Expenses). These waivers shall apply if the damage would have been covered by a customary special cause of loss/special form insurance policy, even if the party fails to obtain such coverage. The intent of this provision is that each party shall look solely to its insurance with respect to property damage or destruction which can be covered by “special form” insurance of the type described above. Each such policy shall include a waiver of all rights of subrogation by the insurance carrier against the other party, its agents and employees with respect to property damage covered by the applicable “special form” fire and casualty insurance policy.
26.Indemnities.
(a)Tenant’s Indemnity. Subject to Section 25(e) hereof, Tenant will indemnify, defend, protect and hold harmless Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Holders (defined in Section 38(a)) and agents from and against any and all actual loss, cost, demand, damage or liability to the extent [***], provided that no written notice and opportunity to cure shall constitute a prerequisite to indemnification for third-party claims within the scope of Tenant’s indemnification obligations.
(b)Landlord’s Indemnity. Subject to Section 25(e) hereof, Landlord will indemnify, defend, protect and hold Tenant and its trustees, members, principals, beneficiaries, partners, officers, directors and employees harmless from and against any loss, cost, demand, damage or liability to the extent arising out of [***], provided that no written notice and opportunity to cure shall constitute a prerequisite to indemnification for third-party claims within the scope of Landlord’s indemnification obligation.
(c)General Provisions. The indemnities set forth hereinabove shall include the obligation to pay reasonable expenses incurred by the indemnified party, including reasonable, actually incurred attorneys’ fees, and shall survive the expiration or earlier termination of this Lease. The indemnities contained herein do not override the waivers contained in Section 25(e) above and shall survive the expiration or earlier termination of this Lease.
27.Exculpation. Notwithstanding any other provision of this Lease to the contrary, Tenant hereby waives all claims against and releases Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Holders and agents from all claims for any injury to or death of persons, damage to property or loss of profits or revenue to the extent arising out of (a) any Force Majeure Event, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, and (d) the inadequacy or failure of any security or protective services, personnel or equipment; provided, however, that the foregoing shall not preclude Tenant from seeking recovery from any third party responsible for such damage or injury. Tenant acknowledges that from time to time throughout the Term, construction work may be performed in and about the Building and the Project by Landlord, contractors of Landlord, or other tenants or their contractors, and that such construction work may result in noise and disruption to Tenant’s business. In addition to and without limiting the foregoing waiver, Tenant agrees that Landlord shall not be liable for, and Tenant expressly waives and releases Landlord, Landlord’s employees, agents or representatives, from any and all loss, cost, damage or liability, including any and all consequential damages and any damages attributable to lost profits or revenue or loss of or interruption to Tenant’s business operations, or claims of actual or constructive eviction or, except as set forth in Section 15(e), for abatement of rental, arising or alleged to be arising as a result of any such construction activity. Notwithstanding the foregoing, the waiver of consequential damages in the immediately previous sentence shall not limit the scope of Landlord’s express indemnification obligations set forth in Section 26(b) with respect to claims by third parties who are not bound by the waiver of consequential damages set forth herein. In performing any such construction work or activity, Landlord will use commercially reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises.
28.Security. Landlord shall provide security service for the Building within the range of (or greater than if elected by Landlord) that provided by landlords of Comparable Buildings. If such security consists of unarmed personnel, such personnel may ordinarily be stationed at the main security desk in the ground floor lobby, although such personnel may not at all times be present at such desk; provided that Landlord shall exercise commercially reasonable efforts to maintain Building personnel on duty twenty-four (24) hours per day, every day, except in the event of an emergency which makes such duty infeasible or dangerous to unarmed personnel. Tenant may, at Tenant’s election and in Tenant’s sole and absolute discretion, provide such supplemental security services and shall install within the Premises such supplemental security equipment, systems (which may include security card readers) and procedures as may reasonably be required for the protection of its employees and invitees, provided that Tenant shall coordinate such services and equipment with any security services and equipment provided by Landlord. The determination of the extent to which such supplemental security equipment, systems and procedures are reasonably required shall be made in the sole judgment, and shall be the sole responsibility, of Tenant. The obligations of Landlord with respect to security of the Premises or the Project shall be expressly subject to the provisions of Article 27 above. Except as provided in this Article 28, Tenant acknowledges that it has neither received nor relied upon any representation or warranty made by or on behalf of Landlord with respect to the safety or security of the Premises or the Project or any part thereof or the extent or effectiveness of any security measures or procedures now or hereafter provided by Landlord, and further acknowledges that Tenant has made its own independent determinations with respect to all such matters.
29.Estoppel.
(a)Tenant Estoppel. Tenant shall, from time to time, upon not less than ten (10) Business Days’ prior written request by Landlord, execute, acknowledge and deliver to Landlord a written statement in the form attached hereto as Exhibit G or such other form as Landlord or any Holder may reasonably require certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the dates to which the Rent has been paid, that Tenant is not in Default hereunder and, to Tenant’s actual knowledge (without inquiry), whether Tenant has any offsets or defenses against Landlord under this Lease, and whether or not to Tenant’s actual knowledge (without inquiry) Landlord is in Landlord Default hereunder (and if so, specifying the nature of the Landlord Default) and any other information of a factual nature reasonably requested by Landlord regarding this Lease, it being intended that any such statement delivered pursuant to this Article 29 may be relied upon by a prospective purchaser of Landlord’s interest or by a Holder or prospective Holder or assignee of the foregoing. If Tenant fails to timely deliver an executed estoppel certificate to Landlord, and such failure is not cured within [***] Business Days following Tenant’s receipt of written notice from Landlord of such failure, at Landlord’s option, such failure will constitute a Default by Tenant under this Lease.
(b)Landlord Estoppel. Upon Tenant’s written request made in connection with a Permitted Transfer described in Section 40(h)(ii) or Section 40(h)(iii) or a financing transaction involving Tenant, Landlord shall execute and deliver to Tenant, within [***] days after written request, an estoppel certificate addressed to the applicable Permitted Transferee or lender, or to such other party reasonably requested by Tenant in connection with such Permitted Transfer or financing transaction, certifying, based on Landlord’s actual knowledge (without inquiry), (i) that the Lease is in full force and effect and has not been amended except as set forth in the certificate and (ii) whether Tenant is in Default; provided, however, that Landlord shall not be required to deliver more than one (1) such estoppel certificate pursuant to this sentence during any [***] month period.
30.Notices. All notices, demands or requests required or permitted to be given by either party under this Lease (referred to in this Article 30 as a “notice”) shall be in writing and must be given only by certified mail, postage prepaid and return receipt requested, by personal delivery or by nationally recognized overnight courier service at the addresses set forth in the Basic Lease Provisions. Any such notice shall be deemed given on the date (“Notice Delivery Date”) that is the earlier of: (a) [***] Business Days after the date sent in accordance with one of the permitted methods described above and (b) the date of actual receipt or refusal thereof unless receipt or refusal occurs on a weekend or holiday, in which case notice will be deemed given on the next-succeeding Business Day. The time period for responding to any such notice shall begin on the Notice Delivery Date, but refusal to accept delivery or inability to accomplish delivery because the party can no longer be found at the then current notice address shall be deemed receipt. Either party may change its notice address by giving not less than [***] Business Days’ prior notice thereof to the other party in accordance with the terms of this Article 30, provided that such new address shall be in the United States of America and shall not be a post office box. If the Basic Lease Provisions include (or Tenant otherwise designates in writing in accordance with this Article 30) more than one person or address to receive notices on Tenant’s behalf hereunder, Landlord shall use commercially reasonable efforts to send any notice to all requested persons or addresses; however, it shall not be a condition to the effectiveness of any notice given by Landlord to Tenant that more than two person(s) or address receive such notice so long as the primary notice party and one (1) other notice party (if applicable) receives such notice.
31.Default. The occurrence of any of the following events shall constitute a default on the part of Tenant (“Default”) without notice from Landlord unless otherwise provided:

(a)Abandonment. Abandonment of the Premises as defined under applicable Law (including California Civil Code § 1951.2), and the failure to pay any Rent due hereunder and maintain insurance as required pursuant to the terms of this Lease;
(b)Payment. Failure to pay any installment of Base Rent, additional Rent or other monies due and payable hereunder upon the date when said payment is due, where such failure continues for a period of [***] Business Days after receipt by Tenant of written notice from Landlord of such failure to pay when due (which notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor statute) (“Monetary Default”);
(c)Performance. Except as set forth in Section 31(b) above and Section 31(d) below, Tenant’s failure to perform any of Tenant’s covenants, agreements or obligations hereunder, where such failure continues for [***] days after written notice thereof from Landlord (which notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor statute); provided, however, that if the nature of Tenant’s failure is such that more than [***] days are reasonably required for its cure, then Tenant shall not be deemed to be in Default if Tenant shall promptly commence such cure within such [***] day period and thereafter continuously and diligently prosecute such cure to completion within [***] days after Landlord’s notice of such failure (the time periods set forth herein are not subject to extension due to any Force Majeure Event for more than a period of [***] days);
(d)Estoppel Certificate; Subordination Agreement. Tenant’s failure to timely deliver a duly executed estoppel certificate, subordination agreement or any other document or statement within [***] Business Days following Tenant’s receipt of written notice that Tenant has failed to return same within the time periods specified in Article 29 or 38;
(e)Assignment. A general assignment by Tenant for the benefit of creditors;
(f)Bankruptcy. The filing of a voluntary petition by Tenant, or the filing of an involuntary petition by any of Tenant’s creditors seeking the rehabilitation, liquidation or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and not removed within ninety [***] of filing;
(g)Receivership. The appointment of a receiver or other custodian to take possession of substantially all of Tenant’s assets or of the Premises or any interest of Tenant therein;
(h)Insolvency or Dissolution. Tenant shall become insolvent or unable to pay its debts, or shall fail generally to pay its debts as they become due; or any court shall enter a decree or order directing the winding up or liquidation of Tenant or of substantially all of its assets; or Tenant shall take any action toward the dissolution or winding up of its affairs or the cessation or suspension of its use of the Premises; and

(i)Attachment. Attachment, execution or other judicial seizure of substantially all of Tenant’s assets or the Premises or any interest of Tenant under this Lease.
32.Landlord’s Remedies. Upon the occurrence of any Default under this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any further notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of Rent or Tenant’s failure to perform any other obligations, except for those notices specifically required pursuant to the terms of Article 31 or this Article 32, and waives any and all other notices or demand requirements imposed by applicable Law):
(a)Termination. Terminate this Lease and Tenant’s right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:
(i)The worth at the time of award of the unpaid Rent which had been earned at the time of termination;
(ii)The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided;
(iii)The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and
(iv)Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.
The “worth at the time of award” of the amounts referred to in parts (i) and (ii) above, shall be computed by allowing interest at the Interest Rate. The “worth at the time of award” of the amount referred to in part (iii), above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus [***].
(b)Continue Lease. Employ the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); provided that, notwithstanding Landlord’s exercise of the remedy described in California Civil Code Section 1951.4 in respect of any Default, at any time thereafter as Landlord may elect in writing, Landlord may terminate this Lease and Tenant’s right to possession of the Premises and recover an award of damages as provided above in Section 32(a).
(c)Acceptance Not Waiver. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding Default by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted. No waiver by Landlord of any breach or Default hereof shall be effective unless such waiver is in writing and signed by Landlord.
(d)Waiver of Redemption. TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CALIFORNIA CIVIL CODE AND BY SECTIONS 1174(c) AND 1179 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE AND ANY AND ALL OTHER LAWS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE LEASE TERM OR THEREAFTER PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT’S DEFAULT (AS DEFINED HEREIN).
(e)Jury Trial. THE PARTIES HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE. IF THE JURY WAIVER PROVISIONS OF THIS SECTION 32(e) ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE FOLLOWING PROVISIONS SHALL APPLY. It is the desire and intention of the parties to agree upon a mechanism and procedure under which controversies and disputes arising out of this Lease or related to the Premises will be resolved in a prompt and expeditious manner. Accordingly, except with respect to actions for unlawful or forcible detainer or with respect to the prejudgment remedy of attachment, any action, proceeding or counterclaim brought by either party hereto against the other (and/or against its officers, directors, employees, agents or subsidiaries or affiliated entities) on any matters whatsoever arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, whether sounding in contract, tort, or otherwise, shall be heard and resolved by a referee under the provisions of the California Code of Civil Procedure, Sections 638-645.1, inclusive (as same may be amended, or any successor statute(s) thereto) (collectively, the “Referee Sections”). Any fee to initiate the judicial reference proceedings and all fees charged and costs incurred by the referee shall be paid by the party initiating such procedure (except that if a reporter is requested by either party, then a reporter shall be present at all proceedings where requested and the fees of such reporter, except for copies ordered by the other parties, shall be borne by the party requesting the reporter); provided however, that allocation of the costs and fees, including any initiation fee, of such proceeding shall be ultimately determined in accordance with Article 37 below. The venue of the proceedings shall be in the county in which the Premises are located. Within ten (10) days of receipt by any party of a written request to resolve any dispute or controversy pursuant to this Section 32(e), the parties shall agree upon a single referee who shall try all issues, whether of fact or law, and report a finding and judgment on such issues as required by the Referee Sections. If the parties are unable to agree upon a referee within such ten (10) day period, then any party may thereafter file a lawsuit in the county in which the Premises are located for the purpose of appointment of a referee under the Referee Sections. If the referee is appointed by the court, the referee shall be a neutral and impartial retired judge with substantial experience in the relevant matters to be determined, from Jams/Endispute, Inc., the American Arbitration Association or similar mediation/arbitration entity. The proposed referee may be challenged by any party for any of the grounds listed in the Referee Sections. The referee shall have the power to decide all issues of fact and law and report his or her decision on such issues, and to issue all recognized remedies available at Law or in equity for any cause of action that is before the referee, including an award of attorneys’ fees and costs in accordance with this Lease. The referee shall not, however, have the power to award punitive damages, nor any other damages which are not permitted by the express provisions of this Lease, and the parties hereby waive any right to recover any such damages. The parties shall be entitled to conduct all discovery as provided in the California Code of Civil Procedure, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and enforce subpoenas, protective orders and other limitations on discovery available under California law. The reference proceeding shall be conducted in accordance with California law (including the rules of evidence), and in all regards, the referee shall follow California law applicable at the time of the reference proceeding. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the terms of this Section 32(e). In this regard, the parties agree that the parties and the referee shall use best efforts to ensure that (i) discovery be conducted for a period no longer than six (6) months from the date the referee is appointed, excluding motions regarding discovery, and (ii) a trial date be set within nine (9) months of the date the referee is appointed. In accordance with Section 644 of the California Code of Civil Procedure, the decision of the referee upon the whole issue must stand as the decision of the court, and upon the filing of the statement of decision with the clerk of the court, or with the judge if there is no clerk, judgment may be entered thereon in the same manner as if the action had been tried by the court. Any decision of the referee and/or judgment or other order entered thereon shall be appealable to the same extent and in the same manner that such decision, judgment, or order would be appealable if rendered by a judge of the superior court in which venue is proper hereunder. The referee shall in his/her statement of decision set forth his/her findings of fact and conclusions of law. The parties intend this general reference agreement to be specifically enforceable in accordance with the California Code of Civil Procedure. Nothing in this Section 32(e) shall prejudice the right of any party to obtain provisional relief or other equitable remedies from a court of competent jurisdiction as shall otherwise be available under the California Code of Civil Procedure and/or applicable court rules.
(f)Remedies Cumulative. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable Law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable Law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon a Default shall not be deemed or construed to constitute a waiver of such Default.
(g)Landlord’s Right to Perform. If Tenant is in Default of any of its non-monetary obligations under this Lease, Landlord shall have the right to fully cure such Default. Tenant shall reimburse Landlord for the actual cost paid by Landlord to fully cure such Default within thirty (30) days following written demand therefor from Landlord together with evidence in reasonable detail of such cost together with an administrative charge equal to ten percent (10%) of such cost.
(h)Unenforceability. This Article 32 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable Law, and the unenforceability of any portion of this Article 32 shall not thereby render unenforceable any other portion.
(i)Waiver of Certain Damages. Landlord waives the right to seek consequential damages against Tenant, provided that (i) such waiver shall not apply to damages arising under the second sentence of Article 36 below, (ii) such waiver shall not be construed as a limitation on Landlord’s express remedies set forth in Sections 32(a), 32(b) and 32(g) above, and (iii) such waiver shall not limit Tenant’s indemnity obligations for third party claims as set forth in the Lease, including Section 11(b)(ii), Article 16, Section 22(a), Article 26, Section 40(j), and Articles 42 and 52, it being acknowledged that such third parties are not bound by the waiver set forth in this Section 32(i).
33.Default by Landlord.
(a)Default by Landlord, Generally. Landlord shall not be considered to be in default in the performance of any obligation to be performed by Landlord under this Lease unless (a) Landlord fails to perform any of its obligations hereunder and said failure continues for a period of [***] days after the date of delivery of written notice of such failure (“Landlord Default Notice”) by Tenant to Landlord; provided, however, that if such failure cannot reasonably be cured within said [***] day period (other than Landlord’s payment of any monetary obligation to Tenant), Landlord shall not be in default hereunder unless Landlord fails to commence the cure of said failure as soon as reasonably practicable under the circumstances, or fails diligently to pursue the same to completion, and, only if the Landlord Default materially and adversely affects Tenant’s use and occupancy of the Premises, such additional cure period shall not extend beyond [***] days after Landlord’s receipt of the Landlord Default Notice; and (b) each Holder of whose identity Tenant has been notified in writing shall have failed to cure such default within [***] days (or such longer period of time as may be specified in any written agreement between Tenant and such Holder regarding such matter) after receipt of the Landlord Default Notice (which may be delivered by Tenant concurrently to Landlord and each Holder) (a “Landlord Default”). In the event of a Landlord Default, Tenant shall use reasonable efforts to mitigate its damages and losses arising from any such Landlord Default. Tenant may pursue any and all remedies available to it at law or in equity, subject to the terms and conditions of this Lease; provided, however, in no event shall Tenant be entitled to receive more than its actual damages arising from any Landlord Default, it being agreed that for all purposes under this Lease, Tenant waives any claim it otherwise may have for special or consequential damages or any damages attributable to lost profits or revenue or loss of or interruption to Tenant’s business operations; provided that such waiver of consequential damages shall not limit the scope of Landlord’s express indemnification obligations set forth in Section 26(b) with respect to claims by third parties who are not bound by the waiver of consequential damages set forth herein.
(b)Tenant Self-Help Rights. Notwithstanding anything to the contrary contained in this Lease, in the event of a Landlord Default which materially impairs Tenant’s ability to use the Premises for Tenant’s normal business purposes, and provided that the Landlord Default is capable of cure by Tenant, Tenant shall have the right to provide Landlord with a second (i.e., after the notice contemplated in Section 33(a)) written notice of default (“Second Notice”), which Second Notice shall state with particularity that if Landlord fails to cure the Landlord Default within [***] Business Days after the date of Tenant’s Second Notice, Tenant shall have the right to cure the Landlord Default at Landlord’s expense. If Landlord fails to cure the default within such [***] Business Day period, then Tenant shall have the right to cure the Landlord Default. If Tenant takes such action, Tenant shall use only those contractors used by Landlord in the Building for such work and will perform any such work in compliance with the Building’s then-current construction guidelines, and may only perform such work if it will not affect the occupancy and enjoyment of the Building by any other tenant. In connection therewith, to the fullest extent permissible under applicable Law, Tenant will indemnify, defend, protect and hold Landlord harmless from and against any and all loss, cost, damage or liability to the extent arising out of [***]. Promptly following completion of any such work so performed by Tenant, Tenant shall deliver a detailed invoice of the work completed, the materials used and the reasonable costs relating thereto, including such backup documentation as may be reasonably requested by Landlord. Landlord will reimburse Tenant for the amount set forth in such invoice to the extent it constitutes third party costs actually incurred that were reasonable and necessary to effectuate the cure of the Landlord Default. Such reimbursement will be made within [***] days after the delivery of such invoice and such backup documentation. It is further provided, however, that in the event of emergency situations (meaning there is an imminent threat of harm or damage to persons or property) solely caused by a Landlord Default and solely occurring within the Premises, Tenant shall promptly notify Landlord or its duly appointed agent by all reasonable means (which, if the circumstances do not otherwise permit, may be orally or by electronic correspondence), and if Landlord fails to correct promptly or take necessary steps to correct such emergency situation with a time period that is reasonable under the circumstances, then Tenant shall have the right to correct the same and be reimbursed as hereinabove provided.
34.Surrender of Premises. Whenever under the terms hereof Landlord is entitled to possession of the Premises, Tenant at once shall surrender the Premises and the keys thereto to Landlord. The Premises will be delivered in broom clean condition and otherwise in the same condition as on the Delivery Date, ordinary wear and tear and damage by Casualty excepted, and Tenant shall remove all of its personal property therefrom and shall, if required under the provisions of Article 22 above, remove any Alterations constituting Specialty Alterations and repair any damage caused by such removal; additionally Tenant will remove all Cable as required pursuant to the terms of Article 22 above. Tenant’s obligation to observe or perform these covenants shall survive the expiration or other termination of this Lease.
35.Removal of Fixtures. Tenant shall, prior to the expiration or any earlier termination of this Lease, or any extension of the Term hereof, remove any and all personal property, trade fixtures and equipment which Tenant has placed in the Premises which can be removed without damage to the Premises, and Tenant shall promptly repair all damage to the Premises, Building or Project caused by such removal. Notwithstanding the foregoing, all CRAC units or other supplementary server room cooling devices, additional transformers, sound system infrastructure, racks, plumbing lines and sinks, millwork, built-in furniture and above standard lighting fixtures shall not be removed from the Premises unless Landlord requires the removal of any such items, provided that removal of any such items constituting Alterations shall be subject to the provisions of Section 22(a) with respect to Specialty Alterations.
36.Holding Over. In the event Tenant remains in possession of the Premises after the expiration or any earlier termination of the Term, such tenancy shall be a tenancy at sufferance and on a month-to-month basis only, and shall not constitute a renewal hereof or an extension for any further term, and in such case (in addition to Tenant’s other monetary obligations under this Lease) Tenant shall be obligated to pay Base Rent for such period that Tenant holds over at the higher of (a) [***] of the monthly Base Rent payable hereunder upon such expiration of the Term, or (b) [***] of the then current Fair Market Rent for the Premises, as determined by Landlord in good faith consistent with the definition of Fair Market Rent as set forth in Exhibit H, Section 1(g). Tenant shall also be liable for any and all consequential damages Landlord suffers as a result of such holding over including any loss of an incoming tenant for the Premises or a portion thereof under a written lease agreement between such incoming tenant and Landlord if such holding over continues for more than [***] days. There shall be no renewal of this Lease by operation of law or otherwise as a consequence of any holding over. Nothing in this Article 36 shall be construed as a consent by Landlord to any holding over by Tenant after the expiration or any earlier termination of the Term or to prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. The foregoing concepts on holdover shall also apply to the Swing Space and any holding over therein by Tenant after the Swing Space Termination Date.
37.Attorney’s Fees. In case Landlord shall, without fault on its part, be made a party to any litigation related to an Insolvency Event commenced by or against Tenant, then Tenant shall pay all costs, expenses and reasonable attorneys’ fees incurred or paid by Landlord in connection with such litigation. Additionally, in the event of any action, suit or proceeding brought by Landlord or Tenant to enforce any of the other’s covenants and agreements in this Lease, the prevailing party shall be entitled to recover from the non-prevailing party any costs, expenses and reasonable attorneys’ fees incurred in connection with such action, suit or proceeding.
38.Holder’s Rights.
(a)Subordination. Subject to Section 38(e) hereof, this Lease shall be subject and subordinate (i) to any ground lease, mortgage, deed of trust or other security interest now encumbering all or any portion of the Project and to all advances which may be hereafter made, to the full extent of all debts and charges secured thereby and to all renewals or extensions of any part thereof, and to any ground lease, mortgage, deed of trust or other security interest which any owner of all or any portion of the Project may hereafter, at any time, elect to place on the Project; (ii) to any assignment of Landlord’s interest in the leases and rents from the Building or Project which includes this Lease, which now exists or which any owner of all or any portion of the Project may hereafter, at any time, elect to place on the Project; and (iii) to any Uniform Commercial Code Financing Statement covering the personal property rights of Landlord or any owner of all or any portion of the Project which now exists or which any owner of all or any portion of the Project may hereafter, at any time, elect to place on the foregoing personal property (all of the foregoing instruments set forth in (i), (ii) and (iii) above being hereafter collectively referred to as “Security Documents”). Subject to the foregoing, Tenant agrees upon request of the holder of any Security Documents (“Holder”) to hereafter execute any documents which Landlord or Holder may reasonably deem necessary (and which are in form and substance reasonably acceptable to Tenant) to evidence the subordination of this Lease to the Security Documents. Within fifteen (15) Business Days after request therefor, if Tenant fails to execute any such requested documents, such failure will be deemed a Default under this Lease if it continues beyond the notice and cure period contemplated in Section 31(d).
(b)Attornment. Subject to Section 38(e) hereof, in the event of a foreclosure pursuant to any Security Documents, Tenant shall thereafter remain bound pursuant to the terms of this Lease with the purchaser at such foreclosure (“Purchaser”), as landlord, and Tenant, as tenant, and Tenant shall attorn to the Purchaser upon such foreclosure sale and shall recognize such Purchaser as the Landlord under this Lease. Subject to Section 38(e) hereof, such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Landlord, Holder or Purchaser, any instrument or certificate that may be reasonably necessary (and which is in form and substance reasonably acceptable to Tenant) in any such foreclosure proceeding or otherwise to evidence such attornment.
(c)Rights of Holders and Purchasers. If the Holder of any Security Document or the Purchaser upon the foreclosure of any of the Security Documents shall succeed to the interest of Landlord under this Lease, such Holder or Purchaser shall have the same remedies, by entry, action or otherwise, for the non-performance of any agreement contained in this Lease, for the recovery of Rent or for any other breach or Default hereunder that Landlord had or would have had if any such Holder or Purchaser had not succeeded to the interest of Landlord. Tenant acknowledges that the terms of any SNDA (defined in Section 38(e)) could provide that the Holder or Purchaser which succeeds to the interest of Landlord hereunder will be exculpated from, not liable for or not responsible to honor, as the case may be, certain obligations or liabilities, offsets, defenses, prepaid rent and unapproved amendments.
(d)Subordination by Holder. Notwithstanding anything to the contrary set forth in this Article 38, the Holder of any Security Documents shall have the right, at any time, to elect to make this Lease superior and prior to its Security Document. No documentation, other than written notice to Tenant, shall be required to evidence that this Lease has been made superior and prior to such Security Documents, but Tenant hereby agrees to execute any documents reasonably requested by Landlord or Holder (in form and substance reasonably acceptable to Tenant) to acknowledge that this Lease has been made superior and prior to the Security Documents.
(e)Non-Disturbance, Subordination and Attornment Agreement. Promptly following the Effective Date (such time period taking into consideration any requests by Tenant for revisions to the form of SNDA, as hereinafter set forth), Landlord shall obtain a non-

disturbance, subordination and attornment agreement (an “SNDA”) from the current Holder on the form attached as Exhibit J; in addition, Landlord shall exercise commercially reasonable efforts to obtain an SNDA from any future Holder on such Holder’s then current standard form of agreement, which then current standard form shall include customary non-disturbance provisions. If the Holder so requires, Tenant shall execute and acknowledge the required form of SNDA prior to execution thereof by the Holder. If Tenant so requests in writing, Landlord shall transmit any requests by Tenant for changes in the form attached hereto as Exhibit J to the Holder to which the SNDA will pertain, together with a request by Landlord that the Holder consider and agree to any commercially reasonable modifications that Tenant has requested. Landlord shall not, however, be required to obtain the consent of such Holder to such changes, it being agreed that the obtaining of such consent is not within the power of Landlord to effectuate. When such Holder has indicated that it has made all the concessions to the requests by Tenant that the Holder is prepared to make, Landlord shall deliver the form approved by the Holder to Tenant, and Tenant shall promptly execute, acknowledge and deliver the number of copies of such form requested by such Holder to Landlord for execution by Landlord and such Holder. Notwithstanding the foregoing, Landlord shall not be required to incur any cost, expense or liability to obtain an SNDA requested by Tenant from the current Holder or any future Holder on such Holder’s then form of agreement, and Tenant shall be responsible for any reasonable fees or review costs charged by such Holder up to a maximum reimbursement obligation of [***] per SNDA; provided that Tenant shall be responsible for such reasonable fees and review costs only with respect to the initial SNDA Landlord shall seek to obtain following execution of this Lease and, as to any subsequent SNDA, if Tenant requested the SNDA. In all events, Tenant shall cooperate with the reasonable requirements of any Holder as to the procedure for the execution by the parties thereto of any such SNDA.
39.Entering Premises. Landlord may enter the Premises at reasonable hours provided that Landlord will use reasonable efforts not to unreasonably interrupt Tenant’s business operations and that Landlord will provide at least twenty-four (24) hours’ prior notice (which notice may be telephonic or via electronic mail) (provided that (i) twenty-four (24) hours’ notice shall not be required for the performance of routine tasks such as janitorial service or minor repairs requested by Tenant and (ii) if in the opinion of Landlord any emergency exists which threatens injury to persons or damage to the Premises, entry by Landlord may occur at any time and without notice): (a) to make repairs, perform maintenance and provide other services (no prior notice is required to provide routine services) which Landlord is obligated to make to the Premises or the Building pursuant to the terms of this Lease or to the other premises within the Building pursuant to the leases of other tenants; (b) to inspect the Premises in order to confirm that Tenant is complying with all of the terms and conditions of this Lease and with the rules and regulations hereof, (c) to remove from the Premises any articles or signs kept or exhibited therein in violation of the terms hereof; (d) to run pipes, conduits, ducts, wiring, cabling or any other mechanical, electrical, plumbing or HVAC equipment through the areas behind the walls, below the floors or above the drop ceilings in the Premises and elsewhere in the Building; (e) to show the Premises to prospective purchasers, lenders or, during the last [***] months of the Term, to tenants and (f) to exercise any other right or perform any other obligation that Landlord has under this Lease. Landlord shall be allowed to take all material into and upon the Premises that may be required to make any repairs, improvements, alterations and/or additions but shall have no right to store any such material within the Premises without Tenant’s prior written consent, without in any way being deemed or held guilty of trespass and without constituting a constructive eviction of Tenant. Landlord will exercise commercially reasonable efforts in exercising its rights under this Article 39 to minimize any interference or disruption to Tenant’s use and occupancy of the Premises, perform and complete such entry as quickly as reasonably practicable and otherwise comply with the terms and conditions of this Lease regarding any such entry. The Rent reserved herein shall not abate while such repairs, improvements, alterations and/or additions are being made, and Tenant shall not be entitled to any set-off against Rent or to any claim for damages against Landlord by reason of loss from interruption to the business of Tenant or otherwise because of the prosecution of any such work. At Tenant’s election, except in the case of emergencies and except for routine required entries, such as for janitorial services and repairs, a Tenant representative may accompany Landlord at all times during any such entry, provided such representative makes herself or himself reasonably available for such accompaniment. Unless any work would materially interfere with Tenant’s use and occupancy of the Premises if performed during business hours, all such repairs, improvements, alterations and/or additions shall be performed during ordinary business hours.
40.Assignment and Subletting.
(a)Generally. Tenant shall not, by operation of law or otherwise, mortgage, pledge, hypothecate, encumber or permit any lien to attach to this Lease, any interest hereunder or all or any portion of the Premises. Further, excluding Permitted Transfers (which do not require Landlord’s consent as set forth in Section 40(h) hereof), Tenant may not, without the prior written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture option where applicable, subject to the terms and in accordance with the terms hereof, including Section 40(c)), assign this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. In the event that Tenant is a corporation or entity other than an individual, any transfer of a majority or controlling interest in Tenant (whether by stock transfer, merger, operation of law or otherwise) shall be considered an assignment for purposes of this paragraph and shall require Landlord’s prior written consent excluding (i) Permitted Transfers, and (ii) transfers where before and after such transfer Tenant is an entity (a “Public Company”) the shares of which or its ultimate parent company are publicly traded on a nationally recognized securities exchange in the United States. Consent to one assignment or sublease shall not nullify or waive this provision, and all later assignments and subleases (excluding Permitted Transfers) shall likewise be made only upon the prior written consent of Landlord. Subtenants or assignees shall become liable to Landlord for all obligations of Tenant hereunder, which arise on and after the date of the relevant sublease or assignment, without relieving Tenant’s liability hereunder and, in the event of any breach or Default by Tenant, or a rejection of this Lease or the relevant sublease under Section 365 of the Bankruptcy Code, Landlord may, at its option, but without any obligation to do so, elect to treat any sublease as a direct lease with Landlord and collect rent directly from the subtenant. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease shall be deemed to have agreed that in the event of a rejection of this Lease or the relevant sublease under Section 365 of the Bankruptcy Code by Tenant, or a termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, either terminate the sublease or take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be: (1) liable for any rent paid by the subtenant to Tenant more than one month in advance, or any security deposit paid by the subtenant to Tenant, unless same has been transferred to Landlord by Tenant; (2) liable for any act or omission of Tenant under this Lease, the sublease or any other agreement between Tenant and the subtenant or for any default of Tenant under any such documents which occurred prior to the effective date of the attornment; (3) subject to any counterclaims, defenses or offsets that the subtenant may have against Tenant that arose prior to the effective date of the attornment; (4) bound by any changes or modifications made to the sublease without the written consent of Landlord, (5) obligated in any manner with respect to the transfer, delivery, use or condition of any furniture, equipment or other personal property in the sublet premises that Tenant agreed would be transferred to the subtenant or which Tenant agreed could be used by the subtenant during the term of the sublease, or (6) liable for the payment of any improvement allowance, or any other payment, credit, offset or amount due from Tenant to the subtenant under the sublease.
(b)Transfer Notice. If Tenant desires to assign or sublease (“Transfer”), Tenant shall provide written notice to Landlord describing the proposed transaction in reasonable detail (“Transfer Notice”) and provide all documentation (including reasonably detailed financial information for the proposed assignee or subtenant (a “Transferee”)) reasonably necessary to permit Landlord to evaluate the proposed transaction, including the following information set forth below:
(i)the proposed effective date of the Transfer, which shall not be less than [***] days nor more than [***] days after the date of delivery of the Transfer Notice;
(ii)a description of the portion of the Premises to be transferred (the “Subject Space”);
(iii)all of the material terms of the proposed Transfer and the consideration therefor, including a calculation of the Transfer Premium (as defined in Section 40(e) below), in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer; and
(iv)current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information reasonably required by Landlord by written notice delivered to Tenant within [***] Business Days after the Transfer Notice or any supplemental delivery from Tenant related to the proposed Transfer, which in each instance relates to the categories described in Section 40(c)(i) through 40(c)(x) and will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space. Any Transfer made without Landlord’s prior written consent (excluding Permitted Transfers) or not in compliance with this Article 40 shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a Default by Tenant under this Lease.
(c)Landlord’s Options. Upon any request by Tenant for Landlord’s consent to a Transfer constituting (i) an assignment or (ii) a sublease that alone or with all other then existing subleases will cover all or substantially all of the Premises for substantially all of the remaining Term (i.e., at least [***] of the remaining Term), Landlord may elect to terminate this Lease and recapture all of the Premises as of the proposed effective date set forth in the Transfer Notice. Such recapture right shall not apply to Permitted Transfers (defined in Section 40(h) below). Landlord shall notify Tenant within [***] days after Landlord’s receipt of the subject Transfer Notice and all other documentation and information required to be provided pursuant to Section 40(b) above, whether Landlord elects to exercise Landlord’s recapture right and, if not, whether Landlord consents to the requested Transfer; if Landlord does not elect to exercise its recapture right, Landlord’s consent to a Transfer will not be unreasonably withheld, conditioned or delayed. If Landlord fails to respond to any Transfer Notice within [***] days after the expiration of Landlord’s recapture period (or, if Landlord does not have recapture rights related to the Transfer, within [***] days after Landlord’s receipt of the Transfer Notice), then Tenant may send Landlord a reminder notice setting forth such failure and containing the following sentence at the top of such notice in bold, capitalized font at least twelve (12) points in size: "LANDLORD'S FAILURE TO RESPOND TO THIS NOTICE WITHIN [***] BUSINESS DAYS SHALL RESULT IN LANDLORD'S DEEMED APPROVAL OF TENANT'S REQUEST FOR TRANSFER" (the "Transfer Reminder Notice"). If Landlord fails to respond within [***] Business Days after delivery of a Transfer Reminder Notice, then Tenant's Transfer for which Tenant requested Landlord's approval shall be deemed approved by Landlord. Without limiting the grounds upon which Landlord may reasonably withhold its consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:
(i)The Transferee is engaged in a business which is not consistent with the quality of the Building;
(ii)The Transferee intends to use the Subject Space for purposes which are not permitted hereunder;
(iii)The Transferee is either a governmental agency or instrumentality thereof;
(iv)The Transfer will result in the occupancy of any portion of the Premises at a density greater than the Standard Density;
(v)The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved for the remainder of the Term (i), in the case of an assignment, this Lease and (ii), in the case of a sublease, the subject sublease (including any Lease obligations that are imposed upon the Transferee thereunder);

(vi)The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Building a right to cancel or seek monetary or injunctive relief under its lease;
(vii)The terms of the proposed Transfer purport or seek to allow the Transferee to exercise any right of renewal, right of expansion, right of first offer, or any other similar right held by Tenant and specifically stated in this Lease to not be exercisable by any Transferee other than a Permitted Transferee (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right within [***] months after Landlord’s delivery of the space to Tenant);
(viii)Either the proposed Transferee, or any person or entity which directly or indirectly controls, is controlled by, or is under common control with, the proposed Transferee, (1) occupies space in the Building at the time of the request for consent, (2) is negotiating with Landlord to lease space in the Building at such time, or (3) has negotiated with Landlord during the [***] month period immediately preceding the Transfer Notice, and in any such case, Landlord has other space that could reasonably accommodate the space requirements of the proposed Transferee within [***] days of the contemplated delivery date of the portion of the Premises that would be subject to the Transfer;
(ix)The proposed Transfer will cause any portion of the amounts payable to Landlord hereunder to not constitute “rents from real property” within the meaning of IRC Sections 856(d) and 512(b)(3); or
(x)The Transferee fails to execute Landlord’s standard form of consent to assignment or subleasing, subject to standard and customary legal comments.
Notwithstanding any provision to the contrary in this Lease or otherwise, except with respect to a Restoration Sublease (defined below), Tenant shall have no removal or restoration obligation for any Alterations (including, without limitation, any Specialty Alterations, including Internal Stairwells) for any portion of the Premises that Landlord elects to recapture pursuant to this Section 40(c). “Restoration Sublease” means a sublease in which Tenant, as sublandlord, has agreed in the sublease to remove, pay for or subsidize the cost to remove one or more internal stairwells connecting to the subleased floor(s) to other parts of the Premises that are not subleased under the sublease. Tenant shall retain restoration obligations with respect to any Restoration Sublease, which restoration obligations shall be performed on or before the date of recapture set forth in Landlord’s recapture notice delivered pursuant to this Section 40(c) and this paragraph shall not be deemed to waive or otherwise impact such obligations.
(d)Landlord’s Consent. With respect to any Transfer for which Landlord’s consent is required hereunder, Tenant shall pay Landlord a review fee and all reasonable costs incurred by Landlord (including fees paid to consultants (as may be required) and attorneys) in connection with any requested Transfer, including Landlord’s attorneys’ fees, such review fee and costs (including all consultant and attorneys fees) not to exceed [***] per request in the aggregate provided that Tenant and the Transferee execute Landlord’s standard form of consent to assignment or subleasing with no more than one round of comments. If Landlord consents to any Transfer pursuant to the terms of this Article 40, Tenant may within [***] months after Landlord’s consent, but not later than the expiration of said [***] month period, enter into such Transfer of the Subject Space, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord; provided, however, that if there are any material changes in the terms and conditions from those specified in the Transfer Notice, or if there are any material changes in any of the documentation delivered in connection therewith, (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Article 40, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, then Tenant shall again submit the Transfer to Landlord for its approval or other action under this Article 40.
(e)Transfer Premium. If Landlord consents to any Transfer request and the assignee or subtenant pays to Tenant in connection with such Transfer an amount in excess of the Rent due under this Lease, calculated on a per “RSF” basis if less than all of the Premises is the subject of the Transfer (after deducting Tenant’s reasonable, actual expenses in obtaining such assignment or sublease, such expenses being limited to (i) any Alterations to the Subject Space made in order to achieve the Transfer, or contributions to the cost thereof and (ii) any brokerage commissions, attorneys’ fees and advertising and marketing costs incurred by Tenant in connection with the Transfer) (“Transfer Premium”), Tenant shall pay [***] of such Transfer Premium to Landlord as and when the monthly payments are received by Tenant.
(f)No Release. No Transfer shall release or discharge Tenant of or from any liability, whether past, present or future, under this Lease, and Tenant shall continue to be fully liable hereunder. Each subtenant or assignee shall agree in a form reasonably satisfactory to Landlord to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease (but, with respect to a subtenant of less than all of the Premises, only to the extent of the Subject Space), and Tenant shall deliver to Landlord promptly after execution, an executed copy of each such Transfer and an agreement of compliance by each such subtenant or assignee.
(g)Conditions. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or any Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, a copy of all executed documentation pertaining to the Transfer in form reasonably acceptable to Landlord which complies with the relevant provisions of this Article 40, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in reasonable detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, (v) any assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease, and (vi) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of this Lease from liability under this Lease, including liability arising under any amendments to this Lease occurring after the Transfer during the original Term of this Lease or during any extension or renewal thereof occurring by reason of the exercise of any option to extend the Term or renew this Lease. Following Landlord’s receipt of the documentation required under this Section 40(g) (or if Tenant fails to provide such documentation or any of it), Landlord or its authorized representatives shall have the right, upon [***] Business Days’ notice to Tenant, to audit the books, records and papers of Tenant relating to the relevant Transfer, subject to Landlord and any consultants performing such audit executing a confidentiality and non-disclosure agreement in form and substance reasonably acceptable to Tenant. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and, if the Transfer Premium is understated by more than five percent (5%), Landlord’s costs of such audit.
(h)Permitted Transfers. Notwithstanding anything to the contrary contained in this Section 40, Tenant may assign this Lease or sublet the Premises without the need for Landlord’s prior consent to (i) any parent, subsidiary or affiliate business entity which Named Tenant Controls, is Controlled by or is under common Control with (each, an “Affiliate”); or to (ii) a successor to Tenant by merger or consolidation; or (iii) a successor to Tenant by purchase of all or substantially all of Tenant’s outstanding stock or assets, provided that: (A) at least ten (10) Business Days prior to such Transfer (or if the Tenant is subject to confidentiality with respect to such transfer, the Tenant shall inform the Landlord of the same within ten (10) Business Days following consummation thereof), Tenant delivers to Landlord the financial statements or other financial and background information of the Transferee or successor as required for other Transfers; (B) if the Transfer is an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease arising on or after the assignment (or if a sublease, the Transferee of a portion of the Premises or Term assumes, in full, the obligations of Tenant with respect thereto arising on or after the sublease); (C) the Transferee or successor shall, as of the date immediately following the Transfer, have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (“Net Worth”) at least equal to the Net Worth of Tenant as of the Effective Date, or, if the Tenant entity does not survive the Transfer, a Net Worth at least equal to the greater of the Net Worth of Tenant as of the Effective Date or as of the day prior to the effective date of the Transfer; (D) unless the Tenant entity does not survive the Transfer, Tenant remains fully liable under this Lease; and (E) the use of the Premises set forth herein remains unchanged as set forth in Section 11(a) hereof. As used in this Section, “Control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies through ownership of at least fifty-one percent (51%) of the securities or partnership or other ownership interests of the entity subject to Control. A transaction meeting the requirements of this Section 40(h) is referred to herein as a “Permitted Transfer”, and the Transferee, a “Permitted Transferee”.
(i)Statutory Waiver. Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, and any similar or successor Laws, now or hereafter in effect, that includes any right at law or equity to terminate this Lease, such waiver being on Tenant’s own behalf and, to the extent permitted under applicable Law, on behalf of the proposed Transferee.

(j)Prohibited Transaction. Notwithstanding anything to the contrary contained in this Article 40, neither Tenant nor any other person having a right to possess, use, or occupy (for convenience, collectively referred to in this subarticle as “Use”) the Premises shall enter into any lease, sublease, license, concession or other agreement for Use of all or any portion of the Premises which provides for rental or other payment for such Use based, in whole or in part, on the net income or profits derived by any person that leases, possesses, uses, or occupies all or any portion of the Premises (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a transfer of any right or interest in, or as a grant of the right to Use, all or any part of the Premises.
41.Sale. In the event the original Landlord hereunder, or any successor owner of the Building, as the seller or transferor of the Building (“Seller”), shall sell or convey the Building and the new owner assumes all liabilities and obligations on the part of Landlord, under this Lease accruing thereafter (“Future Obligations”), Seller’s obligations with respect to any such Future Obligations shall terminate, and thereupon all such Future Obligations shall be binding upon the new owner. Subject to the foregoing, Tenant agrees to attorn to such new owner.
42.Limitation of Liability. Landlord’s obligations and liability with respect to this Lease shall be limited solely to the interest of Landlord in: (i) the Project; (ii) any proceeds of property insurance receivable or received by Landlord in respect of damage to or destruction of any portion of the Property, but only to the extent such proceeds or awards exceed any restoration costs and net of the cost of obtaining such proceeds or awards; (iii) any undistributed proceeds of the sale of the Property; or (iv) condemnation awards, but only to the extent such proceeds or awards exceed any restoration costs and net of the cost of obtaining such awards; and (v) any other undistributed monetary proceeds from the Property that are not proceeds of a loan or other borrowing. For the purposes of this Article 42, “undistributed” means not distributed to creditors of Landlord or to persons or entities holding an interest in Landlord, but subject to the provisions of applicable Laws pertaining to conveyances in fraud of creditors. Neither Landlord, nor any partner or member of Landlord, or any officer, director, shareholder, or partner or member of any partner or member of Landlord, shall have any individual or personal liability whatsoever with respect to this Lease. Landlord agrees that, subject to provisions of law with respect to fraudulent transfers, (a) no action shall be brought against any partner, member, officer, director, shareholder or employee of Tenant in her, his or its individual capacity for the payment of any sums owed by Tenant under this Lease or the performance of any of the terms, covenants or conditions contained herein, (b) no such partner, member, officer, director, shareholder or employee of Tenant, or any officer, director, shareholder, or partner or member of the foregoing, shall have any individual or personal liability with respect to Tenant’s obligations under this Lease and (c) Tenant’s obligations and liability with respect to this Lease shall be limited to the assets of Tenant, including without limitation proceeds of available insurance.
43.Broker Disclosure. Landlord and Tenant acknowledge and agree that [***] (“[***]”) is representing both Landlord and Tenant in connection with this Lease. Each party hereby consents to such dual representation and acknowledges that [***] has disclosed such relationship. [***] is to be paid a commission by Landlord pursuant to a separate agreement. Landlord represents that Landlord has dealt with no other broker other than the broker identified herein. Landlord agrees that, if any other broker makes a claim for a commission based upon an agreement with Landlord, Landlord shall indemnify, defend, protect and hold Tenant harmless from any such claim. Tenant represents that Tenant has dealt with no broker other than the broker identified herein. Tenant agrees that, if any other broker makes a claim for a commission based upon the alleged actions of Tenant, Tenant shall indemnify, defend, protect and hold Landlord harmless from any such claim. The indemnity obligations set forth herein shall survive the expiration or any earlier termination of this Lease.
44.Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.
45.Construction of this Agreement. As used in this Lease, the terms “include”, “including” and other terms of similar meaning, shall be construed as terms of illustration and not terms of exclusion, as if followed by the phrase “without limitation”, and Landlord and Tenant hereby agree that the provisions of Section 3534 of the California Civil Code shall not apply to this Lease, to the extent such provisions are inconsistent with that principle. No failure of a party to exercise any power given that party hereunder, or to insist upon strict compliance by the other party of its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of a party’s right to demand exact compliance with the terms hereof. No amendment of this Lease shall be valid unless the same is in writing and signed by the parties. Subject to the provisions of Article 40, this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors, and permitted assigns. This Lease shall be construed in accordance with and governed by the laws of the State of California. Nothing in this Lease creates any relationship between the parties other than that of lessor and lessee and nothing in this Lease constitutes Landlord a partner of Tenant or a joint venturer or member of a common enterprise with Tenant.
46.Paragraph Titles; Severability. The paragraph titles used herein are not to be considered a substantive part of this Lease, but merely descriptive aids to identify the respective paragraphs to which they refer. Use of the masculine gender includes the feminine and neuter, and vice versa, where necessary to impart contextual continuity. If any paragraph or provision herein is held invalid by a court of competent jurisdiction, all other paragraphs or severable provisions of this Lease shall not be affected thereby, but shall remain in full force and effect.
47.Cumulative Rights. All rights, powers and privileges conferred hereunder upon Landlord shall be cumulative with those available under applicable Law.
48.Entire Agreement. This Lease contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect.
49.Submission of Agreement. Submission of this Lease to Tenant for signature does not constitute an offer, a reservation of space or an option to lease or to acquire a right of entry. This Lease is not binding or effective until execution by and delivery to both Landlord and Tenant.
50.Authority. If Landlord or Tenant executes this Lease as a corporation, limited partnership, limited liability company or any other type of entity, each party does hereby represent and warrant that it is a duly organized and validly existing corporation, limited partnership, limited liability company or other type of entity, that it is qualified to do business in the State where the Building is located, that it has full right, power and authority to enter into this Lease, and that each person signing on behalf of the party is authorized to do so.
51.Asbestos Notification. Tenant acknowledges that Tenant has received the asbestos notification letter attached to this Lease as Exhibit E hereto, disclosing the existence of asbestos in the Building. As part of Tenant’s obligations under this Lease, Tenant agrees to comply with the California “Connelly Act” and other applicable Laws, including providing copies of Landlord’s asbestos notification letter to all of Tenant’s “employees” and “owners,” as those terms are defined in the Connelly Act and other applicable Laws.
52.OFAC and Anti-Money Laundering Compliance Certifications. Tenant hereby represents, certifies and warrants to Landlord as follows: (a) Tenant is not named and is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order, including Executive Order 13224, or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enacted, enforced or administered by the Office of Foreign Assets Control (“OFAC”); (b) Tenant is not engaged in this transaction, directly or indirectly, for or on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of, any such person, group, entity or nation; and (c) none of the proceeds used to pay rent have been or will be derived from a “specified unlawful activity” as defined in, and Tenant is not otherwise in violation of, the Money Laundering Control Act of 1986, as amended, or any other applicable laws regarding money laundering activities. Furthermore, Tenant agrees to immediately notify Landlord if Tenant was, is, or in the future becomes, a “senior foreign political figure” or an immediate family member or close associate of a “senior foreign political figure,” within the meaning of Section 312 of the USA PATRIOT Act of 2001, as the same may be amended from time to time. Notwithstanding anything in this Lease to the contrary, Tenant understands that this Lease is a continuing transaction and that the foregoing representations, certifications and warranties are ongoing and shall be and remain true and in force on the date hereof and throughout the Term of this Lease and that any breach thereof shall be a Default (not subject to any notice or cure rights) giving rise to any and all Landlord remedies hereunder, and Tenant hereby agrees to defend, indemnify and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, fines, penalties, forfeitures and expenses (including costs and attorneys’ fees) arising from or related to any breach of the foregoing representations, certifications and warranties.
53.Determination in Good Faith. Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, Landlord may exercise its good faith business judgment in granting or withholding such consent or approval or in making such judgment or determination without reference to any extrinsic standard of reasonableness, unless the provision providing for such consent, approval, judgment or determination specifies that Landlord’s consent or approval is not to be unreasonably withheld, or that such judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent. If it is determined that Landlord failed to give its consent where it was required to do so under this Lease, Tenant shall not be entitled to terminate this Lease for such failure.
54.Energy Disclosure. Tenant agrees to cooperate with Landlord’s energy consumption disclosure requirements under California’s Nonresidential Building Energy Use Disclosure Program and with the requirements under any other existing or future mandatory or voluntary energy or water conservation or sustainability programs applicable to the Building, including those of the U.S. Green Building Council’s LEED rating system, or which may be imposed on Landlord by law or by any insurance carrier, including any controls on the permitted range of temperature settings or water usage in office buildings or requirement necessitating curtailment of the volume of energy consumption or the hours of operation of the Building. Any terms or conditions of this Lease that conflict with or interfere with compliance by Landlord with such control or requirements shall be suspended for the duration of such controls or requirements. It is further agreed that compliance with such controls or requirements shall not constitute an eviction, actual or constructive, of Tenant from the Premises and shall not entitle Tenant to terminate this Lease or to an abatement or reduction of any Rent payable hereunder. Tenant shall promptly and in no event later than within [***] Business Days after receipt of Landlord’s written request therefor, provide any and all written consents to utility companies providing services to the Building required to authorize such utility companies to release energy and water usage data for the Premises to the EPA’s ENERGY STAR® program Portfolio Manager website for use by the Landlord, or to such other sites or parties as required for the Landlord’s compliance with the applicable program. Upon the request of the Landlord, Tenant shall submit on an annual basis to Landlord energy and water consumption data, including total usage and total charges as they appear on Tenant’s electric, gas, water, and other utility bills, in a format deemed reasonably acceptable by Landlord. Landlord shall provide Tenant with the building’s ENERGY STAR score annually. To the extent Tenant obtains electricity independently of the Building, Tenant shall give Landlord access to Tenant’s data on energy use for inclusion in Landlord’s annual reports, ENERGY STAR annual rating and similar purposes.
55.Sustainability and Energy Efficiency.
(a)LEED Certification. The parties acknowledge that the Building is currently certified under the U.S. Green Building Council’s LEED rating system (“LEED Certification”). Tenant may, at Tenant’s sole cost and expense, obtain LEED Certification for the Premises. Landlord shall use commercially reasonable efforts to cooperate with Tenant in obtaining LEED Certification for the Premises, and the actual costs incurred by Landlord in providing such cooperation shall be reimbursed by Tenant within [***] days after Landlord’s delivery to Tenant of notice specifying such costs.

(b)Sustainability Communications. Landlord and Tenant shall provide a point of contact to discuss issues related to sustainability and energy efficiency. Such issues include retrofit projects, billing issues, energy efficiency upgrades and data access. The initial points of contact shall be as follows:
Tenant sustainability contact:    [***]
Email:    [***]
Landlord sustainability contact:    [***]
Email:     [***]
Phone:     [***]
56.Inspection by a CASp in Accordance with Civil Code Section 1938.
(a)Disclosure. Pursuant to California Civil Code Section 1938, Landlord hereby discloses, and Tenant hereby acknowledges, that neither the Premises nor the Building has been inspected by a Certified Access Specialist (CASp). California Civil Code Section 1938 also requires that this Lease contain the following statement:
“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs to correct violations of the construction related accessibility standards within the premises.”
(b)Inspection by Tenant. In accordance with the foregoing, Tenant, upon at least thirty (30) days’ prior written notice to Landlord, shall have the right to require a CASp inspection of the Premises. If Tenant requires a CASp inspection of the Premises, then: (i) Landlord and Tenant shall mutually agree on the arrangements for the time and manner of the CASp inspection during such [***] day period; (ii) Tenant shall be solely responsible to pay the cost of the CASp inspection as and when required by the CASp; (iii) Tenant shall be solely responsible for the making and cost of any repairs or improvements to the Premises required to correct violations of construction-related accessibility standards; and (iv) Tenant shall pay to Landlord, as and when required by Landlord, any cost incurred by Landlord in connection with the design, approval or making of any repairs or improvements required to correct violations of construction-related accessibility standards within or relating to the Premises. Any work within the Premises by Tenant shall be deemed Alterations for the purpose of this Lease, and payments to or for the benefit of Landlord required to be made pursuant to the provisions of this Article 56 shall be paid as additional Rent.
57.Financial Statements. Within [***] Business Days after written request from Landlord from time to time during the Term (which shall be no more than once per calendar year, except in association with a sale or refinance of the Building or the occurrence of a Default), Tenant shall provide Landlord with current financial statements and a statement of Tenant’s cash flow setting forth Tenant’s financial condition and net worth for the most recent quarter, including balance sheets and statements of profits and losses. Such statements shall be prepared by an independent accountant and certified by Tenant’s president, chief executive officer or chief financial officer. Landlord shall keep such financial information confidential and shall only disclose such information to Landlord’s lenders, consultants, purchasers or investors, or other agents (who shall be instructed to observe the same confidentiality obligations) on a need to know basis in connection with the administration of this Lease. Notwithstanding anything to the contrary contained in this Article 57, Named Tenant shall not be required to deliver any financial statements or other financial reporting under this Article 57 for so long as Named Tenant is a Public Company whose financial information is publicly reported.
58.Counterparts; Electronic Signatures. This Lease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. Landlord and Tenant hereby consent to this transaction being conducted by electronic means. In order to expedite the transaction contemplated herein, signatures transmitted by electronic mail in so-called “pdf” format may be used in place of original signatures on this Lease, including via electronic signatures via Docusign and similar reputable providers providing independent authentication of signatures. Landlord and Tenant intend to be bound by the signatures on the electronically transmitted document, are aware that the other party will rely on those signatures, and hereby waive any defenses to the enforcement of the terms of this Lease based on such signatures. Promptly following request by either party, the other party shall provide the requesting party with original signatures on this Lease.
59.Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, risk management, space planning, and other consultants or to the extent that disclosure is legally compelled (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process, including as may be required to enforce Tenant’s rights hereunder), mandated by applicable regulations or law, including any and all regulations and reporting requirements from the Securities Exchange Commission or the rules, regulations and reporting requirements of any public exchange upon which Tenant’s shares are from time to time traded. Tenant shall have the right to deliver a copy of this Lease to any proposed subtenant or assignee, provided that economic terms of this Lease shall be redacted in any such delivery to a subtenant.

60.Office and Communications Services. Landlord has advised Tenant that certain office and communications services may be offered to tenants of the Building by a concessionaire under contract to Landlord (“Provider”). Tenant shall be permitted to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree. Tenant acknowledges and agrees that: (a) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (b) the Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider, or its agents, employees, representatives, officers or contractors; (c) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (d) any contract or other agreement between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of Rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord. Landlord hereby reserves the right to alter, amend or terminate the contract between Landlord and the Provider in such manner as Landlord may deem desirable in the exercise of its sole discretion.
61.Cannabis. Tenant agrees that the Premises shall not be used for the use, growing, producing, processing, storing (short or long term), distributing, transporting, or selling of cannabis, cannabis derivatives, or any cannabis containing substances (“Cannabis”), or any office uses related to the same, nor shall Tenant knowingly permit, allow or suffer, any of Tenant’s officers, employees, agents, servants, licensees, subtenants, concessionaires, contractors and invitees to bring onto the Premises, any Cannabis. Without limiting the foregoing, the prohibitions in this Article 61 shall apply to all Cannabis, whether such Cannabis is legal for any purpose whatsoever under state or federal law or both.
62.Storage. Any storage space at any time leased to Tenant hereunder shall be used exclusively for storage. Notwithstanding any other provision of this Lease to the contrary, (a) Landlord shall have no obligation to provide heating, cleaning, water or air conditioning therefor, and (b) Landlord shall be obligated to provide to such storage space only such electricity as will, in Landlord’s judgment, be adequate to light said space as storage space.
63.Permitted Pets. Subject to the terms and conditions set forth in this Article 63, Tenant shall be permitted, during the Term, to bring fully domesticated and trained dogs (“Permitted Pets”) into the Premises, provided that no more than [***] such Permitted Pets shall be permitted per full floor occupied by Tenant at any given time. All Permitted Pets shall be under the control of Tenant or its employees at all times while within the Building, including the Premises and all Common Areas. Permitted Pets shall be on a leash or within a carrier while outside the Premises and shall utilize only those access points, elevators (including the freight elevator if reasonably required by Landlord), and routes designated by Landlord from time to time. Tenant shall ensure that Permitted Pets do not unreasonably interfere with other tenants or occupants of the Building. Landlord may adopt and enforce, and Tenant will comply with, commercially reasonable rules governing Permitted Pets, including, without limitation: (i) hours of access within the Building consistent with tenant access rights under the Lease, (ii) protocols for managing disruptive or aggressive behavior, and (iii) procedures for addressing noise, odors, and sanitation issues. Without limiting the foregoing, Tenant shall promptly remove any Permitted Pet from the Building upon Landlord’s reasonable determination that such animal has exhibited aggressive, disruptive or unsafe behavior, including excessive barking, biting, or threatening conduct or damage or injury to person or property. Tenant shall be solely responsible for any damage to the Premises or the Building and any injury to persons caused by any Permitted Pet, and Tenant shall indemnify, defend and hold harmless Landlord and its agents from and against any claims, liabilities, damages and expenses arising from or related to the acts of Permitted Pets in the Building. Notwithstanding anything to the contrary herein, except as required by applicable Law, Permitted Pets shall not include any dog breed or mix of breeds commonly regarded as aggressive or dangerous, including without limitation pit bulls (including American Pit Bull Terriers and Staffordshire Terriers), Rottweilers, Doberman Pinschers or wolf hybrids. Landlord reserves the right, upon reasonable notice to Tenant, to modify reasonable rules and regulations regarding Permitted Pets to address health, safety or operational concerns, provided that such rules do not materially impair Tenant’s rights granted herein.
64.No Relocation. Notwithstanding any other provision to the contrary in this Lease or otherwise, Landlord has no right to relocate the Premises or any portion thereof.
[Remainder of Page Intentionally Blank; Signatures Follow]

IN WITNESS WHEREOF, Landlord and Tenant have executed this instrument as of the Effective Date.
LANDLORD:
50 BEALE STREET LLC,
a Delaware limited liability company

By:    /s/ Peter R. C. Brindley
Name:    Peter R. C. Brindley
Title:    Vice President

TENANT:
HINGE HEALTH, INC.,
a Delaware corporation

By: /s/ Daniel Perez
Print Name: Daniel Perez
Its: Chief Executive Officer

By: /s/ James Budge
Print Name: James Budge
Its: Chief Executive Officer

Tenant’s Federal Tax I.D. Number __________________

Signature Page

EXHIBIT “A-1”
10TH FLOOR PREMISES
[INTENTIONALLY OMITED]

Exhibit A-1

EXHIBIT “A-2”
9TH FLOOR PREMISES
[INTENTIONALLY OMITED]

Exhibit A-2

EXHIBIT “A-3”
8TH FLOOR PREMISES
[INTENTIONALLY OMITED]

Exhibit A-3

EXHIBIT “A-4”
7TH FLOOR PREMISES
[INTENTIONALLY OMITED]

Exhibit A-4

EXHIBIT “A-5”
SWING SPACE
[INTENTIONALLY OMITED]

Exhibit A-5

EXHIBIT “B”
WORK AGREEMENT
THIS WORK AGREEMENT (this “Work Agreement”) is attached to and made a part of that certain Lease (the “Lease”) between 50 BEALE STREET LLC, a Delaware limited liability company (“Landlord”), and HINGE HEALTH, INC., a Delaware corporation (“Tenant”). All capitalized terms used but not defined herein shall have the respective meanings given such terms in the Lease. This Work Agreement sets forth the terms and conditions relating to the construction of Tenant Improvements (defined below) in the Premises.
SECTION 1

ALLOWANCE; TENANT IMPROVEMENTS
1.1Allowance. Landlord will contribute up to an amount not exceeding the following allowances (collectively, the “Aggregate Allowances”) for the costs relating to the design, permitting and construction of Tenant’s improvements which are permanently affixed to the Premises (the “Tenant Improvements”) and other expenses constituting Allowance Items (as defined in Section 1.2 below):

Floor of the Premises	Amount of Allowance per RSF	Total Amount of Allowance
10th Floor	[***]	[***]
9th Floor	[***]	[***]
8th Floor	[***]	[***]
7th Floor	[***]	[***]
Grand Total of Aggregate Allowances		$17,938,750.00
Subject to Section 1.3 below, for any Tenant Improvements for which Tenant desires to receive the Aggregate Allowances for such work, Tenant must complete all Tenant Improvements and have submitted an Allowance Draw Request (defined below) for such work no later than July 31, 2030 (the “Allowance Sunset Date”), in order to be entitled to receive the Aggregate Allowances for such work. Any portion of the Aggregate Allowances not disbursed or, to the extent Section 1.3 is applicable, credited against Base Rent, in accordance with the terms of this Work Agreement shall revert to Landlord and Tenant shall have no rights thereto. Any portion of the Aggregate Allowances not used for Allowance Items regarding Tenant Improvements on the floor to which it is allocated may, upon written notice from Tenant to Landlord (which may be by submittal of an Allowance Draw Request), be reallocated and used by Tenant for Allowance Items for Tenant Improvements on another floor of the Premises. No Landlord approval is required for such a reallocation. All costs of the Tenant Improvements in excess of the Aggregate Allowances shall be paid solely by Tenant.
Exhibit B

1.2    Disbursement of the Allowance.
(a)    Allowance Items. Except as otherwise set forth in this Work Agreement, the Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Allowance Items”):
(i)    Payment of the fees of Tenant’s project managers, the Architect and the Building Consultants (as those terms are defined below) and payment of fees and costs reasonably incurred by Landlord for the review of the Construction Drawings (defined below) by Landlord or by Landlord’s third party consultants;
(ii)    The payment of plan check, permit and license fees relating to the Tenant Improvements;
(iii)    The cost of construction of the Tenant Improvements, including, without limitation, contractors’ fees and general conditions, materials and supplies used in the construction of the Tenant Improvements, testing and inspection costs, costs of utilities, trash removal, parking, and hoists;
(iv)    The cost of any changes to the Building when such changes are required by the Construction Drawings, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;
(v)    The cost of any changes to the Construction Drawings (defined below) or Tenant Improvements required by applicable building codes (collectively, “Code”);
(vi)    The Coordination Fee (defined below);
(vii)    Sales and use taxes and Title 24 fees;
(viii)    Tenant’s furniture, trade fixtures and equipment (including audio visual and information technology equipment) and controlled access systems to be installed in the Premises;
(ix)    Tenant’s signage to be installed pursuant to Article 17 of the Lease, including the Exterior Signage; and
(x)    Tenant’s moving expenses with respect to its relocation to the Premises.
(b)    Disbursement of Allowance. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Allowance for Allowance Items.
(i)    Monthly Disbursements. On or before the fifth (5th) day of each calendar month during the design and construction of the Tenant Improvements for which Tenant desires to receive a portion of the Aggregate Allowances, Tenant shall deliver to Landlord: (i) a
Exhibit B

request for payment of the Allowance Draw Request (as defined below) issued by the Contractor (defined below), approved by Tenant, in a form to be provided or reasonably approved in advance by Landlord, including a schedule of values and showing the percentage of completion, by trade, of the Tenant Improvements, and which details the portion of the work completed and subject to the Allowance Draw Request; (ii) invoices from all of Tenant's Agents (defined below), for labor rendered and materials delivered in connection with the relevant Allowance Draw Request together with evidence that the same have been paid by Tenant; and (iii) executed unconditional mechanic's lien releases from all of Tenant's Agents who have provided services or supplied materials in connection with the Allowance Draw Request which shall comply with all applicable laws, as reasonably determined by Landlord (collectively, an “Allowance Draw Request”). If and as reasonably determined applicable by Landlord, Landlord may also require the following other information be submitted as a part of one or more Allowance Draw Requests: (A) to the extent not included in item (i) above, a current draw summary or schedule of values showing prior disbursements, the current amount requested, the remaining Allowance balance and percentage of completion by trade or cost category; (B) a certification from Tenant’s architect, construction manager or contractor confirming the stage of completion of the Tenant Improvements covered by the request and that the amounts requested correspond to work performed or materials furnished; (C) copies of permits, inspection approvals or sign-offs received during the applicable disbursement period to the extent relating to the work covered by the request; (D) copies of approved change orders affecting the work covered by the request or the remaining balance of the Aggregate Allowances; (E) updates to the list of contractors, subcontractors, suppliers and design professionals performing work subject to reimbursement from the Aggregate Allowances; (F) evidence that Tenant has paid or is concurrently paying costs of the Tenant Improvements in excess of the remaining Aggregate Allowances, if applicable; and (G) reasonable progress photographs showing the work for which reimbursement is requested. Tenant's delivery of an Allowance Draw Request shall, as between Landlord and Tenant, be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request. Thereafter, Landlord shall deliver a wire into a bank account designated by Tenant, in each case in immediately available funds, to Tenant within thirty (30) days in payment of the lesser of: (A) the amounts so requested by Tenant for the relevant Allowance Draw Request, as set forth in this Section, less a five percent (5%) retention (the aggregate amount of such retentions to be known as the “Final Retention”), and (B) the balance of any remaining available portion of the Aggregate Allowances (not including the Final Retention), provided that Landlord does not timely dispute any request for payment based on non-compliance of any work with the Approved Working Drawings, or due to any substandard work, or for any other good faith reason within its deadline to make payment. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.
(ii)    Final Retention. Subject to the provisions of this Work Agreement, a wire into a bank account designated by Tenant, for the Final Retention shall be delivered by Landlord to Tenant not more than thirty (30) days following Tenant’s written request after the substantial completion of construction of the Tenant Improvements, provided that (A) Tenant delivers to Landlord properly executed mechanics’ lien releases from all of Tenant's Agents who have provided services or supplied materials in excess of Five Thousand
Exhibit B

and No/100 Dollars ($5,000.00) and who have lien rights with respect to the subject request for payment in compliance with all applicable Laws, as reasonably determined by Landlord; (B) Landlord has reasonably determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant's use of such other tenant's leased premises in the Building (which determination Landlord shall make within thirty (30) days following receipt of Tenant’s written request for the Final Retention and all other documentation required by this Section 1.2(b)(ii), such period subject to extension for Force Majeure Events and Tenant Delay, and conditioned on Tenant promptly making the Premises and each component thereof impacted by Tenant Improvements available for inspection as determined appropriate by Landlord); (C) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements has been substantially completed; (D) Tenant supplies Landlord with reasonable evidence that all required governmental approvals required for Tenant to legally occupy the Premises have been obtained; and (E) Tenant has fulfilled its Completion Obligations (defined in Section 3.3 below). “Substantial completion” and its derivatives when used with reference to the Tenant Improvements means the point at which the Tenant Improvements have been completed in accordance with the Approved Working Drawings (except for minor punch‑list items that do not materially impair Tenant’s ability to use the Premises for general office purposes), all required building inspections for occupancy have been passed, and the Premises are legally occupiable by Tenant.
1.3    Possible Credit Against Base Rent. Upon the written election of Tenant (an “Allowance Conversion Notice”) given no later than thirty (30) days following Landlord’s payment to Tenant of the Final Retention, Tenant may apply a portion of the Aggregate Allowances not to exceed [***] (based on [***] per RSF of the Premises) as a credit against Base Rent first becoming due no fewer than thirty (30) days after the Allowance Conversion Notice. Tenant’s failure to timely deliver an Allowance Conversion Notice shall be an irrevocable waiver of Tenant’s right to do so.
1.4    Space Planning Allowance. In addition to the Aggregate Allowances, Landlord shall provide Tenant with a space planning allowance (the “Space Planning Allowance”) in an amount of up to [***] for the Architect to prepare preliminary space plans for the Premises. Landlord will pay the Space Planning Allowance within thirty (30) days after written request from Tenant or the Architect and Landlord’s receipt of the Space Plan in PDF and in CAD format (meeting Landlord’s CAD Format Requirements as defined in Section 22(a) of the Lease).
SECTION 2

CONSTRUCTION DRAWINGS
2.1    Selection of Architect; Construction Drawings. Tenant shall retain an architect/space planner approved in writing, in advance by Landlord, such approval not to be unreasonably withheld, conditioned or delayed (the “Architect”) to prepare the Construction Drawings. Tenant
Exhibit B

shall retain the engineering consultants designated by Landlord listed below (the “Building Consultants”) to prepare all plans and engineering working drawings and perform all work relating to the fire and life-safety, mechanical, electrical and plumbing (“MEP”), HVAC/Air Balancing, life-safety, sprinkler, Building Management Systems and riser management (so long as such Building Consultants are reasonably available and will charge commercially competitive rates for their services when compared to service providers of similar skill, experience and insurance coverage):

MEP:	[***]
Air Balancing:	[***]
Structural:	[***]
Sprinkler:	[***]
Building Management Systems:	[***]
Riser Management:	[***]
Life Safety:	[***]
The plans and drawings to be prepared by Architect and the Building Consultants hereunder (i.e., both the Space Plan and the Working Drawings, as each term is defined below) shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply with the drawing format and specifications determined or approved by Landlord and shall be subject to Landlord’s prior written approval, not to be unreasonably withheld, conditioned or delayed. All MEP drawings must be fully engineered and cannot be prepared on a “design-build” basis. Landlord’s review of the Construction Drawings shall be for its sole purpose and shall not obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever for any omissions or errors contained in the Construction Drawings.
2.2    Space Plan. Tenant shall supply Landlord for Landlord’s review and approval with its space plan for the Premises (the “Space Plan”) before any architectural working drawings or engineering drawings have been commenced. The Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and, to the extent then known by Tenant, the equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Space Plan. Landlord shall advise Tenant within ten (10) Business Days after Landlord’s receipt of the Space Plan (or, if applicable, such additional information requested by Landlord pursuant to the
Exhibit B

provisions of the immediately preceding sentence) if the same is approved (which approval shall not be unreasonably withheld, conditioned or delayed) or is unsatisfactory or incomplete in any respect (in which event Landlord shall provide a reasonably detailed explanation as to which items are not satisfactory or complete and the reason(s) therefor). If Tenant is so advised, Tenant shall promptly cause the Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require, and shall resubmit the Final Space Plan for Landlord’s review and the terms of the immediately preceding sentence shall apply, provided that Landlord will review the resubmittal within ten (10) Business Days if any matter therein requires third party review, and otherwise within five (5) Business Days.
2.3    Working Drawings. After the Space Plan has been approved by Landlord, Tenant shall supply the Architect and the Building Consultants with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Architect and the Building Consultants to complete the Working Drawings and shall cause the Architect and the Engineers to promptly complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of (i) architectural and structural working drawings, and (ii) mechanical, electrical and plumbing working drawings, each in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Working Drawings”) and shall submit the same to Landlord for Landlord’s review and approval, not to be unreasonably withheld, conditioned or delayed. It is understood and agreed that, while the Working Drawings may be bifurcated as set forth in items (i) and (ii) of the immediately previous sentence, no construction of the Tenant Improvements may commence until all Working Drawings (i.e., both of such categories (i) and (ii)) have been approved by Landlord in accordance herewith. Landlord shall advise Tenant within ten (10) Business Days after Landlord’s receipt of each of the Working Drawings if Landlord reasonably determines that the same are approved or are unsatisfactory or incomplete (in which event Landlord shall provide a reasonably detailed explanation as to which items are not satisfactory or complete and the reason(s) therefor). If Tenant is so advised, Tenant shall promptly revise the relevant Working Drawings to correct any deficiencies or other matters Landlord may reasonably require and shall resubmit the final relevant Working Drawings for Landlord’s review and the terms of the immediately preceding sentence shall apply, provided that Landlord will review the resubmittal within ten (10) Business Days if any matter therein requires third party review, and otherwise within five (5) Business Days. All Tenant Improvements for which the Aggregate Allowances have been made available shall be deemed Landlord's property under the terms of the Lease; provided, however, Landlord may require Tenant, at Tenant's expense, to remove any Tenant Improvements that constitute a Specialty Alteration and to repair any damage to the Premises and Building caused by such removal by Landlord notifying Tenant at the time it approves the relevant Working Drawings, whether any element of the Tenant Improvements reflected in the relevant Working Drawings constitutes a Specialty Alteration which will be required to be removed at the end of the Lease Term or upon any earlier termination of this Lease (subject to the foregoing). Removal of Specialty Alterations is further addressed in Articles 22 and 34 of the Lease, which shall control to the extent (if any) that they are in conflict with this Section 2.3.
Exhibit B

2.4    Landlord’s Approval. Landlord’s approval of any matter under this Work Agreement may be withheld if Landlord reasonably determines that the same would violate any provision of the Lease or this Work Agreement or would adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building, and timely disapproves such matter as set forth herein.
SECTION 3

CONSTRUCTION OF THE TENANT IMPROVEMENTS
3.1    Tenant’s Selection of Contractors.
(a)    The Contractor. A general contractor selected by Tenant and approved in writing by Landlord (such approval not to be unreasonably withheld, delayed or conditioned) shall be retained by Tenant to construct the Tenant Improvements (“Contractor”). Contractor must be a union affiliated contractor.
(b)    Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be approved in writing by Landlord, in Landlord’s reasonable discretion (Landlord will approve or disapprove Tenant’s Agents within ten (10) Business Days following Tenant’s written request), provided that Landlord will require Tenant to retain the Building Consultants (so long as such Building Consultants are reasonably available and will charge commercially competitive rates for their services when compared to service providers of similar skill, experience and insurance coverage). Any Tenant’s Agents included on any list of Landlord-approved contractors and subcontractors provided to Tenant (and any laborers, materialmen, and suppliers that are hired by or who contract with such contractors and subcontractors to provide labor and/or materials) shall be deemed pre-approved by Landlord. All of Tenant’s Agents shall be licensed in the State of California, capable of being bonded and shall in each such case be union contractors.
3.2    Construction of Tenant Improvements by Tenant’s Agents.
(a)    Construction Contract. Tenant’s construction contract and general conditions with Contractor (the “Contract”) shall comply with all relevant provisions of this Work Agreement.
(b)    Construction Requirements.
(i)    Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Construction of the Tenant Improvements shall comply with the following: (A) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings and Landlord’s then-current published construction guidelines, a copy of which has been provided to Tenant; (B) Tenant’s Agents shall submit schedules of all work
Exhibit B

relating to the Tenant Improvements to Contractor, who will in turn submit such schedules to Landlord, and Landlord shall, within five (5) Business Days of receipt thereof, inform Contractor of any changes which are reasonably necessary thereto, and Contractor and Tenant’s Agents shall adhere to such corrected schedule; and (C) Tenant shall abide by all reasonable rules issued in writing by Landlord’s Building manager with respect to the use of freight, loading dock and service elevators, any required shutdown of utilities (including life-safety systems), storage of materials, coordination of work with the contractors of Landlord or other tenants, and any other matter in connection with this Work Agreement, including, without limitation, the construction of the Tenant Improvements. Tenant shall pay an oversight and supervisory fee (the “Coordination Fee”) to Landlord in an amount equal to [***]; the Coordination Fee may be deducted from the Aggregate Allowances.
(ii)    Indemnity. Tenant’s indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all actual costs, losses, damages, injuries and liabilities to the extent arising out of any act or negligent omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them and who is working on the Tenant Improvements.
(iii)    Requirements of Tenant’s Agents. Contractor and each of its subcontractors shall warrant to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any material defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. All warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any co-assignment or other assurances as may be reasonably necessary to effect such right of direct enforcement.
(c)    Insurance Requirements.
(i)    General Coverages. All of Tenant’s Agents shall carry employer’s liability and worker’s compensation insurance covering all of their respective employees, and shall also carry commercial general liability insurance, including personal and bodily injury, property damage and completed operations liability, all with limits, in form and with companies as set forth in Landlord’s current guidelines for insurance coverage to be maintained by Tenant’s Agents, a copy of which has been provided to Tenant prior to execution of the Lease.
(ii)    Special Coverages. Tenant or Contractor shall carry “Builder’s All Risk” insurance in an amount reasonably consistent with the coverages required for tenants (or their contractors) performing similar work in the Building and in Comparable Buildings covering the construction of the Tenant Improvements, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to the Lease immediately upon completion thereof.
Exhibit B

(iii)    General Terms. Certificates for all of the foregoing insurance coverage shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. In the event that the Tenant Improvements are damaged by any cause (excluding [***]) during the course of the construction thereof, Tenant shall promptly repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operations Coverage insurance required by Landlord, which is to be maintained for one (1) year following completion of the work and acceptance by Landlord and Tenant. All policies carried hereunder shall insure Landlord and Tenant, as their interests may appear, as well as Tenant’s Agents. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects Landlord and Tenant and that any other insurance maintained by Landlord or Tenant is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not diminish Tenant’s obligation to indemnify Landlord under the Lease and/or this Work Agreement, subject to the waiver of subrogation contained in the Lease.
(d)    Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other federal, state, city and/or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person or entity; (ii) applicable standards of the insurance Tenant or its Contractor are required to maintain hereunder and the National Electrical Code; and (iii) building material manufacturer’s specifications used in the Tenant Improvements.
(e)    Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Prior to substantial completion of the Tenant Improvements, except in case of emergency or following and during the continuance of a Default, Landlord will provide Tenant’s construction representative identified in Section 6.1 below reasonable telephonic or e-mail notice prior to such entry and inspection. After the substantial completion of the Tenant Improvements and occurrence of the Rent Commencement Date for any floor of the Premises on which Tenant Improvements are being performed, any entry onto such Premises floor shall be subject to Landlord’s entry obligations provided in Article 39 of the Lease. Should Landlord reasonably disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval promptly following Landlord’s entry and inspection, and shall specify the items disapproved. Any defects or material deviations in the Tenant Improvements from the approved Working Drawings shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord reasonably determines that a defect or material deviation exists in connection with any portion of the Tenant Improvements and such defect or deviation adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or materially, adversely affects any other tenant’s use of such other tenant’s leased premises, and Tenant fails
Exhibit B

to commence and thereafter diligently carry out the correction of such item(s) within thirty (30) days of written notice from Landlord, then Landlord may take such action as Landlord reasonably deems necessary, subject to Tenant’s reimbursement within thirty (30) days after written demand for the actual, out-of-pocket costs paid by Landlord, and without incurring any liability on Landlord’s part, to correct any such defect or material deviation, including, without limitation, where reasonably required, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect or material deviation is corrected to Landlord’s reasonable satisfaction.
(f)    Meetings. Tenant shall hold periodic meetings at a reasonable time with the Architect and the Contractor regarding the progress of the preparation of the Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location reasonably approved by Landlord, and Landlord and/or its agents shall receive prior written notice of, and shall have the right to attend, all such meetings. In addition, minutes shall be taken at all such meetings, and Landlord will be included in the distribution list for such minutes (but failure to provide such minutes shall not be deemed a default by Tenant under the Lease). One such meeting each month shall include the review of Contractor’s current request for payment.
3.3    Notice of Completion; Copy of Record Set of Plans. Within fifteen (15) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of San Francisco County and shall furnish a copy thereof to Landlord upon such recordation, and shall timely give all notices required pursuant to the California Civil Code. If Tenant fails to do so, Landlord may execute and file such Notice of Completion and give such notices on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. Within ninety (90) days following the completion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to their actual knowledge that the updated drawings are true and correct in all material respects, which certification shall survive the expiration or termination of the Lease, and (C) to deliver to Landlord such updated drawings in accordance with Landlord’s CAD Format Requirements, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises. Tenant’s obligations set forth in this Section are collectively referred to as the “Completion Obligations.”
SECTION 4

LANDLORD’S HAZARDOUS MATERIALS WORK
4.1    Landlord has tested the accessible areas of the Premises (as the same exist as of the Effective Date) for asbestos-containing materials (“ACM”) and did not discover any ACM present in the Premises. However, if and to the extent that Tenant discovers ACM or any other Hazardous Material in violation of applicable Law(s) and not caused by Tenant or Tenant’s Agents, on, or about the Premises during the course of designing or constructing the Tenant
Exhibit B

Improvements, Tenant shall promptly notify Landlord of the same in writing, and Landlord shall, at its sole cost and expense (and not as an Operating Expense or chargeable against the Aggregate Allowances), promptly remediate, remove, encapsulate, or otherwise abate such ACM or other Hazardous Material in compliance with applicable Laws and to the extent necessary to allow Tenant to continue and complete the Tenant Improvements (collectively, “Landlord’s Hazardous Material Work”). Such Landlord’s Hazardous Material Work shall be performed either by Landlord concurrently with Tenant’s construction of the Tenant Improvements or, if proposed by Landlord and agreed by Tenant (in each of their sole and absolute discretion), Landlord shall provide Tenant with an additional allowance sufficient to cover the cost of such work (which shall not be deemed part of, or reduce, the Aggregate Allowances), in which event Tenant may perform such work in accordance with applicable Laws. The Rent Commencement Date for any floor or floors of the Premises (or portions thereof) where construction of the Tenant Improvements is delayed due to Landlord’s Hazardous Materials Work shall each be extended on a day-for-day basis for each day of Landlord’s Hazardous Material Work as a Landlord Delay pursuant to Section 5 of this Work Agreement. Notwithstanding the foregoing, if Landlord’s Hazardous Material Work causes more than one hundred eighty (180) days of delay in the substantial completion of the Tenant Improvements, such period subject to extension for Force Majeure Events and Tenant Delay, then Tenant shall have the right, as its sole and exclusive remedy with respect thereto, to terminate this Lease by written notice to Landlord delivered at any time thereafter prior to the completion of Landlord’s Hazardous Material Work, whereupon neither party shall have any further obligations hereunder except Landlord’s payment to Tenant of that portion of the Aggregate Allowances for Allowance Items duly incurred for Tenant Improvements work performed to date of Lease termination, reimbursement for which is sought by Tenant in an Allowance Draw Request submitted before such date (the obligation for which shall survive termination) and those other obligations which expressly survive termination.
SECTION 5

RENT COMMENCEMENT DATE
5.1    Rent Commencement Date. Each of the Initial Premises Rent Commencement Date and the Outside 7th Floor Rent Commencement Date shall be delayed by one (1) day for each day of delay in the substantial completion of the Tenant Improvements in the applicable portion of the Premises that is caused by Landlord Delay (defined below). Except for Landlord Delay due to performance of Landlord’s Hazardous Materials Work of which Landlord has been notified by Tenant pursuant to the first sentence of Section 4.1 above, no Landlord Delay shall be deemed to have occurred unless and until Tenant has provided written notice to Landlord specifying the action or inaction that Tenant contends constitutes a Landlord Delay (such notice may be delivered by electronic mail to Landlord’s construction representative identified in Section 5.2 below). In such event, if Landlord does not notify Tenant that Landlord disputes the existence of Landlord Delay but fails to cure any such event or circumstance within five (5) Business Days following delivery of Tenant’s notice, a Landlord Delay, if applicable, shall be deemed to have occurred commencing as of the date such notice is received by Landlord and continuing for the number of days the substantial completion of the Premises is in fact delayed as
Exhibit B

a result of such action or inaction. Tenant will, however, use reasonable efforts to mitigate the effects of any Landlord Delay through the re-sequencing or re-scheduling of work, if reasonably feasible.
5.2    Landlord Delay. The term “Landlord Delay” shall mean an actual delay in the substantial completion of the Tenant Improvements resulting from the (i) failure of Landlord to timely approve or disapprove any Construction Drawings or Tenant’s Agents; (ii) unreasonable and material interference (when judged in accordance with industry custom and practice) by Landlord, its employees, agents or contractors with the completion of the Tenant Improvements; (iii) delays due to the acts or failures to act of Landlord, its agents or contractors with respect to payment of the Allowance or any portion thereof that is due and owing; and (iv) delays due to the performance (by Landlord or Tenant as provided in Section 4.1 above) of Landlord’s Hazardous Material Work.
SECTION 6

MISCELLANEOUS
6.1    Tenant’s Representative. Tenant has designated [***] as its sole representative with respect to the matters set forth in this Work Agreement, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of Tenant as required in this Work Agreement.
6.2    Landlord’s Representative. Landlord has designated [***] and [***] as its sole representatives with respect to the matters set forth in this Work Agreement, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of Landlord as required in this Work Agreement.
6.3    Tenant’s Default. Notwithstanding any provision to the contrary contained in the Lease, if a Default by Tenant under the Lease (including, without limitation, this Work Agreement) has occurred at any time on or before the substantial completion of the Tenant Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Allowance, and (ii) all other obligations of Landlord under the terms of this Work Agreement shall be suspended until such time as such Default is cured pursuant to the terms of the Lease.
6.4.    Exemption from Certain Fees. During the construction of the Tenant Improvements and initial move in of Tenant’s personal property, Tenant, Contractor and Tenant’s Agents shall not be charged for use of the Building freight elevator (including afterhours use of the freight elevator unless Building security is required).
6.5    Internal Stairwell. As part of the Tenant Improvements, Tenant shall have the right to construct and install one or more internal stairwells connecting portions of the Premises on contiguous floors (each, an “Internal Stairwell”), subject to Landlord’s prior written approval of the location, design, structural engineering, plans and specifications therefor (collectively, the “Stair Plans”), which approval shall not be unreasonably withheld, conditioned
Exhibit B

or delayed; provided that Landlord may reasonably condition its approval to address structural integrity of the Building, Building Systems, life safety requirements, and compliance with all applicable Laws. Tenant shall construct any Internal Stairwell in accordance with the approved Stair Plans and all applicable Laws, and using contractors reasonably approved by Landlord. Tenant shall be responsible, at its sole cost and expense (subject to the Aggregate Allowances to the extent permitted under this Work Agreement), for all costs associated with the design, permitting, construction, installation, and maintenance of any Internal Stairwell, including any required structural modifications, fire/life safety upgrades, or Building system modifications. Notwithstanding any provision of the Lease to the contrary, each Internal Stairwell shall be deemed a Specialty Alteration (or similar defined term in the Lease) and shall be required to be removed by Tenant upon the expiration or earlier termination of the Term, and the affected portions of the Premises shall be restored by Tenant to a condition reasonably acceptable to Landlord, regardless of whether Landlord designates the same for removal at the time of its approval of the applicable Stair Plans.
Exhibit B

EXHIBIT “C”
COMMENCEMENT LETTER
[INTENTIONALLY OMITED]

Exhibit C

EXHIBIT “D”
RULES AND REGULATIONS
These Rules and Regulations are subject to the provisions of Article 14 of the Lease:
1.    The sidewalks, entrances, passages, courts, elevators, vestibules, stairways and corridors of halls shall not be obstructed or used for any purpose other than ingress and egress. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and the Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence, in the judgment of the Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom the Tenant normally deals only for the purpose of conducting its business in the Premises (such as clients, customers, office suppliers and equipment vendors, and the like) unless such persons are engaged in illegal activities. No tenant and no employees of any tenant shall go upon the roof of the Building without the written consent of Landlord.
2.    No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard window coverings. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and bulb color approved by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without the written consent of Landlord.
3.    No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any tenant on, about or from any part of the Premises or the Building without the prior written consent of the Landlord. If the Landlord shall have given such consent at the time, whether before or after the execution of this Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of this Lease, and shall be deemed to relate only to the particular sign, advertisement or notice so consented to by the Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord with respect to each and every such sign, advertisement or notice other than the particular sign, advertisement or notice, as the case may be, so consented to by the Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to such tenant. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for each tenant by the Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to the Landlord. The directory tablet will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering.
4.    The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or
Exhibit D

obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills. Tenant shall see that the windows, transoms and doors of the Premises are closed and securely locked before leaving the Building and must observe strict care not to leave windows open when it rains. Tenant shall exercise reasonable care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant’s employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing window coverings when the sun’s rays fall directly on the windows of the Premises. Tenant shall not tamper with or change the setting of any thermostats or temperature control valves.
5.    The toilet rooms, water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.
6.    No tenant shall mark, paint, drill into, or in any way deface any part of the Premises or the Building, provided that this paragraph 6 shall not limit Tenant’s rights under Section 22(a) of the Lease with respect to certain decorative wall hangings, art and flatscreen monitors. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted, except with the prior written consent of the Landlord and as the Landlord may direct.
7.    No bicycles, vehicles, birds or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any tenant on the Premises, except that the preparation of coffee, tea, hot chocolate and similar items (including those individual food items suitable for microwave heating) for tenants and their employees shall be permitted, provided that the power required therefor shall not exceed that amount which can be provided by a 30 amp circuit. No tenant shall cause or permit any unusual or objectionable odors to be produced or permeate the Premises. Smoking or carrying lighted cigars, cigarettes or pipes in the Building is prohibited. Notwithstanding the foregoing, (a) Tenant shall be entitled to bring Permitted Pets into the Premises pursuant to Article 63 of the Lease, and (b) subject to such rules and regulations as Landlord may reasonably impose, Tenant will be permitted to bring bicycles into the Premises using the Building’s freight elevator.
8.    The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises. No tenant shall occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco (except by a cigarette vending machine for use by Tenant’s employees) in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau, without the express written consent of Landlord. No tenant shall engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the
Exhibit D

Premises. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.
9.    No tenant shall make, or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No tenant shall throw anything out of doors, windows or skylights or down the passageways.
10.    No tenant, subtenant or assignee nor any of their servants, employees, agents, visitors or licensees shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance.
11.    No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanisms thereof. Each tenant must, upon the termination of his tenancy, restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of keys so furnished, such tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.
12.    All removals, or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord shall determine from time to time, without the express written consent of Landlord. The moving of safes or other fixtures or bulky matter of any kind must be done upon previous notice to the Building Management Office and under its supervision, and the persons employed by any tenant for such work must be acceptable to the Landlord. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon supports approved by Landlord to distribute the weight.
13.    No tenant shall purchase janitorial maintenance or other similar cleaning services from any person or persons not approved by Landlord.
14.    Intentionally omitted.
15.    Landlord reserves the right to exclude from the Building between the hours of 6:00 P.M. and 7:00 A.M. and at all hours on Saturday, Sunday and legal holidays all persons who do not present a pass or card key to the Building approved by the Landlord. Each tenant shall be responsible for all persons who enter the Building with or at the invitation of such tenant and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right, without abatement of
Exhibit D

Rent, to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the tenants, the protection of the Building, and the property in the Building.
16.    Any persons employed by any tenant to do janitorial work shall, while in the Building and outside of the Premises, be subject to and under the control and direction of the Building Management Office (but not as an agent or servant of said Office or of the Landlord), and such tenant shall be responsible for all acts of such persons.
17.    All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress.
18.    The requirements of Tenant will be attended to only upon application to the Building Management Office.
19.    Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall report and otherwise cooperate to prevent the same.
20.    All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any unreasonable vibration, noise or annoyance, taking into consideration whether Tenant is also an occupant of one or both contiguous floors.
21.    No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of Landlord.
22.    There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks, except those equipped with rubber tires and rubber side guards.
23.    No vending machine shall be installed, maintained or operated upon the Premises without the written consent of Landlord.
24.    The scheduling of tenant move-ins shall be subject to the reasonable discretion of Landlord.
25.    If the Tenant desires telephone or telegraph connections, the Landlord will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without direction from the Landlord.
26.    The term “personal goods or services vendors” as used herein means persons who periodically enter the Building of which the Premises are a part for the purpose of selling goods or services to a tenant, other than goods or services which are used by the Tenant only for the purpose of conducting its business in the Premises. “Personal goods or services” include, but are not limited to, drinking water and other beverages, food, barbering services and shoeshining services. Landlord reserves the right to prohibit personal goods and services vendors from
Exhibit D

access to the Building except upon Landlord’s prior written consent and upon such reasonable terms and conditions, including the payment of a reasonable fee and provision for insurance coverage, as are related to the safety, care and cleanliness of the Building, the preservation of good order thereon, and the relief of any financial or other burden on Landlord or other tenants occasioned by the presence of such vendors or the sale by them of personal goods or services to the Tenant or its employees. If necessary for the accomplishment of these purposes, Landlord may exclude a particular vendor entirely or limit the number of vendors who may be present at any one time in the Building. Notwithstanding the foregoing, Landlord will not unreasonably prohibit event or catering vendors Tenant intends to use in the Premises that do not violate the criteria described in this paragraph for events that otherwise comply with the terms of the Lease (including without limitation Standard Density requirements set forth in Section 11(a)).
27.    The Building is a non-smoking building. Smoking is prohibited at all times within the entire Building, including all Premises, as well as all public/common areas and parking areas for the Building, including any attached parking garage structure. This prohibition applies during business and non-business hours to restrooms, elevators, elevator lobbies, first floor lobby, stairwells, common hallways, the lunch room and any other public/common area, as well as to all areas within the Premises by Tenants. Smoking is only permitted in the designated smoking area outside the Building and away from the entrances to the Building.
28.    The Building is a weapons free environment. No tenant, owner of a tenant, officer or employee of a tenant, visitor of tenant, contractor or subcontractor of tenant, or any other party shall carry weapons (concealed or not) of any kind in the building, or parking areas. This prohibition applies to all public areas, including without limitation, restrooms, elevators, elevator lobbies, first floor lobby, stairwells, common hallways, all areas within the Premises of tenants, all surface parking areas and the surrounding land related to the building.
29.    Tenant shall abide by, and shall cause its employees to abide by, any rules or procedures pertaining to the use of any fitness center that Landlord may in the future elect to operate at the Project, if any, that are posted therein or of which Landlord has given written notice to Tenant.
Exhibit D

EXHIBIT “E”
ASBESTOS NOTIFICATION
[INTENTIONALLY OMITED]

Exhibit E

EXHIBIT “F”

FORM OF LETTER OF CREDIT
[INTENTIONALLY OMITED]

Exhibit F

Exhibit A to Exhibit F to Lease
SIGHT DRAFT
[INTENTIONALLY OMITED]

Exhibit F

Exhibit B to Exhibit F to Lease
[INTENTIONALLY OMITED]

Exhibit F

Exhibit C to Exhibit F to Lease
[INTENTIONALLY OMITED]
Exhibit F

EXHIBIT “G”
FORM OF TENANT ESTOPPEL CERTIFICATE
[INTENTIONALLY OMITED]

Exhibit G

SCHEDULE 1

Exhibit G

Summary of Lease Terms

1	Name of Tenant:

2	Address of Premises:	300 Mission Street, San Francisco, CA 94105
3	Lease Date:

4	There has been no amendment to the Lease, and there is no separate agreement relating to the Lease or Tenant’s occupancy of the Premises, other than the following (list document names and dates):
a)
b)
c)

5	Current Rentable Square Footage of Premises:

6	Lease Commencement Date:

7	Lease Expiration Date:

8	Current Monthly Base Rent:	$

9	Intentionally Omitted
10	Current Monthly Expense Reimbursement:	$

11	Current Monthly Tax Reimbursement:	$

12	Tenant has no current offsets, abatements or deductions, except:
a)
b)
c)

13	Monthly Base Rent has Been Paid Through:

14	[Security Deposit/Letter of Credit]:	$ [in the form of cash]

15	Tenant has not subleased any portion of the Premises, except pursuant to the following subleases (list document names and dates):
a)
b)
c)

16	There are no tenant improvement allowances currently payable, or to which Tenant may be entitled in
	the future, other than:	$

NOTE: Any item left blank will be deemed to have been completed with the word “None”.
Exhibit G

SCHEDULE 2
Lease Documents

Exhibit G

EXHIBIT “H”
RENEWAL OPTION; RIGHT OF FIRST OFFER; TENANT’S RIGHT TO TERMINATE
[INTENTIONALLY OMITED]

Exhibit H

EXHIBIT “H-1”

ESTIMATED CALCULATION OF TENANT’S TERMINATION PAYMENT

[INTENTIONALLY OMITED]

Exhibit H-1

EXHIBIT “I”
PARKING AGREEMENT
[INTENTIONALLY OMITED]
Exhibit I

EXHIBIT “J”
FORM OF SNDA
SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
[INTENTIONALLY OMITED]

Exhibit J

EXHIBIT “K”
QUALIFIED AUDITOR AGREEMENT
[INTENTIONALLY OMITED]
Exhibit K

EXHIBIT “L”

FORM OF BILL OF SALE
[INTENTIONALLY OMITED]
Exhibit L